UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

NCR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 17, 2017

Dear Fellow NCR Stockholder:

In 2016, NCR produced impressive business results that consistently exceeded expectations and created new value for our stockholders, our customers and our employees.

This is a testament to our strategic planning and the strength of our business.  From software and services to hardware, as well as our leadership in the Omni-Channel market, I have never felt more confident about our market position.  We are living the growth we knew we were capable of achieving when we began our journey ten years ago.  At that time, we established a clear vision to lead how the world connects, interacts and transacts.

Today, with our foundation firmly in place, NCR is now moving from vision to execution and preparing for the future of Omni-Channel – Omni-Channel 2.0.  Through our Vision 2020 strategy, we are growing our strategic revenue streams and driving next-practice leadership in productivity, quality and customer satisfaction.  Our Omni-Channel Software Platform, Channel Transformation and Digital Enablement strategic offers are powering efficiency, differentiation, loyalty, competitive advantage and profitable revenue growth for our customers around the globe.  And we are evolving our organizational structure around Software, Services and Hardware to more effectively execute our strategy.

Throughout 2016, a common theme for NCR was the underlying momentum in our business, driven by improved operational execution and strategic traction with our Omni-Channel solutions.  This led to strong revenue trends and cash flow generation as seen in our 2016 results.

Just a few of our business highlights from 2016 include:

•

Launching NCR’s Vision 2020 strategy and defining NCR’s Omni-Channel 2.0 architecture, going beyond the transformation and integration of channels to include real-time, insightful access to actionable data to fully enable the digitally-integrated business.

•	Helping our customers respond to the disruptive changes in globalization, digitization, consumerism and technology.

•

Announcing the NCR Innovation Lab, a brand new research and development hub, which will focus on cross-functional research, innovation and design thinking.  The NCR Innovation Lab will drive a unified Omni-Channel focus and build upon NCR’s position as a leader in the digitally-connected economy.

•	Unveiling plans to further expand our new world headquarters campus under construction in Midtown Atlanta. The expansion will add a second tower to provide the space needed to prepare for future growth. Additionally, we strengthened our presence in key solution support locations such as Belgrade, Serbia and Hyderabad, India.

•

Announcing that Mark D. Benjamin joined the company as President and Chief Operating Officer.  Mark reports to me and is responsible for Sales, Industry Solutions Management, Product Development, Services and Supply Chain Operations.

•

Investing in our culture and people.  Our overall Sustainable Engagement Score this year was up to 83 percent, which out-performs many other high-tech companies and is a reflection of the iNCRedible culture we are building that engages, enables and energizes employees every day.

•

Giving back through the NCR Foundation, which is dedicated to helping build stronger communities around the world by investing in innovative solutions that help people become self-sufficient.  In 2016, we worked with 13 nonprofit partners to develop and support strategic programs within our focus areas of education, disability issues and health support programs across the globe.  Additionally, our iNCRedible employees organized a multitude of volunteer events in 2016 donating their time and talents towards making a difference.

Today, the Omni-Channel market has become a large, standalone technology category and the pace of change is unrelenting.  We have taken Software, Services and Hardware and built powerful end-to-end solutions for the next evolution in Omni-Channel – Omni-Channel 2.0 or digitization – when every business, in every industry, races towards building out a digitally-enabled, real-time enterprise.

NCR enters 2017 in a very healthy state, well positioned to:

•

Continue to invest in innovation, the backbone of our company, especially new product and solution development; in fact, we have increased our investment in R&D in 2017, especially as it relates to our NCR Software Platform and bringing new hardware products to market.

•

Drive Software growth, specifically enterprise software, which fuels recurring revenue streams and higher margins; our 8,000 employees in the Software Line of Business are motivated and driven to execute.

•	Generate improved Services performance, including a higher mix of managed services, productivity and efficiency improvements, remote diagnostics and repair, and product lifecycle management.

•

Drive Hardware growth, a key component of NCR’s strategy, as every unit of ATM and Self-Checkout can drive higher-margin Attached Software, Professional Services, Implementation Services and important recurring revenue streams in Software and Hardware maintenance.

•	Organize and recruit the best talent for the future.

NCR’s vision and strategy are perfectly aligned with the major market trends and customer activity we are seeing, and nobody is better positioned than NCR to help companies with their business challenges.  This is the most exciting time at NCR in decades.  We have both company and market momentum and are organized for even greater success in 2017.  This is our time.

Thank you for your continued confidence in our company and for your support.

Sincerely,

William R. Nuti

Chairman of the Board and

Chief Executive Officer

NOTICE OF 2017 ANNUAL MEETING

AND PROXY STATEMENT

March 17, 2017

Dear Fellow NCR Stockholder:

I am pleased to invite you to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) for NCR Corporation, a Maryland corporation (“NCR” or the “Company”), that will be held on April 26, 2017, at 9:00 a.m. Eastern Time.  This year’s Annual Meeting will again be a virtual meeting of stockholders.  You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/NCR2017.  As in the past, prior to the Annual Meeting you will be able to authorize a proxy to vote your shares at www.proxyvote.com on the matters submitted for stockholder approval at the Annual Meeting, and we encourage you to do so.

The accompanying notice of the Annual Meeting and proxy statement tell you more about the agenda and procedures for the Annual Meeting.  They also describe how the Board of Directors of the Company operates and provide information about our director candidates, director and executive officer compensation and certain corporate governance matters.  I look forward to sharing more information with you about NCR at the Annual Meeting.

As in prior years, we are offering our stockholders the option to receive NCR’s proxy materials on the Internet.  We believe this option allows us to provide our stockholders with the information they need in an environmentally conscious form and at a reduced cost.

Your vote is important.  Whether or not you plan to virtually attend the Annual Meeting, I urge you to authorize a proxy to vote your shares as soon as possible.  You may authorize a proxy to vote your shares on the Internet or by telephone, or, if you received the proxy materials by mail, you may also authorize a proxy to vote your shares by mail.  Your vote will ensure your representation at the Annual Meeting regardless of whether you attend via webcast on April 26, 2017.

Sincerely,

William R. Nuti

Chairman of the Board and

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NCR CORPORATION

Time:

9:00 a.m. Eastern Time

Date:

Wednesday, April 26, 2017

Place:

Virtual Meeting via webcast at www.virtualshareholdermeeting.com/NCR2017

Purpose:

The holders of shares of common stock, par value $0.01 per share (the “common stock”), and shares of Series A Convertible Preferred Stock, liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”), of NCR Corporation, a Maryland corporation (“NCR” or the “Company”) will, voting together as a single class, be asked to:

•

Consider and vote upon the election of two directors identified in this proxy statement to hold office until the next annual meeting of stockholders following their election and until their respective successors are duly elected and qualify;

•	Consider and vote to approve, on an advisory basis, executive compensation (“Say On Pay”), as described in these proxy materials;

•	Consider and vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers (“Say On Frequency”), as described in these proxy materials;

•

Consider and vote upon a proposal to approve the amendment and restatement of the NCR Management Incentive Plan for purposes of Internal Revenue Code Section 162(m), as described in these proxy materials;

•	Consider and vote upon a proposal to approve the NCR Corporation 2017 Stock Incentive Plan, as described in these proxy materials;

•	Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	Consider and vote upon a stockholder proposal described in these proxy materials, if properly presented at the meeting; and

•	Transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting.

The holders of the Series A Convertible Preferred Stock will, voting as a separate class, be asked to:

•

Consider and vote upon the election of one director identified in this proxy statement to hold office until the next annual meeting of stockholders following his election and until his successor is duly elected and qualifies.

Other Important Information:

•	Record holders of NCR’s common stock and Series A Convertible Preferred Stock at the close of business on February 27, 2017 may vote at the meeting.

•

Your shares cannot be voted unless they are represented by proxy or in person by the record holder attending the meeting via webcast.  Even if you plan to attend the meeting via webcast, please authorize your proxy to vote your shares.

•

If you wish to watch the webcast at a location provided by the Company, the Company’s Maryland counsel, Venable LLP, will air the webcast at its offices located at 750 E. Pratt Street, Suite 900, Baltimore, MD 21202.  Please note that no members of management or the Board of Directors will be in attendance at this location.  If you wish to view the meeting via webcast at Venable LLP’s office, please follow the directions for doing so set forth on the “2017 Annual Meeting of Stockholders Reservation Request Form” in this proxy statement.

By order of the Board of Directors,

Edward Gallagher

Senior Vice President, General Counsel and Secretary

March 17, 2017

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on April 26, 2017

This proxy statement and NCR’s 2016 Annual Report on Form 10-K are available at www.proxyvote.com.

NCR Corporation

3097 Satellite Boulevard

Duluth, Georgia 30096

NCR CORPORATION

2017 ANNUAL MEETING PROXY STATEMENT

Proxy Statement – General Information

What is the purpose of these proxy materials?

We are making this proxy statement, notice of annual meeting and our 2016 annual report available to stockholders beginning on or about March 17, 2017 in connection with the solicitation by the Board of Directors (the “Board”) of NCR Corporation, a Maryland corporation (“NCR,” the “Company,” “we” or “us”), of proxies for the 2017 Annual Meeting of Stockholders, and any postponements or adjournments thereof (the “Annual Meeting”), to be held via a live webcast at 9:00 a.m. Eastern Time, on April 26, 2017, for the purposes set forth in these proxy materials.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders.  If you are a record stockholder, a proxy for a record stockholder or a beneficial owner of either (i) NCR’s common stock, par value $0.01 per share (the “common stock”), or (ii) NCR’s Series A Convertible Preferred Stock, liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”), in either case with evidence of ownership, you will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/NCR2017.  The meeting will convene at 9:00 a.m.  Eastern Time, on April 26, 2017.

If you wish to watch the webcast at a location provided by the Company, our Maryland counsel, Venable LLP, will air the webcast at its offices located at 750 E. Pratt Street, Suite 900, Baltimore, MD 21202.  Please note that no members of management or the Board will be in attendance at this location.  If you wish to view the Annual Meeting via webcast at Venable LLP’s office, please complete and return the Reservation Request Form found at the end of this proxy statement.

How do I access the proxy materials?

We are providing access to our proxy materials (including this proxy statement, together with a notice of meeting and our 2016 annual report) over the Internet pursuant to rules adopted by the Securities and Exchange Commission (“SEC”).  Beginning on or about March 17, 2017, we will send a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail to stockholders entitled to vote at the Annual Meeting.  The Notice includes instructions on how to view the electronic proxy materials on the Internet, which will be available to all stockholders beginning on or about March 17, 2017.  The Notice also includes instructions on how to elect to receive future proxy materials by email.  If you choose to receive future proxy materials by email, next year you will receive an email with a link to the proxy materials and proxy voting site, and will continue to do so until you terminate your election.  We encourage you to take advantage of the availability of our proxy materials on the Internet.

Will I receive a printed copy of the proxy materials?

You will not receive a printed copy of the proxy materials unless you specifically request one.  The Notice includes instructions on how to request a printed copy of the proxy materials, including the proxy card for the Annual Meeting if you are a record holder, or a voting instruction form if you are a beneficial owner, at no cost to you.  In addition, by following the instructions on the Notice, you can elect to receive future proxy materials in printed form by mail.  If you choose to receive future proxy materials in printed form by mail, we will continue to send you printed materials pursuant to that election until you notify us otherwise.

What does it mean if I receive more than one Notice?

We are taking advantage of the householding rules adopted by the SEC that permit us to deliver only one Notice to stockholders who share an address, unless otherwise requested.  This allows us to reduce the expense of delivering duplicate Notices to our stockholders who may have more than one stock account or who share an address with another NCR stockholder.  If you have multiple NCR common stock record accounts and/or share an address with a family member who is an NCR stockholder and have received only one Notice, you may write us at 3097 Satellite Boulevard, Duluth, Georgia 30096, Attn: Investor Relations, or call us at 1-800-225-5627, to request separate copies of the proxy materials at no cost to you.  If you have received only one copy of the Notice and you do not wish to participate in the householding program or if you have received multiple copies of the Notice and you do wish to participate in the householding program, please call 1-800-542-1061 to “opt-in,” “opt-out” or revoke your consent.

What am I being asked to vote on?

The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, are being asked to consider and vote on the following items:

•	Election of two directors to hold office until the next annual meeting of stockholders following their election and until their respective successors are duly elected and qualify;

•	An advisory vote to approve executive compensation (“Say on Pay”), as described in these proxy materials;

•	An advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (“Say On Frequency”), as described in these proxy materials;
•	A proposal to approve the amendment and restatement of the NCR Management Incentive Plan for purposes of Internal Revenue Code Section 162(m), as described in these proxy materials;

•	A proposal to approve the NCR Corporation 2017 Stock Incentive Plan, as described in these proxy materials;

•	Ratification of the appointment of PricewaterhouseCoopers LLC (“PricewaterhouseCoopers”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	A stockholder proposal described in these proxy materials.

The holders of the Series A Convertible Preferred Stock, voting as a separate class, also will consider and vote on the election of one director to hold office until the next annual meeting of stockholders following his election and until his successor is duly elected and qualifies.

Why aren’t we being asked to vote on the election of all Directors?

At our 2016 annual meeting of stockholders (the “2016 Annual Meeting”), our stockholders approved a proposal to amend and restate NCR’s charter to eliminate the classification of our Board and instead provide for the annual election of directors.  In May 2016, following that approval, we filed Articles of Amendment and Restatement (the “Revised Charter”) with the State Department of Assessments and Taxation of Maryland to implement the proposal.  So as not to abrogate, shorten or otherwise affect the existing terms of our directors, the Revised Charter phases out the classification of the Board over a three-year period beginning with the Annual Meeting.  As a result, at the Annual Meeting, you are being asked to vote on nominees to replace our three Class C directors, whose terms expire at the Annual Meeting.  Our three Class A and three Class B directors will continue to serve the remainder of their terms, which expire at the 2018 and 2019 annual meetings of stockholders, respectively.  Consistent with the de-classification of the Board, the successors to each of our Class A, B and C directors, once duly elected and qualified, will serve for one-year terms ending at the next annual meeting of stockholders following their election.

Why are the common stockholders being asked to vote on the election of only two Directors?

A total of three director nominees will be voted upon at the Annual Meeting.  The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, are being asked to vote on two of the three director nominees to hold office until the next annual meeting of stockholders following their election and until their respective successors are duly elected and qualify: Richard L. Clemmer and Kurt P. Kuehn.

The holders of Series A Convertible Preferred Stock, voting separately, as a class, are entitled to elect the third director nominee.  Our outstanding shares of Series A Convertible Preferred Stock were issued to certain entities affiliated with The Blackstone Group L.P. (“Blackstone”) under an Investment Agreement dated November 11, 2015, and amended as of March 13, 2017 (the “Investment Agreement”).  The Investment Agreement and the terms of the Series A Convertible Preferred Stock provide that Blackstone is entitled, as long as it beneficially owns at least 50% of the common stock that it beneficially owned, on an as-converted basis, at the time of its initial investment, to separately designate two nominees for election as a director, whom the Board shall include in its nominees for election, and that only holders of the Series A Convertible Preferred Stock have the right to vote for either of these nominees. The term of one of those nominees, Gregory R. Blank, expires at the Annual Meeting, and Blackstone has designated Mr. Blank as its “Purchaser Designee” (as such term is defined in our charter) to be nominated by the Board as a director to hold office until the next annual meeting of stockholders following his election and until his successor is duly elected and qualifies. The holders of Series A Convertible Preferred Stock will vote separately, as a class, on the election of Mr. Blank at the Annual Meeting. The term of Blackstone’s other nominee, Chinh E. Chu, expires at the 2019 annual meeting of stockholders.

How does the Board recommend that I vote my shares?

The Board recommends a vote:

•	FOR the election of each of the two director nominees to be elected by holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class;

•	FOR the election of the director nominee to be elected by the holders of Series A Convertible Preferred Stock voting separately as a class;

•	FOR the advisory vote to approve executive compensation (“Say On Pay”), as described in these proxy materials;

•	Of “1 YEAR” on the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (“Say On Frequency”), as described in these proxy materials;

•	FOR the proposal to approve the amendment and restatement of the NCR Management Incentive Plan for purposes of Internal Revenue Code Section 162(m), as described in these proxy materials;

•	FOR the proposal to approve the NCR Corporation 2017 Stock Incentive Plan, as described in these proxy materials;

•	FOR ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	AGAINST the stockholder proposal described in these proxy materials.

Who is entitled to vote at the meeting?

Record holders of our common stock and/or Series A Convertible Preferred Stock at the close of business on the record date for the Annual Meeting, February 27, 2017 (the “Record Date”), are entitled to vote at the Annual Meeting.

How many votes do I have?

Each record holder of common stock will have one vote for each share of common stock on each matter that is properly brought before the Annual Meeting and on which holders of common stock are entitled to vote.  There were 123,032,142 shares of common stock outstanding on the Record Date.

Each record holder of Series A Convertible Preferred Stock will have a number of votes equal to the largest number of whole shares of common stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Convertible Preferred Stock are entitled to vote together with common stock as a single class.  As of the Record Date, there were 866,934 shares of Series A Convertible Preferred Stock outstanding, which, as of such date were convertible into 28,897,511 shares of common stock.

Are there any requirements on how the holders of Series A Convertible Preferred Stock must vote?

Under the Investment Agreement, at the Annual Meeting the holders of the Series A Convertible

Preferred Stock are required to vote in favor of each of the two director nominees who are also being voted on by holders of common stock, in favor of the Say On Pay proposal, in favor of the proposal to approve the amendment and restatement of the NCR Management Incentive Plan for purposes of Internal Revenue Code Section 162(m), in favor of the proposal to approve the NCR Corporation 2017 Stock Incentive Plan, and for ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, as described in these proxy materials.  The holders of the Series A Convertible Preferred Stock are entitled to vote in their discretion on the other proposals described in this proxy statement.

How do I vote my shares?

Your vote is important.  Your shares can be voted at the Annual Meeting only if you are present in person (via attendance at the virtual meeting by webcast) or if your shares are represented by proxy.  Even if you plan to attend the Annual Meeting, we urge you to authorize a proxy to vote your shares in advance.

You can authorize a proxy to vote your shares electronically by going to www.proxyvote.com, or by calling the toll-free number (for residents of the United States and Canada) listed on your proxy card.  Please have your proxy card in hand when going online or calling.  If you authorize a proxy to vote your shares electronically, you do not need to return your proxy card.  If you received proxy materials by mail and choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided so it is received no later than April 25, 2017.

Your shares will be voted at the Annual Meeting as directed by your electronic proxy, the instructions on your proxy card or voting instructions if (i) you are entitled to vote; (ii) your proxy was properly executed or properly authorized electronically; (iii) we received your proxy prior to the Annual Meeting; and (iv) you did not revoke your proxy prior to or at the Annual Meeting.  The method by which you vote and authorize a proxy to vote your shares will in no way limit your right to attend and vote at the Annual Meeting if you later decide to do so.

Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet as well as by mail.  You should follow the instructions you receive from your bank, broker or other nominee to vote these shares.  Also, if you hold your shares in street name, you must obtain a proxy executed in your favor from your bank, broker or nominee to be able to vote in person at the Annual Meeting.

How do I vote shares held under the NCR Direct Stock Purchase and Sale Plan?

If you are a participant in the Direct Stock Purchase and Sale Plan (the “DSPP”) administered by our transfer agent, Wells Fargo Bank, N.A., for NCR, any proxy you authorize will also have the authority to vote the NCR common stock held in your DSPP account.  Wells Fargo Bank, N.A., as the DSPP administrator, is the stockholder of record of that plan and will not vote those shares unless you provide it with instructions, which you may do by telephone, the Internet or mail.

If I authorized a proxy, can I revoke it and change my vote?

Yes, you may revoke your proxy at any time before it is exercised at the Annual Meeting by:

•	authorizing a new proxy on the Internet or by telephone;

•	properly executing and delivering a later-dated proxy card so that it is received no later than April 25, 2017;
•	voting by ballot at the Annual Meeting; or

•

sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 250 Greenwich Street, 35th Floor, New York, NY 10007 so that it is received no later than April 25, 2017.

Only the most recent proxy will be counted and all others will be disregarded regardless of the method by which the proxy was authorized.  If shares of NCR’s voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting (in person via attendance at the virtual Annual Meeting or by proxy) of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum.

What vote is required to approve each proposal?

A majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy) is required to elect Richard L. Clemmer and Kurt P. Kuehn (two of the three director nominees), to approve the Say on Pay proposal, to approve the amendment and restatement of the NCR Management Incentive Plan for purposes of Internal Revenue Code Section 162(m), to approve the NCR Corporation 2017 Stock Incentive Plan, to ratify the appointment of our independent registered public accounting firm, and to approve the stockholder proposal described in this proxy statement.  With regard to the Say on Frequency proposal, the option of one year, two years or three years that receives the highest number of votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy) will be considered the stockholders’ recommendation as to the frequency of future Say on Pay votes.  Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the votes for any of the proposals described above, except that under the rules of the New York Stock Exchange (“NYSE”), abstentions will be counted as votes “against” the proposal to approve the NCR Corporation 2017 Stock Incentive Plan.

The vote of the holders of a majority of the outstanding shares of our Series A Convertible Preferred Stock, voting separately as a class, is required to elect Mr. Gregory R. Blank.  Only the holders of the Series A Convertible Preferred Stock have the right to vote on the election of Mr. Blank. Pursuant to the Company’s charter and bylaws, as given effect under Maryland law, abstentions by holders of Series A Convertible Preferred Stock will have the effect of a vote against this director.

A broker “non-vote” occurs when a broker returns a properly executed proxy but does not vote on a particular proposal because the broker does not have the discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner regarding the proposal.  Under the rules of the NYSE, brokers have the discretionary authority to vote on the ratification of our independent registered public accounting firm, but not for the election of our directors, the Say on Pay proposal, the Say On Frequency proposal, the proposal to amend and restate the NCR Management Incentive Plan for purposes of Internal Revenue Code Section 162(m), the proposal to approve the NCR Corporation 2017 Stock Incentive Plan or the stockholder proposal.

When will you publish the results of the meeting?

We will include the results of the votes taken at the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

NCR Stock Ownership

Officers and Directors

The following table reflects the NCR common stock beneficially owned, as determined under applicable SEC rules, as of the close of business on February 17, 2017 (the “Table Date”) by: (i) each executive officer named in the Summary Compensation Table below on page 69 (the “named executives”), (ii) each non-employee director and nominee, and (iii) all current directors and executive officers as a group.  Except to the extent indicated in the footnotes below, to NCR’s knowledge each person named in the table below has sole voting and investment power over the shares reported.  As of the Table Date, 122,949,502 shares of the Company’s common stock were issued and outstanding.

NCR Stock Ownership By Officers and Directors
Beneficial Owners	Total Shares Beneficially Owned(1)(2)	Percent	Number of Shares Subject to Options Exercisable Within 60 Days of February 17, 2017	Number of RSUs That Vest Within 60 Days of February 17, 2017(3)
Non-Employee Directors
Gregory R. Blank, Director(4)		*	—	—
Edward “Pete” Boykin, Director	116,044	*	—	—
Chinh E. Chu, Independent Lead Director(5)	8,211	*	—	—
Richard L. Clemmer, Director	151,785	*	61,167	—
Gary J. Daichendt, Director	134,836	*	54,015	—
Robert P. DeRodes, Director	136,789	*	61,167	—
Kurt P. Kuehn, Director	40,593	*	10,039	—
Linda Fayne Levinson, Director	192,703	*	64,419	—

Named Executive Officers
William R. Nuti, Director and Officer	141,073	*	63,552	77,521
Mark D. Benjamin, Officer	—	*	—	—
Robert P. Fishman, Officer	51,253	*	—	14,022
Frederick J. Marquardt, Officer	93,531	*	16,407	12,963
Paul E. Langenbahn, Officer	9,654	*	—	7,994
Current Directors, Named Executive Officers and remaining Executive Officers as a Group (17 persons)	1,232,436	1.0%

* Less than 1%.

(1) The number of shares beneficially owned by each person as of the Table Date includes shares of NCR common stock that such person had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options and vesting and payment of restricted stock units.  This does not include restricted stock units granted as of the Table Date that vest more than 60 days after the Table Date which, in the case of our named executives, is as follows: Mr. Nuti 1,137,718; Mr. Benjamin 244,183; Mr. Fishman 297,746; Mr. Marquardt 246,846; and Mr. Langenbahn 202,904.

(2) Some of NCR’s executive officers and directors own fractional shares of NCR common stock.  For purposes of this Table, all fractional shares have been rounded up to the nearest whole number.  This column also includes 116,044 shares granted to Mr. Boykin; 85,618 shares granted to Mr. Clemmer; 33,346 shares granted to Mr. DeRodes; 28,674 shares granted to Mr. Kuehn; and 8,077 shares granted to Ms. Levinson.

(3) This column reflects those shares the officers and directors have the right to acquire through vesting of restricted stock units on or within 60 days after the Table Date, before the withholding of shares of NCR common stock to cover applicable taxes.  These shares are also included in the Total Shares Beneficially Owned column.

(4) Mr. Blank disclaimed all interest in NCR director compensation payable in 2016 and future years.  As a result, he did not receive any restricted stock units or shares in 2016, and will not receive any units or shares in 2017, under the NCR Director Compensation Program.  While Mr. Blank is an officer of an affiliate of Blackstone, he disclaims beneficial ownership of, and the shares reported in the Table exclude, NCR securities beneficially owned by Blackstone.

(5) While Mr. Chu is a senior advisor to an affiliate of Blackstone, he disclaims beneficial ownership of, and the shares reported in the table exclude, NCR securities beneficially owned by Blackstone.

Other Beneficial Owners

To the Company’s knowledge, and as reported as of the close of business on March 15, 2017 (except as otherwise specified), the following stockholders beneficially own more than 5% of the Company’s outstanding stock.

Other Beneficial Owners of NCR Stock
	Common Stock		Series A Convertible Preferred Stock
Name and Address of Beneficial Owner	Total Number of Shares	Percent of Class	Total Number of Shares	Percent of Class
Entities affiliated with The Blackstone Group(1)	—	—	446,855	50.8%
345 Park Avenue
New York, NY 10154

The Vanguard Group(2)	12,393,189	10.07%	—	—
100 Vanguard Boulevard
Malvern, PA 19355

BlackRock Inc.(3)	10,075,642	8.1%	—	—
55 East 52nd Street
New York, NY 10055

(1) Based in part on information provided by The Blackstone Group L.P. (the “Blackstone Group”) and set forth in the Company’s Prospectus Supplement, dated March 13, 2017, filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended.  The filing reflects that: (i) as of March 10, 2017, partnerships affiliated with the Blackstone Group beneficially owned 878,855 shares of Series A Convertible Preferred Stock as follows: 1,300 shares directly held by Blackstone BCP VI SBS ESC Holdco L.P. (“BCP VI”), 654,710 shares directly held by Blackstone NCR Holdco L.P. (“NCR Holdco”), 778 shares directly held by BTO NCR Holdings - ESC L.P. (“BTO ESC”), and 222,067 shares directly held by BTO NCR Holdings L.P. (“BTO NCR” and, together with BCP VI, NCR Holdco and BTO ESC, the “Partnerships”); (ii) 342,000 shares of Series A Convertible Preferred Stock were offered for sale by the Partnerships in a secondary offering that is expected to be consummated on or about March 17, 2017, as follows: BCP VI 506 shares, NCR Holdco 254,776 shares, BTO ESC 302 shares and BTO NCR 86,416 shares; (iii) pursuant to a stock repurchase agreement entered into by the Company and the Partnerships, 90,000 shares of Series A Convertible Preferred Stock will be converted into shares of the Company’s common stock, and will be repurchased by the Company simultaneously with or shortly after the closing of the secondary offering; and (iv) following consummation of the secondary offering and share repurchase, the Partnerships will hold 446,855 shares of Series A Convertible Preferred Stock, which includes dividends-in-kind payable within 60 days after March 15, 2017. See Related Person Transactions on page 111 for further information on these transactions.

The general partner of NCR Holdco is Blackstone NCR Holdco GP L.L.C.  The managing member of Blackstone NCR Holdco GP L.L.C. is Blackstone Management Associates VI L.L.C.  The sole member of Blackstone Management Associates VI L.L.C. is BMA VI L.L.C.  The general partner of BCP VI is BCP VI Side-by-Side GP L.L.C.  The general partner of each of BTO NCR and BTO ESC is BTO Holdings Manager L.L.C.  The managing member of BTO Holdings Manager L.L.C. is Blackstone Tactical Opportunities Associates L.L.C. The sole member of Blackstone Tactical Opportunities Associates L.L.C. is BTOA L.L.C.  The sole member of BCP VI Side-by-Side GP L.L.C., and the managing member of BTOA L.L.C. and BMA VI L.L.C., is Blackstone Holdings III L.P. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P.  The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C.  The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.  Each of such Blackstone entities (other than each of the Partnerships to the extent of their direct holdings) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Partnerships directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares.

As of the Record Date, the Partnerships held of record 866,934 shares of Series A Convertible Preferred Stock, which were convertible into 28,897,511 shares of common stock.

(2) Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on March 10, 2017 by The Vanguard Group (“Vanguard Group”), reporting beneficial ownership of 12,393,189 shares of the Company’s stock as of February 28, 2017. In this filing, Vanguard Group reported sole dispositive power with respect to 12,311,471 of such shares, sole voting power with respect to 72,046 of such shares, shared dispositive power with respect to 81,718 of such shares and shared voting power with respect to 15,708 of such shares. Vanguard Group also reported that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. may be deemed to have beneficial ownership of 65,967 of such shares as investment manager of certain collective trust accounts, and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., may be deemed to have beneficial ownership of 21,787 of such shares as a result of serving as investment manager of certain Australian investment offerings.

(3) Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on January 25, 2017 by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership of 10,075,642 shares of the Company’s stock as of December 31, 2016, as a parent holding company or control person for its subsidiaries, BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, BlackRock Life Limited and FutureAdvisor, Inc. In this filing, BlackRock reported sole voting power with respect to 9,376,371 of such shares, and sole dispositive power with respect to all 10,075,642 of such shares.

Proposal 1 – Election of Two Directors

FOR	The Board of Directors recommends that you vote FOR Richard L. Clemmer and Kurt P. Kuehn.

Proposal Details

At our 2016 Annual Meeting of Stockholders, our stockholders approved a proposal to amend and restate NCR’s charter to eliminate the classification of our Board and instead provide for the annual election of directors.  In May 2016, we filed Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland to implement the proposal.  Our amended and restated charter phases out the classification of the Board over a three-year period, beginning with the Annual Meeting.

The current terms for the three directors in Class A and the three directors in Class B of the Board expire at the annual meetings of stockholders in 2018 and 2019, respectively, and the terms for the three directors in Class C of the Board expire at the Annual Meeting.  Under our amended and restated charter, the nominees to replace our three Class C directors will be elected at the Annual Meeting to hold office for a term ending at the 2018 annual meeting of stockholders (or sooner if they are filling a vacancy) and until their successors are duly elected and qualify.  Our Class A and Class B directors will continue to serve the balance of their existing terms, and upon expiration of their terms, such directors as may be elected to replace them shall serve until the next annual meeting of stockholders following their election and until their successors are duly elected and qualify.

The holders of shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, are being asked to vote on two of the three director nominees to succeed our Class C directors, to hold office until the 2018 annual meeting of stockholders and until their successors are duly elected and qualify. Proxies solicited by the Board will be exercised for the election of each of the two nominees, Richard L. Clemmer and Kurt P. Kuehn, unless you elect to withhold your vote on your proxy.  The Board has no reason to believe that either of these nominees will be unable to serve.  However, if one of them should become unavailable prior to the Annual Meeting, the Board may reduce the size of the Board or designate a substitute nominee.  If the Board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

The holders of Series A Convertible Preferred Stock will vote on one additional director nominee to succeed our third Class C director, to hold office until the 2018 annual meeting of stockholders and until his successor is duly elected and qualifies.  The nominee, Gregory R. Blank, is a current Board member who was designated by Blackstone under the terms of the Investment Agreement.  The holders of Series A Convertible Preferred Stock will vote separately, as a class, on the election of Mr. Blank. Only the holders of Series A Convertible Preferred Stock have the right to vote on the election of Mr. Blank.

The name, age, principal occupation, other business affiliations and certain other information regarding each nominee for election as a director, and each director whose term of office continues, is set forth below.  The age reported for each director is as of the filing date of this proxy statement.

Directors to Be Elected by Holders of Common Stock and Series A Convertible Preferred Stock, Voting Together as a Single Class

Class C—Current Term Expiring at Annual Meeting

Richard L. Clemmer, 65, is President and Chief Executive Officer of NXP Semiconductors N.V., a semiconductor company, a position he has held since January 1, 2009.  Prior to that, he was a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm, a position he held from May 2007 to December 2008.  He previously served as President and Chief Executive Officer of Agere Systems Inc., an integrated circuits components company that was acquired in 2007 by LSI Logic Corporation, from October 2005 to April 2007.  Mr. Clemmer became a director of NCR on April 23, 2008.  In determining if Mr. Clemmer should continue serving as a director of the Company, the Committee on Directors and Governance considered his experience in his position at NXP and his former positions with Kohlberg Kravis Roberts & Co. and Agere Systems Inc.  Mr. Clemmer’s demonstrated management experience, independence and financial literacy were also attributes that led the Committee on Directors and Governance to conclude that his skills would meet the needs of the Board.

Kurt P. Kuehn, 62, is a member of the Board of Directors of Henry Schein, Inc., and was Chief Financial Officer at United Parcel Service, Inc. (“UPS”), a global leader in logistics, from 2008 until July 2015.  Prior to his appointment as CFO at UPS, Mr. Kuehn was Senior Vice President, Worldwide Sales and Marketing, leading the transformation of the sales organization to improve the global customer experience.  Mr. Kuehn was UPS’s first Vice President of Investor Relations, taking the company public in 1999 in one of the largest IPOs in U.S. history.  Since he joined UPS as a driver in 1977, Mr. Kuehn’s UPS career has included leadership roles in sales and marketing, engineering, operations and strategic cost planning.  Mr. Kuehn became a director of NCR on May 23, 2012.  In recommending Mr. Kuehn as a nominee for election as a director of the Company, the Committee on Directors and Governance considered his role as CFO at UPS, his previous experience at UPS as Senior Vice President, Worldwide Sales and Marketing, and Vice President of Investor Relations, and the responsibilities associated with these positions.  Mr. Kuehn’s demonstrated management experience, independence, and financial literacy were also attributes and skills that led the Committee on Directors and Governance to conclude that his abilities would meet the needs of the Board.

Directors to Be Elected Separately by Holders of Series A Convertible Preferred Stock

Class C—Current Term Expiring at Annual Meeting

Gregory R. Blank, 36, is a Managing Director of Blackstone in the Private Equity Group based in New York where he focuses on investments in the technology, media and telecommunications sectors.  Since joining Blackstone in 2009, Mr. Blank has been involved in the execution of many of Blackstone’s investments, including most recently in Kronos, JDA, Ipreo and Optiv.  Prior to joining Blackstone, Mr. Blank was an associate at Texas Pacific Group (TPG) in San Francisco where he was involved in the evaluation and execution of private equity transactions.  Before joining TPG, Mr. Blank worked in investment banking at Goldman, Sachs & Co. focused on technology, media and telecommunications clients.  Mr. Blank graduated with a bachelor’s degree in economics from Harvard College and received an MBA from the Harvard Business School.  He currently serves as a director of Ipreo, Kronos and Optiv, and previously served as a director of Travelport Worldwide Limited and The Weather Company.  Mr. Blank became a director of NCR on December 4, 2015.  Only the holders of the Series A Convertible Preferred Stock may vote on the election of Mr. Blank as a director at the Annual Meeting.  In addition to the Company’s obligation under the Investment Agreement, in making its nomination the Committee on Directors and Governance considered Mr. Blank’s independence, his experience as a director of other public and private companies, his experience evaluating and managing acquisitions and investments in the technology and telecommunications industries, his prior service on Travelport’s Audit committee and his financial literacy in concluding that his abilities would meet the needs of the Board.

Directors Whose Terms of Office Continue

The following directors will hold office as disclosed below.

Class A—Current Term Expiring in 2018

William R. Nuti, 53, is NCR’s Chairman of the Board and Chief Executive Officer, and prior to October 2016, Mr. Nuti also served as NCR’s President.  Mr. Nuti became Chairman of the Board on October 1, 2007.  Before joining NCR in August 2005 Mr. Nuti served as President and Chief Executive Officer of Symbol Technologies, Inc., an information technology company.  Prior to that, he was Chief Operating Officer of Symbol Technologies.  Mr. Nuti joined Symbol Technologies in 2002 following a 10 plus year career at Cisco Systems, Inc., where he advanced to the dual role of Senior Vice President of the company’s Worldwide Service Provider Operations and U.S.  Theater Operations.  Prior to his Cisco experience Mr. Nuti held sales and management positions at International Business Machines Corporation, Netrix Corporation and Network Equipment Technologies.  Mr. Nuti is also a director of Coach, Inc., where he is a member of its Human Resources and Compensation Committee, and of United Continental Holdings, Inc., where he is a member of its Human Resources and Compensation, and Public Responsibility committees.  Mr. Nuti previously served as a director of Sprint Nextel Corporation.  Mr. Nuti is also a member of the Georgia Institute of Technology advisory board and a trustee of Long Island University.  Mr. Nuti became a director of NCR on August 7, 2005.  In determining if Mr. Nuti should continue serving as a director of the Company, the Committee on Directors and Governance considered his current role as Chief Executive Officer of the Company, his experience as a director of other public companies, his previous experience as President and Chief Executive Officer of Symbol Technologies, his previous experience as Senior Vice President at Cisco Systems, and the responsibilities associated with these positions.  Mr. Nuti’s demonstrated management and leadership experience and global sales and operations experience were also skills and attributes that led the Committee on Directors and Governance to conclude that his abilities would meet the needs of the Board.

Gary J. Daichendt, 65, has been principally occupied as a private investor since June 2005 and has been a managing member of Theory R Properties LLC, a commercial real estate firm, since October 2002.  He served as President and Chief Operating Officer of Nortel Networks Corporation, a global supplier of communication equipment, from March 2005 to June 2005.  Prior to that and until his retirement in December 2000, Mr. Daichendt served as Executive Vice President, Worldwide Operations for Cisco Systems, Inc.  Mr. Daichendt became a director of NCR on April 26, 2006.  Mr. Daichendt also serves on the board of directors of Juniper Networks, Inc., where he is a member of its Compensation committee, and previously served on the board of directors of Polycom Inc., where he served on the Governance committee.  In determining if Mr. Daichendt should continue serving as a director of the Company, the Committee on Directors and Governance considered his previous experience as President and Chief Operating Officer of Nortel Networks Corporation, his previous experience as Executive Vice President, Worldwide Operations for Cisco Systems, and the responsibilities associated with these positions.  Mr. Daichendt’s demonstrated management experience, financial literacy and independence were also attributes and skills that led the Committee on Directors and Governance to conclude that his abilities would meet the needs of the Board.

Robert P. DeRodes, 66, leads DeRodes Enterprises, LLC, an information technology, business operations and management advisory firm.  Most recently, Mr. DeRodes served from April 2014 to April 2015 as the Executive Vice President and Chief Information Officer for Target, Inc., a general merchandising retailer, leading their post-breach information security efforts and developing a long-term technology transformation roadmap.  Previously, Mr. DeRodes served as Executive Vice President, Global Operations & Technology of First Data Corporation, an electronic commerce and payments company, from October 2008 to July 2010.  Prior to First Data Corporation, Mr. DeRodes served as Executive Vice President and Chief Information Officer of The Home Depot, Inc., a home improvement retailer, from February 2002 to October 2008 and as President and Chief Executive Officer of Delta Technology, Inc. and Chief Information Officer of Delta Air Lines, Inc., from September 1999 until February 2002.  Prior to working at Delta, Mr. DeRodes held various executive positions in the financial services industry with Citibank (1995-99) and with USAA (1983-93).  During the 10 years prior to 1983, Mr. DeRodes held technology positions working for regional Midwestern banks.  Mr. DeRodes became a director of NCR on April 23, 2008.  In determining if Mr. DeRodes should continue serving as a director of the Company, the Committee on Directors and Governance considered the scope of his previous experience and the responsibilities associated with the aforementioned positions.  Mr. DeRodes’s demonstrated management experience, information technology experience, cyber-security expertise, understanding of the financial services, retail and transportation industries, financial literacy and independence led the Committee on Directors and Governance to conclude that his abilities would meet the needs of the Board.

Class B—Current Term Expiring in 2019

Edward “Pete” Boykin, 78, was President and Chief Operating Officer of Computer Sciences Corporation (CSC), an information technology services company he joined in 1966, from July 2001 to June 2003.  He was Chair of the Board of Directors of Capital TEN Acquisition Corp., a special purpose acquisition company, from October 2007 to May 2008.  Mr. Boykin was also a director of Teradata Corporation from October 2007 until his retirement in April 2016, and he was Chairman of the Board of Engility Corporation from July 2012 until May 2015.  Mr. Boykin became a director of NCR on June 5, 2002 and was appointed independent Lead Director effective July 25, 2013 and continued to serve in that role through February 22, 2016.  In determining if Mr. Boykin should continue serving as a director of the Company, the Committee on Directors and Governance considered Mr. Boykin’s independence and his previous experience at CSC, a multi-billion dollar international company with complex accounting issues, including among other things, his extensive experience evaluating financial statements in his former position as CSC’s President and Chief Operating Officer, his past experience managing major acquisitions at CSC and his former role on CSC’s disclosure committee.  In addition to these attributes, the Committee on Directors and Governance considered Mr. Boykin’s financial literacy in concluding that his abilities would meet the needs of the Board.

Chinh E. Chu, 50, is a Managing Partner and Founder of CC Capital Management, LLC, a special purpose acquisition company.  Before forming CC Capital Management, Mr. Chu was a Senior Managing Director of Blackstone in the Corporate Private Equity Group from January 2000 to November 2015, and currently acts as a senior advisor to Blackstone.  Before joining Blackstone in 1990, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisitions Department.  Mr. Chu led Blackstone’s investments in AlliedBarton, Celanese, Graham Packaging, Interstate Hotels, Kronos, LIFFE, Nalco, Nycomed, and Stiefel Laboratories.  Mr. Chu graduated with a bachelor’s degree in finance from the University of Buffalo.  He currently serves as a director of Biomet, Inc., Freescale Semiconductor, Inc., HealthMarkets Inc., and Kronos Incorporated.  Mr. Chu became a director of NCR on December 4, 2015 and was appointed independent Lead Director effective February 22, 2016.  In addition to the Company’s obligations under the Investment Agreement, in determining if Mr. Chu should continue serving as a director of the Company, the Committee on Directors and Governance considered Mr. Chu’s independence, his experience as a director of other public and private companies and his extensive experience evaluating and managing acquisitions and investments in multiple industries in concluding that his abilities would meet the needs of the Board.

Linda Fayne Levinson, 75, is a director of Jacobs Engineering Group where she serves as the Company’s Independent Lead Director, and was Chair of the Board of Hertz Global Holdings, Inc. until January 2, 2017, when she chose to resign.  Ms. Levinson was also a director of IngramMicro Inc. until December 2016 when the company was acquired by HNA Group, and a director of The Western Union Company until May 2016 when she retired from that Board.  Ms. Levinson became a director of NCR on January 1, 1997 and was appointed the independent Lead Director of the Board on October 1, 2007 and continued to serve in that role through July 24, 2013.  Ms. Levinson is also on the U.S. advisory board of CVC Capital Partners, and a senior advisor to RRE Ventures, a venture capital firm committed to helping founders build category-defining companies.  Ms. Levinson was a Partner at GRP Partners, a private equity investment fund investing in start-up and early-stage retail, technology and e-commerce companies, from 1997 to December 2004.  Prior to that, she was a Partner in Wings Partners, a private equity firm, an executive at American Express running its leisure travel and tour business, and a Partner at McKinsey & Company.  Ms. Levinson was a director of DemandTec, Inc.  from June 2005 until February 2012 when it was acquired by International Business Machines Corporation.  In determining if Ms. Levinson should continue serving as a director of the Company, the Committee on Directors and Governance considered her long experience as a public company director and a committee chair, starting in 1991, as well as her general management experience at American Express, her strategic experience at McKinsey & Company and her investment experience at GRP Partners and Wings Partners.  Ms. Levinson’s extensive management and leadership experience, her broad industry knowledge, independence, in-depth knowledge of corporate governance issues and diversity of perspective were also skills and attributes that led the Committee on Directors and Governance to conclude that her abilities would meet the needs of the Board.

How does the Board Recommend that I Vote on this Proposal?

Board Recommendation

The Board of Directors recommends that you vote FOR Richard L. Clemmer, Kurt P. Kuehn and, solely with respect to the holders of Series A Convertible Preferred Stock, Gregory R. Blank, as directors to hold office until the next annual meeting of stockholders following their election and until their respective successors are duly elected and qualify.  Proxies received by the Board will be voted FOR all nominees for which the stockholder may vote unless they specify otherwise.

Vote Required for Approval

A majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock, voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy), is required to elect Richard L. Clemmer and Kurt P. Kuehn (two of the three director nominees).  Abstentions and broker “non-votes” will be counted as votes cast and will have no effect on the vote required to elect either Mr. Clemmer or Mr. Kuehn.

The vote of the holders of a majority of the outstanding shares of our Series A Convertible Preferred Stock, voting separately as a class, is required to elect Mr. Gregory R. Blank, the third director nominee.  Only the holders of Series A Convertible Preferred Stock have the right to vote on the election of Mr. Blank.  Pursuant to the Company’s charter and bylaws, as given effect under Maryland law, abstentions by holders of Series A Convertible Preferred Stock will have the effect of votes against Mr. Blank.

More Information About Our Board of Directors

The Board oversees the overall performance of the Company on behalf of the stockholders of the Company.  Members of the Board stay informed of the Company’s business by participating in Board and committee meetings (including regular executive sessions of the Board), by reviewing materials provided to them prior to meetings and otherwise, and through discussions with the Chief Executive Officer and other members of management and staff.

Corporate Governance

The Board is elected by the stockholders of the Company (with certain members of the Board being elected solely by the holders of the Series A Convertible Preferred Stock) to oversee and direct the management of the Company.  The Board selects the senior management team, which is charged with managing the Company’s business and affairs.  Having selected the senior management team, the Board acts as an advisor to senior management and monitors its performance.  The Board reviews the Company’s strategies, financial objectives and operating plans.  It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees the Company’s compliance efforts.

To help discharge its responsibilities, the Board has adopted Corporate Governance Guidelines on significant corporate governance issues, including, among other things: the size and composition of the Board; director independence; Board leadership; roles and responsibilities of the Board; director compensation and stock ownership; committee membership and structure, meetings and executive sessions; and director selection, training and retirement.  The Corporate Governance Guidelines, as well as the Board’s committee charters, are found under “Corporate Governance” on the “Company” page of NCR’s website at http://www.ncr.com/company/corporate-governance.  You also may obtain a written copy of the Corporate Governance Guidelines, or any of the Board’s committee charters, by writing to NCR’s Corporate Secretary at the address listed on page 5 of this proxy statement.

In keeping with the requirements of our Corporate Governance Guidelines and the NYSE listing standards, a substantial majority of our Board must be independent.  Under the standards of independence set forth in the Corporate Governance Guidelines, which meet, and in some cases exceed, the independence standards provided in the NYSE listing standards, a Board member may not be independent unless the Board affirmatively determines that the Board member has no material relationship with the Company (whether directly or indirectly), taking into account, in addition to those other factors it may deem relevant, whether the director:

•	has not been an employee of the Company or any of its affiliates, or affiliated with the Company, within the past five years;

•

has not been affiliated with or an employee of the Company’s present or former independent auditors or its affiliates for at least five years after the end of such affiliation or auditing relationship;

•

has not for the past five years been a paid advisor, service provider or consultant to the Company or any of its affiliates or to an executive officer of the Company, or an employee or owner of a firm that is such a paid advisor, service provider or consultant;

•

does not, directly or indirectly, have a material relationship (such as being an executive officer, director, partner, employee or significant stockholder) with a company that has made payments to or received payments from the Company that exceed, in any of the previous three fiscal years, the greater of $1 million or 2% of the other company’s consolidated gross revenues;

•

is not an executive officer or director of a foundation, university or other non-profit entity receiving significant contributions from the Company, including contributions in the previous three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

•	has not been employed by another corporation that has (or had) an executive officer of the Company on its board of directors during the past five years;

•

has not received compensation, consulting, advisory or other fees from the Company, other than Director compensation and expense reimbursement or compensation for prior service that is not contingent on continued service for the past five years; and

•

is not and has not been for the past five years a member of the immediate family of: (i) an officer of the Company; (ii) an individual who receives or has received during any twelve-month period more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service; (iii) an individual who, with respect to the Company’s independent auditors or their affiliates, is a current partner or a current employee personally working on the Company’s audit or was a partner or employee and personally worked on the Company’s audit; (iv) an individual who is an executive officer of another corporation that has (or had) an executive officer of the Company on its board of directors; (v) an executive officer of a company that has made payments to, or received payments from, the Company in a fiscal year that exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or (vi) any director who is not considered an independent director.

Consistent with the Corporate Governance Guidelines and the NYSE listing standards, on an annual basis the Board, with input from the Committee on Directors and Governance, determines whether each non-employee Board member is considered independent.  In doing so, the Board takes into account the factors listed above and such other factors as it may deem relevant.

The Board has determined that all of the Company’s non-employee directors and nominees, namely Gregory R. Blank, Edward “Pete” Boykin, Chinh E. Chu, Richard L. Clemmer, Gary J. Daichendt, Robert P. DeRodes, Kurt P. Kuehn and Linda Fayne Levinson are independent in accordance with the NYSE listing standards and the Company’s Corporate Governance Guidelines.

Board Leadership Structure and Risk Oversight

As set out in the Corporate Governance Guidelines, the Board does not have a guideline on whether the role of Chairman should be held by a non-employee director.  Instead, our Board has the flexibility to select a Chairman as it deems best for the Company from time to time.  Under the Corporate Governance Guidelines, if the positions of Chairman and Chief Executive Officer are held by the same person, the independent directors of the Board will select a Lead Director from the independent directors.  Additionally, if the positions of Chairman and Chief Executive Officer are held by the same person, the Board has set out the roles of both Chairman and Chief Executive Officer and the independent Lead Director in Exhibit C to the Corporate Governance Guidelines.

Currently the Board has an integrated leadership structure in which William R. Nuti serves in the combined roles of Chairman and Chief Executive Officer, and Chinh E. Chu serves as the Board’s independent Lead Director.  The Board believes that this structure promotes greater efficiency through more direct communication of critical information between the Company and the Board.  In addition, the Chief Executive Officer’s extensive knowledge of the Company uniquely qualifies him, in close consultation with the independent Lead Director, to lead the Board in discussing strategic matters and assessing risks, and focuses the Board on the issues that are most material to the Company.  Combining the roles of Chairman and Chief Executive Officer also has allowed the Company to more effectively develop and communicate a unified vision and strategy to the Company’s stockholders, employees and customers.

Consistent with the Corporate Governance Guidelines, the independent Lead Director has broad authority, as follows.  The independent Lead Director, among other things: presides at the executive sessions of the non-employee directors and at all Board meetings at which the Chairman is not present; serves as liaison between the Chairman and the independent directors; frequently communicates with the Chief Executive Officer; is authorized to call meetings of the independent directors; obtains Board member and management input and, with the Chief Executive Officer, sets the agenda for the Board; approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; works with the Chief Executive Officer to ensure that Board members receive the right information on a timely basis; stays current on major risks and focuses the Board members on such risks; molds a cohesive Board to support the success of the Chief Executive Officer; works with the Committee on Directors and Governance to evaluate Board and committee performance; facilitates communications among directors; assists in the recruiting and retention of new Board members (with the Committee on Directors and Governance and the Chief Executive Officer); in conjunction with the Chairman and Committee on Directors and Governance, ensures that committee structure and committee assignments are appropriate and effective; works with the Committee on Directors and Governance to ensure outstanding governance processes; leads discussions regarding Chief Executive Officer performance, personal development and compensation; and, if requested by major stockholders of the Company, is available for consultation and direct communication with such stockholders.  Additionally, the leadership and oversight of the Board’s other independent directors continues to be strong, and further structural balance is provided by the Company’s well-established corporate governance policies and practices, including its Corporate Governance Guidelines.  Independent directors currently account for eight out of nine of the Board’s members, and make up all of the members of the Board’s Compensation and Human Resource Committee (the “CHRC”), Audit Committee and Committee on Directors and Governance.  Additionally, among other things, the Board’s non-employee directors meet regularly in executive session with only the non-employee directors present.

The Board has had over nine years of successful experience with this leadership structure – in which the roles of Chairman and Chief Executive Officer are combined and an independent Lead Director is selected – and, taking these factors into account, has determined that this leadership structure is the most appropriate and effective for the Company at this time.

The Board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.  The Audit Committee of the Board is responsible for overseeing the assessment of financial risk as well as general risk management programs.  In carrying out this responsibility, the Audit Committee regularly evaluates the Company’s risk identification, risk management and risk mitigation strategies and practices.  The Audit Committee and the full Board receive and review reports prepared by members of the Company’s Enterprise Risk Management team on an annual basis.  In general, the reports identify, analyze, prioritize and provide the status of major risks to the Company.  In addition, the CHRC regularly considers potential risks related to the Company’s compensation programs as discussed below, and the Committee on Directors and Governance also considers risks within the context of its responsibilities (as such responsibilities are defined in its committee charter), including legal and regulatory compliance risks.  After each committee meeting, the Audit Committee, CHRC and Committee on Directors and Governance each reports at the next meeting of the Board all significant items discussed at each committee meeting, which includes a discussion of items relating to risk oversight.  We believe the leadership structure of the Board effectively facilitates risk oversight by the Board as a result of: (i) the role of the Board committees in risk identification and mitigation, (ii) the direct link between management and the Board achieved by having one leader serve as Chairman and Chief Executive Officer, and (iii) the role of our active independent Lead Director whose duties include ensuring the Board reviews and evaluates major risks to the Company, as well as measures proposed by management to mitigate such risks.  These elements work together to ensure an appropriate focus on risk oversight.

Compensation Risk Assessment

The Company takes a prudent and appropriately risk-balanced approach to its incentive compensation programs to ensure that these programs promote the long-term interests of our stockholders and do not contribute to unnecessary risk-taking.  The CHRC regularly evaluates whether the Company’s executive and broad-based compensation programs contribute to unnecessary risk-taking to achieve above-target results, and directly engages its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”), to assist the CHRC in its evaluation.  In accordance with the CHRC’s direction, FWC performs a compensation risk assessment of the Company’s executive and broad-based compensation programs and makes an independent report to the CHRC.  The last risk assessment from FWC was completed in 2011.  At that time, FWC concluded that the Company’s executive and broad-based compensation programs do not present any area of significant risk, noting that the plans are well-aligned with the CHRC’s compensation design principles.  In 2016 and early 2017, the Company conducted its own compensation risk assessment of the incentive compensation programs and concluded that the Company’s executive and broad-based compensation programs do not present any area of significant risk.  The only significant changes to our compensation programs since FWC’s 2011 risk assessment were the following, each of which the Company and FWC determined did not present an area of significant risk: (i) the adoption of the NCR Corporation 2011 Economic Profit Plan (which was amended in 2015 with stockholder approval) and the NCR Executive Severance Plan (including amendments); (ii) the 2016 modifications to our long-term incentive program; (iii) the amendment and restatement of the NCR Management Incentive Plan for purposes of Code Section 162(m); (iv) adoption of the NCR Corporation 2017 Stock Incentive Plan; and (v) establishment of the “Bonus Uplift” feature of the 2017 Annual Incentive Plan.

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation and Human Resource Committee, the Committee on Directors and Governance and the Executive Committee.  The Board has adopted a written charter for each such committee that sets forth the committee’s mission, composition and responsibilities.  Each charter can be found under “Corporate Governance” on the “Company” page of NCR’s website at http://www.ncr.com/company/corporate-governance.

The Board met six times in 2016 and each incumbent member of the Board attended 75% or more of the aggregate of: (i) the total number of meetings of the Board (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).  The Company has no formal policy regarding director attendance at its annual meeting of stockholders.  The directors then in office, except Mr. Nuti, were not in attendance at the Company’s 2016 Annual Meeting of Stockholders, which was a virtual, and not an in-person, meeting.

The members of each committee as of the end of fiscal 2016 and the number of meetings held in fiscal 2016 are shown below:

Name	Audit Committee		Compensation and Human Resource Committee		Committee on Directors and Governance		Executive Committee
Gregory R. Blank	X						X
Edward “Pete” Boykin			X		X		X
Chinh E. Chu			X		X
Richard L. Clemmer	X
Gary J. Daichendt			X		X	*	X
Robert P. DeRodes	X
Kurt P. Kuehn	X	*
Linda Fayne Levinson			X	*	X		X
William R. Nuti							X	*
Number of meetings in 2016	9		7		4		0

* Chair

Audit Committee

The Audit Committee is the principal agent of the Board in overseeing: (i) the quality and integrity of the Company’s financial statements; (ii) the assessment of financial risk and risk management programs; (iii) the independence, qualifications, engagement and performance of the Company’s independent registered public accounting firm; (iv) the performance of the Company’s internal auditors; (v) the integrity and adequacy of internal controls; and (vi) the quality and adequacy of disclosures to stockholders.  Among other things, the Audit Committee also:

•	selects, evaluates, sets compensation for and, where appropriate, replaces the Company’s independent registered public accounting firm;

•	pre-approves all audit and non-audit services to be performed by the Company’s independent registered public accounting firm;

•	reviews and discusses with the Company’s independent registered public accounting firm its services and quality control procedures and the Company’s critical accounting policies and practices;

•	regularly reviews the scope and results of audits performed by the Company’s independent registered public accounting firm and internal auditors;

•	prepares the report required by the SEC to be included in the Company’s annual proxy statement;

•	meets with management to review the adequacy of the Company’s internal control framework and its financial, accounting, reporting and disclosure control processes;

•	reviews the Company’s periodic SEC filings and quarterly earnings releases;

•

reviews and discusses with the Company’s Chief Executive Officer and Chief Financial Officer the procedures they follow to complete their certifications in connection with NCR’s periodic filings with the SEC;

•	discusses management’s plans with respect to the Company’s major financial risk exposures;

•	reviews the Company’s compliance with legal and regulatory requirements; and

•

reviews the effectiveness of the Internal Audit function, including compliance with the Institute of Internal Auditors’ International Professional Practices Framework for Internal Auditing consisting of the Definition of Internal Auditing, Code of Ethics and the Standards.

Each member of the Audit Committee is independent and financially literate as determined by the Board under applicable SEC rules and NYSE listing standards.  In addition, the Board has determined that Messrs. Blank, Clemmer and Kuehn are each an “audit committee financial expert,” as defined under SEC regulations.  The Board has also determined that each member of the Audit Committee is independent based on independence standards set forth in the Board’s Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the NYSE and the applicable rules of the SEC. No member of the Audit Committee may receive any compensation, consulting, advisory or other fees from the Company, other than the Board compensation described below under the caption “Director Compensation,” as determined in accordance with applicable SEC rules and NYSE listing standards.  Members serving on the Audit Committee are limited to serving on no more than two other audit committees of boards of directors of public companies, unless the Board evaluates and determines that these other commitments would not impair the member’s effective service to the Company.

Compensation and Human Resource Committee

The CHRC provides general oversight of the Company’s management compensation philosophy and practices, benefit programs and strategic workforce initiatives and oversees the Company’s leadership development plans.  In doing so, the CHRC reviews and approves the Company’s total compensation goals, objectives and programs covering executive officers and key management employees as well as the competitiveness of NCR’s total executive officer compensation practices.  Among other things, the CHRC also:

•	evaluates and reviews the performance levels of the Company’s executive officers and determines base salaries, equity awards, incentive awards and other compensation for such officers;

•	discusses its evaluation of, and determination of compensation for, the Chief Executive Officer at executive sessions of the Board;

•	reviews and recommends to the Board for its approval, the Company’s executive compensation plans;

•	oversees the Company’s compliance with compensation-related requirements of the SEC and NYSE rules;

•	reviews and approves employment, severance, change in control and similar agreements and arrangements for the Company’s executive officers;

•	reviews management’s proposals to make significant organizational changes or significant changes to existing executive officer compensation plans;

•	periodically assesses the risks associated with the Company’s compensation programs; and

•	oversees the Company’s plans for management succession and development.

The CHRC may delegate its authority to the Company’s Chief Executive Officer to make equity awards to individuals (other than executive officers) in limited instances.

The CHRC retains and is advised by an independent compensation consultant, Frederic W. Cook & Co., Inc.  The CHRC has directly engaged FWC to review the Company’s long-term incentive program, the Stock Incentive Plan (which we refer to as the Stock Plan), the Annual Incentive Plan (which includes the Management Incentive Plan and Customer Success Bonus), the Economic Profit Plan and other key programs related to the compensation of executive officers.  As directed by the CHRC, FWC provides a competitive assessment of the Company’s executive compensation programs relative to our compensation philosophy; reviews our compensation peer group companies; provides expert advice regarding compensation matters for our executive officers, including the Chief Executive Officer; provides information about competitive market rates; assists in the design of the variable incentive plans and the establishment of performance goals; assists in the design of other compensation programs and perquisites; assists with Section 162(m) and Section 409A compliance, disclosure matters and other technical matters; conducts a risk assessment of the Company’s compensation programs; and is readily available for consultation with the CHRC and its members regarding such matters.  FWC did not perform any additional work for the Company or its management in 2016.  In keeping with NYSE listing standards, the CHRC retained FWC after taking into consideration all factors relevant to FWC’s independence from management.  The CHRC has reviewed the independence of FWC in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that FWC’s work for the CHRC is independent and does not raise any conflict of interest.

The Board has determined that each member of the CHRC is independent based on independence standards set forth in the Board’s Corporate Governance Guidelines which meet, and in some cases exceed, the listing standards of the NYSE and satisfy the additional provisions specific to compensation committee membership set forth in the listing standards of the NYSE.

Committee on Directors and Governance

The Committee on Directors and Governance is responsible for reviewing the Board’s corporate governance practices and procedures, including the review and approval of each related party transaction under the Company’s Related Person Transaction Policy (unless the Committee on Directors and Governance determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board), and the Company’s ethics and compliance program.  Among other things, the CHRC also:

•	recommends to the Board the principles of director compensation and compensation to be paid to directors and reviews and makes recommendations to the Board concerning director compensation;

•

reviews the composition of the Board and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the Board, recommends any successors;

•	recommends to the Board the assignment of directors to various committees;

•	establishes procedures for evaluating the performance of the Board and oversees such evaluation;

•	reviews the Company’s charter, bylaws and Corporate Governance Guidelines and makes any recommendations for changes, as appropriate;

•	monitors compliance with independence standards established by the Board; and

•	reviews any stockholder proposals the Company receives for inclusion in its proxy statement and submission at its annual meeting of stockholders.

The Committee on Directors and Governance is authorized to engage consultants to review the Company’s director compensation program.

The Board has determined that each member of the Committee on Directors and Governance is independent based on independence standards set forth in the Board’s Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the NYSE.

Executive Committee

The Executive Committee has the authority to exercise all powers of the full Board, except those reserved to the full Board by applicable law, such as amending the Company’s bylaws, issuing stock, declaring dividends or distributions of stock or approving a merger that requires stockholder approval.  The Executive Committee meets between regular Board meetings if urgent action is required.

Selection of Nominees for Directors

The Committee on Directors and Governance and our other directors are responsible for recommending nominees for membership to the Board.  The director selection process is described in detail in the Board’s Corporate Governance Guidelines.  In determining candidates for nomination, the Committee on Directors and Governance will seek the input of the Chairman of the Board and the Chief Executive Officer, and, in the event the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the independent Lead Director, and will consider individuals recommended for Board membership by the Company’s stockholders in accordance with applicable law.  It is a qualification of each of the directors to be elected by the holders of shares of Series A Convertible Preferred Stock that they have been designated by Blackstone pursuant to the Investment Agreement.

The Board’s Corporate Governance Guidelines include qualification guidelines for directors standing for re-election and new candidates for membership on the Board.  All candidates are evaluated by the Committee on Directors and Governance using these qualification guidelines.  In accordance with the guidelines, as part of the selection process, in addition to such other factors as it may deem relevant, the Committee on Directors and Governance will consider a candidate’s:

•	management experience (including with major public companies with multinational operations);

•

other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board (such as expertise or experience in information technology businesses, manufacturing, international, financial or investment banking or scientific research and development);

•	desirability of range in age to allow staggered replacement and appropriate Board continuity;

•	independence;

•

knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge, international markets, leadership, and strategic planning;

•	personal characteristics such as integrity, accountability, financial literacy and high performance standards;

•	ability to devote the appropriate amount of time and energy to serving the best interests of stockholders; and

•	commitments to other entities, including the number of other public-company boards on which the candidate serves.

In addition, although there is no specific policy on considering diversity, the Board and the Committee on Directors and Governance believe that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, ethnicity, functional background and professional experience.  The Board and the Committee on Directors and Governance are committed to finding proven leaders who are qualified to serve as NCR directors and may from time to time engage outside search firms to assist in identifying and contacting qualified candidates.

The directors nominated by the Board for election at the Annual Meeting were recommended by the Committee on Directors and Governance.  All of the candidates for election are currently serving as directors of the Company and have been determined by the Board to be independent.

Stockholders wishing to recommend individuals for consideration as directors should contact the Committee on Directors and Governance by writing to the Company’s Corporate Secretary at NCR Corporation, 250 Greenwich Street, 35th Floor, New York, NY 10007.  Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates.

Stockholders who wish to nominate directors for inclusion in NCR’s proxy statement pursuant to the proxy access provisions in the Company’s bylaws, or to otherwise nominate directors for election at NCR’s next annual meeting of stockholders, must follow the procedures described in the Company’s bylaws, which are available under “Corporate Governance” on the “Company” page of NCR’s website at http://www.ncr.com/company/corporate-governance.  See “Procedures for Nominations Using Proxy Access,” “Procedures for Stockholder Proposals and Nominations Outside of SEC Rule 14a-8” and “Stockholder Proposals for 2018 Annual Meeting Pursuant to SEC Rule 14a-8” beginning on page 123 of this proxy statement for further details regarding how to nominate directors.

Communications with Directors

Stockholders or interested parties wishing to communicate directly with the Board, the independent Lead Director or any other individual director, the Chairman of the Board, or NCR’s independent directors as a group are welcome to do so by writing to the Company’s Corporate Secretary at NCR Corporation, 250 Greenwich Street, 35th Floor, New York, NY 10007.  The Corporate Secretary will forward appropriate communications.  Any matters reported by stockholders relating to NCR’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate.  Anonymous and/or confidential communications with the Board may also be made by writing to this address.  For more information on how to contact the Board, please see the Company’s Corporate Governance website at http://www.ncr.com/company/corporate-governance.

Code of Conduct

The Company has a Code of Conduct that sets the standard for ethics and compliance for all of its directors and employees.  The Code of Conduct is available on the Company’s Corporate Governance website at http://www.ncr.com/company/corporate-governance/code-of-conduct.  To receive a copy of the Code of Conduct, please send a written request to the Corporate Secretary at the address provided above.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company is required to report in this proxy statement any failure to file or late filing occurring during the fiscal year ended December 31, 2016.  Based solely on a review of filings furnished to the Company from reporting persons, the Company believes that all of these filing requirements were satisfied by its directors, officers and 10% beneficial owners.

Director Compensation

Director Compensation Program

Pursuant to authority granted by our Board, the Committee on Directors and Governance adopted the NCR Director Compensation Program (the “Program”), effective as of April 23, 2013.  The Program provides for the payment of annual retainers and annual equity grants to non-employee members of the Board.

Mr. Nuti does not receive remuneration for his service as Chairman of the Board. In addition, because he has disclaimed all interest in NCR director compensation payable under the Program or otherwise, Mr. Blank received no NCR director compensation in 2016.

On February 24, 2016, Deanna W. Oppenheimer resigned from her positions as a member of the Board and as a member of the Audit Committee of the Board, effective as of the completion of the 2016 Annual Meeting.  Upon resignation, Ms. Oppenheimer received no further compensation under the Program.

Annual Retainer

In April 2016, the Committee on Directors and Governance recommended, and the Board approved, that the value of the annual retainer for each non-employee director be increased to $80,000 (up from $75,000).  The Committee and the Board determined that this increase was appropriate based on, among other things, a desire to retain and attract highly qualified and experienced directors, and a review of competitive board pay practices.  The additional annual retainer for the independent Lead Director remained at $40,000 for service in such role.  Mr. Boykin served as the independent Lead Director until Mr. Chu assumed that role on February 22, 2016.

Also under the Program, directors receive additional annual retainers for their services as Committee Chairs and Committee members, which additional annual retainers remained unchanged in 2016.  With respect to Committee Chair services, the Program provides for an additional annual retainer of $34,000 for the Audit Committee Chair: Mr. Kuehn in 2016; $27,000 for the Compensation and Human Resource Committee Chair: Ms. Levinson in 2016; and $18,000 for the Committee on Directors and Governance Chair: Mr. Daichendt in 2016.  For Committee member services, the Program provides for an additional annual retainer of $15,000 for Audit Committee members: Messrs. Clemmer and DeRodes in 2016; $11,000 for Compensation and Human Resource Committee members: Messrs. Chu, Boykin and Daichendt in 2016; and $8,000 for members of the Committee on Directors and Governance: Messrs. Chu, Boykin and Ms. Levinson in 2016.  Annual retainers are paid in four equal installments on June 30, September 30, December 31, and March 31.  The Program also provides for prorated annual cash retainers to directors who join the Board mid-year (that is, from one annual meeting date to the next).

In accordance with the Program, each director has the option to receive the annual retainer in the form of cash or common stock, or an equal distribution of each.  In the Director Compensation for 2016 Table below, the amounts reported in the first column represent the annual retainer earned by the directors in 2016 and paid in cash.  To the extent a director elected to receive any of the annual retainer in common stock, the grant date fair value of the common stock, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), is reflected in the stock awards column.  Before January 1 of each year, directors may elect to defer receipt of the annual retainer until their director service ends.

Annual Equity Grant

The Program provides that, on the date of each annual meeting of NCR’s stockholders, each continuing non-employee director is granted restricted stock or restricted stock units (“RSUs”), the value of which is determined by the Committee on Directors and Governance.  In April 2016 the Committee recommended, and the Board agreed, that the value of the annual equity grant for each non-employee director would be increased to $225,000 (up from $175,000).  The Committee and the Board determined that this award value was appropriate for 2016 for the same reasons noted above for the annual retainer increase approved in 2016.  Accordingly, on April 20, 2016, the 2016 Annual Meeting date, each continuing non-employee director received under the Program an annual RSU grant valued at $225,000. Ms. Levinson’s additional restricted stock unit grant in connection with her service as a member of the Board of Directors of our subsidiary, NCR Brasil – Indústria de Equipamentos Para Automação S.A., remained unchanged, and continued to be valued at $40,000.  The Program also permits mid-year equity grants, prorated based on service during the applicable Board year, for non-employee directors who join our Board mid-year.

RSUs vest in four equal quarterly installments beginning three months after the grant date.  Directors may elect to defer shares that otherwise would be received upon vesting of annual equity grants.  In 2016, Messrs. Boykin, Clemmer and Kuehn elected to defer receipt of shares from their 2016 annual equity grants until their director service ends.

Director Stock Ownership Guidelines

The Board’s Corporate Governance Guidelines include stock ownership guidelines, which operate to promote commonality of interest between non-employee directors and stockholders by encouraging non-employee directors to accumulate a substantial stake in the Company’s common stock.  In April 2016, the Committee recommended, and the Board approved, an increase to the non-employee director stock ownership guidelines.  The increased guidelines encourage non-employee directors to accumulate NCR stock ownership equal to five times (up from four times) the amount of his or her annual retainer.  The Committee also recommended, and the Board agreed, that non-employee directors should have five years (up from three years) to attain the guideline after election to the Board.  For these purposes, ownership includes shares owned outright by the non-employee directors, and interests in restricted stock, RSUs or deferred shares, and excludes stock options.  As of December 31, 2016, all of our non-employee directors have exceeded these guidelines, except for Mr. Chu who did not become a Board member until December 4, 2015, and Mr. Blank who has disclaimed all interest in NCR director compensation as noted above.

Director Compensation Tables

This Table shows 2016 compensation for our non-employee directors:

Director Compensation for 2016
Director Name	Fees Earned in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Gregory R. Blank(3)	—	—	—
Edward “Pete” Boykin	—	326,443	326,443
Chinh E. Chu	139,055	291,355	430,410
Richard L. Clemmer	—	318,822	318,822
Gary J. Daichendt	53,875	278,950	332,825
Robert P. DeRodes	93,750	225,019	318,769
Kurt P. Kuehn	112,750	225,019	337,769
Linda Fayne Levinson	56,875	321,949	378,824
Deanna W. Oppenheimer(4)	22,500	—	22,500

(1) This column shows annual retainers earned in cash in 2016.  Messrs. Boykin and Clemmer elected to receive their retainers in deferred shares in lieu of cash.  Ms. Levinson and Mr. Daichendt elected to receive one-half of their retainers in current shares.  These deferred and current shares are reported in the “Stock Awards” column.  Messrs. Chu, DeRodes and Kuehn and Ms. Oppenheimer elected to receive their retainers in cash.

(2) This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of RSU awards, as well as deferred shares (also referred to as “phantom stock units”) and current shares paid in lieu of annual cash retainers.  See Note 8 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for an explanation of the assumptions we make in the valuation of our equity awards.

(3) Because he has disclaimed all interest in NCR director compensation, Mr. Blank did not receive NCR director compensation under the Program in 2016.

(4) On February 24, 2016, Ms. Oppenheimer resigned from her positions as a member of the Board and as a member of the Audit Committee of the Board, effective as of the completion of the 2016 Annual Meeting.  Upon resignation, Ms. Oppenheimer received no further compensation under the Program.

This Table shows the grant date fair values of shares received for retainer payments and RSU awards:

Value of Director 2016 Retainer and Equity Grant Shares
Director Name	Annual Equity RSU Grant ($)	Current Stock in lieu of cash ($)	Deferred Stock in lieu of cash ($)
Gregory R. Blank(1)	—	—	—
Edward “Pete” Boykin	225,019	—	101,424
Chinh E. Chu	291,355	—	—
Richard L. Clemmer	225,019	—	93,803
Gary J. Daichendt	225,019	53,931	—
Robert P. DeRodes	225,019	—	—
Kurt P. Kuehn	225,019	—	—
Linda Fayne Levinson	265,008	56,940	—
Deanna W. Oppenheimer(2)	—	—	—

(1) Because he has disclaimed all interest in NCR director compensation, Mr. Blank did not receive NCR director compensation under the Program in 2016.

(2) On February 24, 2016, Ms. Oppenheimer resigned from her positions as a member of the Board and as a member of the Audit Committee of the Board, effective as of the completion of the 2016 Annual Meeting.  Upon resignation, Ms. Oppenheimer received no further compensation under the Program.

This Table shows the number of shares underlying non-employee director options, RSUs and deferred shares outstanding as of December 31, 2016:

Shares Underlying Director Equity Awards – as of December 31, 2016
Director Name	Options Outstanding as of 12/31/16	RSUs Outstanding as of 12/31/16	Deferred Shares Outstanding as of 12/31/16
Gregory R. Blank(1)	—	—	—
Edward “Pete” Boykin	—	—	117,877
Chinh E. Chu	—	4,344	—
Richard L. Clemmer	61,167	—	87,451
Gary J. Daichendt	64,419	3,666	—
Robert P. DeRodes	61,167	3,666	33,346
Kurt P. Kuehn	10,039	—	30,507
Linda Fayne Levinson	64,419	4,318	8,077
Deanna W. Oppenheimer(2)	—	—	—

(1) Because he has disclaimed all interest in NCR director compensation as noted above, Mr. Blank has not received any NCR director compensation under the Program.

(2) On February 24, 2016, Ms. Oppenheimer resigned from her positions as a member of the Board and as a member of the Audit Committee of the Board, effective as of the completion of the 2016 Annual Meeting. Upon resignation, Ms. Oppenheimer received no further compensation under the Program.

Proposal 2 – Say On Pay: Advisory Vote on the Compensation of the Named Executives

FOR	The Board of Directors recommends that	✓	Robust oversight by the Compensation Committee.
	you vote FOR the proposal to approve	✓	Excellent pay for performance alignment.
	the compensation of the named executives.	✓	Strong link between management and stockholder interests.

Proposal Details

We currently conduct a Say On Pay vote every year at our annual meeting of stockholders, as required by Section 14A of the Securities Exchange Act of 1934, as amended.  While this vote is non-binding, the Board and the Compensation and Human Resource Committee (the “Committee” as referenced throughout the various sections of this Proposal 2, including the Executive Compensation – Compensation Discussion & Analysis section) value the opinions of our stockholders.  The Committee will consider the outcome of the Say On Pay vote as part of its annual evaluation of our executive compensation program.

Please read the following Executive Compensation – Compensation Discussion & Analysis section and our Executive Compensation Tables for information necessary to inform your vote on this proposal.

How does the Board Recommend that I Vote on This Proposal?

Board Recommendation

The Board of Directors recommends that you vote to approve, on a non-binding and advisory basis, executive compensation as disclosed in these proxy materials.  Proxies received by the Board will be voted FOR this proposal unless they specify otherwise.

Vote Required for Approval

A majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy) is required to approve the non-binding advisory vote on executive compensation.  Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the votes for this proposal.

Executive Compensation – Compensation Discussion & Analysis

Executive Summary

In 2016 the Committee continued its longstanding practice of linking the total compensation of our named executives to the strategic and financial success of the Company.  Our compensation philosophy requires that a significant portion of total compensation for our Named Executive Officers (the “named executives”) be strongly aligned with Company performance.  We accomplish this by placing a large portion of our executives’ total compensation “at risk” and by requiring our executives to stretch to meet very challenging internal financial metrics annually that, if achieved, translate into shared value creation with our stockholders.

Company 2016 Financial Performance

2016 Financial Highlights*
✓	Our revenue grew 3% to $6.54 billion in 2016, our Software revenue grew 5% to $1.84 billion and Cloud revenue grew 4% to $556 million in 2016.

✓	Our Free Cash Flow increased 54% to $628 million in 2016, which exceeded our threshold performance funding objective of $450 million for our Annual Incentive Plan.
✓

Our Non-GAAP Operating Income grew by 2% to $840 million in 2016, which is a record high for NCR, but fell short of our threshold performance funding objective of $865 million for our Annual Incentive Plan.

✓	Our Non-GAAP Earnings Per Share (EPS) grew 9% to $3.02 in 2016.
✓

While our annualized three-year total stockholder return of 6% is slightly below our peer group, our annualized one-year total stockholder return of 65.8% and our annualized five-year total stockholder return of 19.8% significantly exceed the total stockholder return for both our peer group and the S&P 500 over the same time period.

* See “Supplementary Non-GAAP Information” for a description of non-GAAP measures and reconciliations of those non-GAAP measures to their most directly comparable GAAP measures.

Our 2016 and 2015 Performance

These charts compare our performance results for 2016 vs. 2015:*

* See “Supplementary Non-GAAP Information” for a description of non-GAAP measures and reconciliations of those non-GAAP measures to their most directly comparable GAAP measures.

Our Total Stockholder Return

This chart compares our one-year, three-year and five-year annualized total stockholder return with the performance of our 2016 compensation peer group and other relevant major indices:

Summary of 2016 Compensation Program Actions by Our Committee

The Company’s 2016 compensation program was consistent with its philosophy and objectives of paying for performance, aligning the interests of executives with the interests of stockholders, attracting and retaining executive talent, and adopting competitive, best-practice compensation programs that are appropriate for our Company.  Specific examples of actions taken by the Company in 2016 and early 2017 to carry out this philosophy include:

•

2016 Annual Incentive Plan – Revised Core Financial Metrics.  In 2016, we evaluated the financial metrics under our Annual Incentive Plan and revised the 2016 financial metrics to use Non-GAAP Operating Income (which includes ongoing pension expense) as our Core Financial Objective, and to retain Free Cash Flow as a modifier to increase the bonus payout when we exceed our annual financial goal.  This better aligns our compensation with key financial metrics that our investors monitor when evaluating our Company’s ongoing performance, and continues to differentiate our Annual Incentive Plan’s financial metrics from the performance goals used for our Long-Term Incentive Program (“LTI Program”).

•

2016 LTI Program – Vision 2020 LTI Awards and Revised Financial Metrics.  We evaluated our 2016 LTI Program and modified our equity award mix and terms to make a special grant for a portion of our long-term value as front-loaded, multi-year “Vision 2020 LTI Awards” with vesting terms tied to the Company’s achievement of aggressive stock price targets.  These awards strongly align management and stockholder interests, further align to the Company’s focus on pursuing its Vision 2020 strategy, and generate excitement and reinforce a sense of urgency among our key executives to continue our transformation and deliver on our strategy.  We granted the remaining portion of our 2016 long-term value in a mix of traditional performance-based and time-based restricted stock units (“RSUs”).  For performance-based units, Non-GAAP Diluted Earnings Per Share (NGDEPS) and Software-Related Margin Dollars (SRMD) are the two performance metrics that will determine the payout.  This better aligns our compensation with these two key strategic measures (one external and one internally focused), and continues to differentiate our Annual LTI Program financial metrics from our Annual Incentive Plan metrics.

•

No New Economic Profit Plan Awards in 2016 or 2017.  In 2016, the Committee determined that the NCR Corporation Economic Profit Plan established in 2011 the (“EPP”) has achieved its intended purpose of driving the Company’s profitable growth with an efficient use of capital during a period of acquisition oriented growth.  As such, the Committee did not grant any new opportunity for our executives to earn future awards under the EPP during 2016 or 2017, and does not expect to grant any opportunity to earn future awards under the EPP in the future.

•

More Robust Stock Ownership Requirements.  The Committee realizes the importance of aligning long-term interests of executive officers with those of our stockholders, and the importance of senior executive officers maintaining a significant personal ownership stake in NCR.  For these reasons, in 2016 the Committee significantly increased the NCR stock ownership requirements for most of our named executives.

•

2017 Cash Bonus Uplift for Strategic Growth above our Stretch Goals.  For 2017, the Committee established a cash “Bonus Uplift” program for certain named executives and other key leaders focused on our Software and Cloud transformation initiatives (representing supplemental bonus funding under our Annual Incentive Plan) when we deliver results at or above our 2017 “stretch” performance goals on both SRMD and Cloud revenue as growth for these metrics is essential for the Company to successfully deliver on our Vision 2020 Strategy.

•

2017 Long-Term Incentive (LTI) Awards – Grant all LTI Awards with Performance Conditions and adopt a 3-year Performance Period.  For 2017, the Committee returned to our traditional annual LTI award practice, but also established that all annual LTI awards for executive officers will now require a performance condition for vesting.  The 2017 Annual LTI Award values are sized appropriately to reflect that the front-loaded, multi-year Vision 2020 LTI Award values granted in 2016 included a portion of 2017 annual LTI award values.  In addition, the Committee adopted a new performance-vesting RSU award for 2017 to replace the traditional time-based RSUs; and also adopted a three-year performance period (2017-2019) for our 2017 performance-based RSUs, which extends management’s focus on sustained performance over a longer time period.

Our Named Executive Officers

Our Compensation Discussion & Analysis describes NCR’s 2016 executive compensation program for our named executives, who are listed below.  The Committee has sole authority over the program and makes all compensation decisions for our named executives.  For more about the compensation of our named executives, see the Executive Compensation Tables (starting on page 69).

William Nuti – Chairman of the Board and Chief Executive Officer (CEO)

Robert Fishman – Executive Vice President and Chief Financial Officer (CFO)

Mark Benjamin – President and Chief Operating Officer (COO)

Frederick Marquardt – Executive Vice President, Services, Enterprise Quality and Telecom & Technology

Paul Langenbahn – Executive Vice President, Software (1)

(1) Mr. Langenbahn served in his role as Senior Vice President & President, Hospitality during the 2016 performance year and was promoted to Executive Vice President, Software on January 1, 2017.

Our Executive Compensation Philosophy

Our executive compensation program rewards executives for achieving and exceeding the Company’s strategic business and financial goals.  We accomplish this by linking compensation to Company-wide metrics and operational results for areas that each member of our executive team directly controls.  The Committee regularly evaluates the elements of our program to ensure that they are consistent with both Company and stockholder short-term and long-term goals, given the dynamic nature of our business and the markets where we compete for talent.  The Committee annually approves the design of our executive compensation program, performance objectives, performance and compensation levels and final compensation for our named executives.

Executive Compensation Program Design – Factors We Consider

When designing our executive compensation program, the Committee considers actions that:

Impact of Most Recent Say On Pay Vote

At the 2016 Annual Meeting our stockholders continued their significant support of our executive compensation program with 80.1% of all votes cast approving the 2015 program.  The Committee believes that this vote shows continued stockholder confidence in the Committee’s pay-for-performance philosophy and the absence of pay practices that stockholders consider in conflict with their best interests.

The Committee continued to apply this philosophy in establishing our 2016 executive compensation program.  Also, the Committee considered this significant stockholder support, along with input from our stockholders, when taking subsequent 2016 actions, and in designing our executive compensation program for 2017.

Stockholder Outreach

Consistent with our strong commitment to engagement, communication and transparency, we periodically solicit our stockholders’ views on NCR’s executive compensation program, corporate governance and other strategic issues.  We appreciate the opportunity to have an open dialogue with our stockholders, and highly value their honest feedback and the exchange of ideas and perspectives.  The feedback received from our stockholder outreach is regularly communicated to and considered by our Board, and when appropriate, the Board implements changes in response to stockholder feedback.

The table below summarizes some of the recent feedback and input received from our stockholders, including the feedback received during our 2016 outreach efforts, and our Board’s response:

Recent Stockholder Feedback
What We Heard...	Our Board’s Response...
Declassify Board of Directors	✓	Adoption of Declassified Board
Implement Stockholder Proxy Access	✓	Adoption of Proxy Access
Consider Director Pay Cap	✓	Adoption of a Director Pay Cap
Consider increasing Executive Stock Ownership Requirements	✓	Adoption of More Robust Executive Stock Ownership Requirements
Consider extending performance period for long-term equity incentives	✓	Adoption of a Three-Year Performance Period for our Performance-Based Restricted Stock Units
Tell us more about who (other than named executives) receives NCR Equity Grants	✓	Additional Disclosure in our 2017 Stock Incentive Plan proposal (starting on page 93).

During our 2016 stockholder outreach meetings, the stockholders we met with also generally expressed a very positive view of NCR’s business strategy, and nearly all expressed support for:

•

Our 2016 executive compensation program structure (see discussion starting on page 38), which included, among other things, the multi-year Vision 2020 LTI Awards made in 2016 to our CEO and his core team.  During our outreach meetings, our stockholders generally expressed an understanding of, and support for, the Vision 2020 LTI Awards.  They also acknowledged that the total disclosed compensation of our named executives reported for 2016 would appear elevated as a result of the front-loaded nature of those awards, but that because the 2017 LTI award values would be correspondingly adjusted, average compensation over the 2016-2017 time period would be normalized; and

•

Our overall use of equity compensation, including our request for additional shares under our 2017 Stock Incentive Plan Proposal (see discussion starting on page 93).  Nearly all of the stockholders we met with during our outreach meetings shared our belief that NCR’s equity plan share usage rates are reasonable, and understood our methodology of treating the shares of Series A Convertible Preferred Stock as common shares on an “as-converted” basis when evaluating our share usage rates (see details starting on page 95).  They generally concurred with our assessment that our burn rate and dilution are reasonable, even when taking into account the additional shares requested under our 2017 Stock Plan Proposal.  They also supported a selective and market competitive allocation of equity compensation to our critical talent driving the Vision 2020 strategy across NCR’s broader leadership, software and professional services teams, as well as our use of equity-based compensation for a selective group of those employees to drive greater focus on stockholder value creation.

We expect to continue our stockholder outreach efforts in 2017 and beyond as part of our annual compensation review process, and have been encouraged by our stockholders to do so.

Independent Compensation Consultant

The Committee retains and is advised by Frederic W. Cook & Co., Inc., a national executive compensation consulting firm, to assist in review and oversight of our executive compensation programs.  The Committee considers FWC’s advice and recommendations when making executive compensation decisions.  FWC is independent of the Company’s management, and reports directly to the Committee.  FWC representatives attended substantially all meetings of the Committee in 2016.  Our CEO is not present during Committee and FWC discussions about CEO compensation.  Also, FWC reports on CEO compensation are not shared with our CEO.  For more about FWC’s role as advisor to the Committee, see the Compensation and Human Resource Committee section (starting on page 21).

Management Recommendations

The Committee also considers recommendations from our CEO and our Executive Vice President, Chief Administration Office & Chief Human Resources Officer when designing our executive compensation programs, establishing goals for annual and long-term incentive awards, and making executive compensation decisions for executives other than our CEO.  Our CEO attends all Committee meetings and participates in the general discussion at the meetings.  However, the CEO and management do not participate in Committee discussions about CEO compensation or otherwise make recommendations about CEO compensation.

Best Practices in NCR Executive Compensation

Our executive compensation program features many best practices:

	WHAT WE DO	WHAT WE DON’T DO
✓	Pay for Performance. A significant portion of our named executives’ compensation is “at-risk” and delivered only if rigorous performance goals established by the Committee are achieved.	×

No Guaranteed Annual Salary Increase or Bonus.  Salary increases are based on individual performance evaluations, while annual cash incentives are tied to corporate and individual performance, as well as customer satisfaction.

✓	Strong Link between Performance Goals and Strategic Objectives. We link performance goals for incentive pay to operating priorities designed to create long-term stockholder value.	×	No Plans that Encourage Excessive Risk Taking. Based on the Committee’s annual review, none of our pay practices incentivize employees to engage in unnecessary or excessive risk-taking.
✓

Independent Compensation Consultant. The Committee retains an independent compensation consultant to evaluate and advise on our executive compensation programs and practices, as well as named executive pay mix and levels.

		×	No Hedging or Pledging of NCR Securities. Our policies prohibit hedging and pledging of the Company’s equity securities.
✓

Benchmark Peers with Similar Business Attributes and Business Complexity.  The Committee benchmarks our executive compensation program and annually reviews peer group membership with its independent compensation consultant.

		×	No Repricing Stock Options. Our Stock Plan prohibits repricing of stock options without prior stockholder approval.
✓	Strong Compensation Clawback Policy. Executive awards are subject to clawback in specified circumstances.	×	No Excessive Perquisites. We offer only limited perks to be competitive, to attract and retain highly talented executives and ensure their safety and focus on critical business activities.
✓

Robust Stock Ownership Guidelines. We require named executives to meet our guidelines, and to maintain the guideline ownership level after any transaction.  Our stock ownership guidelines, which we significantly increased in 2016 for almost all named executives, range from two to six times base salary.

		×	No Dividends or Dividend Equivalents Paid on Unvested Equity Awards. Equity awards must vest before dividends are payable.
✓	Double Trigger Benefits in the Event of a Change in Control. Equity awards do not automatically vest in a change in control of NCR unless employment also ends in a qualifying termination.	×	No Excise Tax Gross-ups for new Change in Control Severance Plan participants (since 2010), and no tax gross-ups on any perquisites other than standard relocation benefits.
✓	Reasonable Change in Control Severance. Change in control severance benefits are three times target cash pay for the CEO and COO, and two times target cash pay for other eligible senior executives.	×

No Special Executive Pension Benefits for any executives, and no broad-based pension benefits except for limited benefits under closed and/or frozen pension plans covering only one of our named executives.

✓	Stockholder Outreach. We engage with our stockholders to better understand and consider their views on our executive compensation programs and corporate governance practices.	×	Trading of NCR Stock. We require that all executive officers trade in NCR common stock only pursuant to a Rule 10b5-1 trading plan.

Key Elements of 2016 Executive Compensation

The key elements of our 2016 executive compensation program are shown in the chart below.  Each element of the program has a specific purpose in furthering our compensation objectives.

	Fixed				Variable
	Base Salary		Annual Incentives		Long-Term Incentives: Traditional Equity LTI Awards		Long-Term Incentives: Vision 2020 LTI Awards
Key Features	– –	Competitive fixed level of cash income Reviewed annually and adjusted when appropriate	–	Variable compensation payable annually in cash if performance goals achieved	– – –

Traditional RSUs payable based on achieving performance goals and continued service

Traditional performance-based RSUs vest 42 months after grant based on actual performance

Time-based RSUs vest 1/3 on each anniversary of the grant date

– –

Performance-based RSUs payable based on achieving aggressive stock price targets within a 5-year period and continued service

RSUs vest in part on the third, fourth, or fifth anniversary of the grant date, subject to achievement of price targets

Why We Pay This Element	– –	Provides a base level of competitive cash pay for executive talent Promotes appropriate risk taking	– –

Motivates and rewards executives for performance on key Company-wide financial metrics and customer satisfaction

Executive-specific objectives motivate our team to achieve goals in areas they can influence

					– –	Aligns executive pay and stockholder interests and serves to retain executive talent Motivates executive performance on key long-term measures to build multi-year stockholder value	– – –

Creates immediate stockholder alignment by emphasizing stock price performance

Strongly incentivizes key executive team to deliver a high level of performance

Provides enhanced retention in an increasingly competitive environment

How We Determine Amount	–	Committee approves based on role, position against external market, and internal comparable salary levels	– – –

NPOI performance threshold must be achieved for any payout

Maximum award as % of NPOI is 1.5% for CEO and 0.75% for other named executives

Award payout ranges:

- Financial Metrics:

0%  –  200%

- Individual Goals:

0%  –  150%

- Customer Success:

0% or 10%

					– – –	RSU grant mix: -75% Traditional Performance-based RSUs -25% Time-based RSUs Performance threshold of 20% ROC must be achieved for any payout Performance–based RSU payout ranges from 0% to 150%	– – –

50% earned if NCR’s stock price closes at or above $35 for any twenty consecutive trading days during the five-year performance period

50% earned if NCR’s stock price closes at or above $40 for any twenty consecutive trading days during the five-year performance period

No more than 50% of the award “earned” will vest on the three-year anniversary of the grant date, and up to 100% of the award “earned” can vest on the fourth or fifth anniversary of the grant date

2016 Executive Compensation Program Highlights

The Company’s 2016 executive compensation program was consistent with its philosophy and objectives of paying for performance, aligning the interests of executives with the interests of stockholders, attracting and retaining executive talent, and adopting competitive, best-practice compensation programs that are appropriate for our Company.  For specific examples of actions taken by the Company in 2016 to carry out this philosophy, see the Summary of 2016 Compensation Program Actions by our Committee section starting on page 33.

2016 Pay for Performance Highlights

The portion of performance-based and “at risk” compensation increases directly with an executive’s role and responsibility within the Company, ensuring that our senior executives are held most accountable to our stockholders.  The charts below show that a very significant portion (94%) of our CEO’s 2016 target total compensation pay is directly linked to the performance of the Company through quantitative internal performance metrics and qualitative goals that support the strategy of the organization and are approved each year by the Committee. Our CEO’s pay mix is more performance-based than the pay mix of CEOs in our peer group.  The percentage of target total pay that is directly linked to the performance of the Company for our other named executives, which averaged 92% for 2016, is also more performance-based than the pay mix of other named executives in our 2016 peer group.

2016 Target Total Direct Compensation Pay Mix

NCR CEO: Target Pay Mix	Peer Group CEO: Target Pay Mix

NCR Other Named Executives: Target Pay Mix	Peer Group Other Named Executive Officers Target Pay Mix

2016 “At Risk” Pay vs. Fixed Pay Mix at Target

For our CEO and our other named executives, the 2016 ratio between performance-based pay (including performance-based equity and annual cash incentives) and fixed pay (base salary and time-based equity) is meaningfully more “at-risk” than the pay mix of other CEOs and named executive officers in our peer group.

NCR CEO: At-Risk vs. Fixed Pay	Peer Group CEO: At-Risk vs. Fixed Pay

NCR Named Executives: At-Risk vs. Fixed Pay	Peer Group Named Executive Officers: At-Risk vs. Fixed Pay

Understanding Our CEO’s Target Pay vs. Realizable Pay

Because such a significant portion of the compensation of our named executives is performance-based and therefore “at risk,” we review the “target” versus the “realizable” compensation levels of our CEO to track the alignment and effectiveness of our pay-for-performance executive compensation design.  To complete this analysis, we compare the value of the targeted compensation levels at the time of grant to the value of the realizable compensation levels each calendar year as a result of the performance of the organization in achieving its short-term and long-term goals and the year-end price of the Company’s stock.  This Table shows the “target” versus “realizable” compensation for the CEO for the previous three fiscal years:

	Our CEO’s Target Pay vs. Actual “Realizable” Pay
	Target Pay (1) ($M)					“Realizable” Pay (2) ($M)					“Realizable” vs. Target Pay
Year	Base	Target Bonus	RSUs	EPP	Total	Base	Actual Bonus	RSUs	EPP	Total
2016	$1.0	$1.5	$15.0	$0.0	$17.5	$1.0	$1.0	$25.4	$0.0	$27.4	157%
2015	$1.0	$1.5	$8.0	$1.5	$12.0	$1.0	$0.0	$7.3	$2.0	$10.3	86%
2014	$1.0	$1.5	$5.0	$7.1	$14.6	$1.0	$0.0	$2.5	$0.0	$3.5	24%

(1) Target pay includes: base salary, target annual incentive, grant date fair market value of all equity awards, plus the projected EPP Bonus Credit award based on the financial plan established for 2014 and 2015.

(2) Compensation “realizable” for each year includes: base salary, actual bonus received, the fair market value of outstanding awards granted each year as of December 31, 2016, and any actual EPP Bonus Credit award based on the actual economic profit for the applicable year. The 2014 annual performance-based LTI award granted on February 24, 2014 is reflected at 43.6% of target (payout earned). The 2015 annual performance-based LTI award granted on February 23, 2015 is reflected at 114.5% of target (payout earned). The 2016 annual traditional performance-based LTI award granted on February 24, 2016 is reflected at 148.2% of target, and is subject to the Company achieving a two-year average ROC threshold of 20% during the performance period. The Vision 2020 LTI Award granted on February 24, 2016 with the $35 price target contingency is reflected at 100% of target (payout earned on December 6, 2016).

The above Table shows that our executive compensation program is designed so that the amount of compensation that our CEO actually receives may be higher or lower than the Target amount approved by the Committee, depending on our stock price performance, level of achievement of financial goals, Committee discretionary reductions and other relevant factors. Because it highlights how clearly our CEO’s actual realizable pay is tied to Company performance, this Table demonstrates the very strong alignment of the interests of our executives with those of our stockholders. This Table is supplementary to, and is not intended to be a substitute for, the Summary Compensation Table included in these proxy materials.

Comparing our CEO’s Realizable Pay with Company Performance

This Table compares our CEO’s realizable compensation to Company performance over the last three years:

	CEO Realizable Pay vs. Company Performance
	CEO Realizable Pay			Company Performance
Year	“Realizable” vs. Target Pay	Bonus Payout Earned	Performance LTI Award Earned(1)	NGOI Results ($M)	NCR 1-Year Total Shareholder Return (TSR)(2)	NCR 1-Year TSR Percentile Rank for Peer Group(2)
2016	157%	68%	148.2%	$840	66%	100%
2015	86%	0%	114.5%	$820	-16%	33%
2014	24%	0%	43.6%	$817	-14%	0%

(1) The 2014 annual performance-based LTI award granted on February 24, 2014 is reflected at 43.6% of target (payout earned). The 2015 annual performance-based LTI award granted on February 23, 2015 is reflected at 114.5% of target (payout earned). The 2016 annual performance-based LTI award granted on February 24, 2016 is reflected at 148.2% of target, and is subject to the Company achieving a two-year average ROC threshold of 20% during the performance period. The Vision 2020 LTI Award granted on February 24, 2016 with the $35 price target contingency is reflected at 100% of target (payout earned on December 6, 2016).

(2) The TSR Percentile Rank measurement is from calendar year-end to calendar year-end.

The strong correlation between the compensation realizable by our CEO over the past three years, and our performance as measured by total shareholder return, demonstrates the strong alignment between our CEO’s realizable pay and Company performance. The above Table is supplementary to, and is not intended to be a substitute for, the Summary Compensation Table included in these proxy materials.

Our Process for Establishing 2016 Compensation

Our Committee has the sole authority to establish compensation levels for our named executives. When making compensation decisions, the Committee carefully examines:

•	External Market Analysis – including reports by the Committee’s independent compensation consultant on peer group member proxy pay data and external market surveys;

•	Internal Compensation Analysis – including management reports on comparable internal compensation levels and compensation history; and
•

Recommendations – from our CEO and our Executive Vice President, Chief Administration Office & Chief Human Resources Officer about compensation for named executives, except the Committee does not consider management recommendations when making decisions about CEO compensation.

External Market Analysis – Peer Group and Survey Data

We use several methods to examine the various elements of our executive compensation program to determine the competitive market and understand current compensation practices.  In general, the Committee considers the median of the peer group data described below when establishing base salary, annual incentive and long-term incentive opportunities.  The Committee retains the flexibility to make adjustments in order to respond to market conditions, promotions, individual performance and internal equity.  The Committee also reviews broad-based survey data prepared by its independent compensation consultant, and considers key business decisions that can impact compensation.

Compensation Peer Group Selection. The Committee reviews the Company’s compensation peer group annually with its independent compensation consultant, and makes changes to the group to the extent determined appropriate based on changes in peer business attributes.  The consultant then produces for the Committee’s review an independent analysis of the cash and equity compensation for the five highest compensated executives at each company within the final peer group, and a comparison of our similarly ranked named executives to the 25th, 50th and 75th percentiles of the peer group.  The analysis also includes comprehensive modeling of long-term incentive costs and resulting levels of stockholder value transfer and dilution, which the Committee considers when developing the aggregate annual budget for equity compensation awards.

The unique combination of industries represented by our core business creates challenges in identifying comparable companies for executive compensation analysis.  We select our peer group by examining other companies in terms of industry, size and recruiting in our GICS (Global Industry Classification Standard) industry group that are in the software and services or technology hardware industries, and are of reasonably similar size based on annual revenues, market capitalization, operating income and enterprise value.  In addition, we look at variances to these metrics based on unique circumstances.  We also consider other companies outside our GICS industry group with which we compete for talent.

Final 2016 Peer Group.  The Committee carefully reviewed our prior peer group, and with the advice of its independent compensation consultant, made these changes to our 2015 peer group for purposes of benchmarking our 2016 executive compensation program:

(i)	Citrix Systems and VMware were added as they are software/services companies and better align with the continuing shift of NCR’s business profile towards software/services; and

(ii)	Agilent Technologies was replaced by Keysight Technologies, the recently spun-off tech equipment business of Agilent (the remaining Agilent business is focused on life-sciences).

Our 2016 peer group therefore consisted of the following companies:

Our Peer Group Companies – 2016 Compensation
Adobe Systems	Harris	Salesforce
CA Technologies	Intuit	SanDisk
Citrix Systems	Juniper	Seagate
Diebold	Keysight Technologies	Symantec
Fidelity Info Services	NetApp	VMware
Fiserv	Pitney Bowes	Western Digital

External Market Surveys.  The Committee reviewed a comprehensive analysis and assessment prepared by its independent compensation consultant, which showed the competitive position of our named executive pay mix and levels compared to the marketplace using a combination of proxy data from our peer group, as well as general market data provided by the Company.  Market survey data includes surveys concentrated on companies in both general and high-tech industries, which encompass the Company’s competitors and non-competitors.  The broad-based surveys give us access to market data for numerous companies under a consistent methodology to assist our understanding of market trends and practices.  The market surveys used were:

•

Towers Watson General Industry Executive Compensation Survey – U.S., including data on corporate-wide roles for companies with global corporate revenue of $6-10 billion, and data for other roles for companies with appropriate group/division size based on revenue.

•	Towers Watson High Tech Executive Compensation Survey – U.S., including data for companies with appropriate unit size based on revenue.
•

Aon Hewitt TCM Online Executive – U.S., including data for corporate-wide roles from companies with corporate-wide revenue of $5-10 billion, and data for other roles from companies with appropriate group/division size based on revenue.

The Committee considers market median levels when setting compensation levels, but retains flexibility to set compensation above or below the median based on individual considerations.  When setting 2016 compensation levels, the Committee considered our peer group’s proxy data for chief executive officer, chief financial officer and chief operating officer with a 100% weighting for Mr. Nuti, Mr. Fishman, and Mr. Benjamin.  For Mr. Marquardt and Mr. Langenbahn, the Committee considered our peer group’s proxy data for Unit Heads with a 75% weighting, and general market survey data for similar Sector Heads with a 25% weighting.

Internal Compensation Analysis –Tally Sheets and Internal Equity

•

Tally Sheets.  At each regular Committee meeting considering compensation changes, the Committee reviews comprehensive internal tally sheets showing the total compensation opportunity provided to our named executives over a three-year period.  The tally sheets allow the Committee to review the degree to which historic, current and projected compensation, including unvested equity awards, support the Company’s pay-for-performance philosophy and retention objectives.  The Committee uses the data in the tally sheets to assess actual and projected compensation levels.  The tally sheets are also used to compare year-over-year compensation as part of the process of establishing competitive compensation levels for the following year.

•

Internal Equity.  The Committee also reviews internal reports on named executive base salaries and incentive plan targets compared to internal peers.  To maintain a fair balance throughout the executive level at the Company, we strive for a level of consistency in compensation. Differences in compensation are based on degree of judgment and strategic nature of executive roles, as well as individual performance measured both objectively and subjectively.  For 2016, our CEO’s total target direct compensation (base salary, target annual bonus award, and target long-term incentive award excluding any EPP payouts) was approximately 2 times that of the next highest-paid named executive.  The Committee considers this an appropriate ratio, taking into account our

CEO’s overall leadership responsibility, the competitive market compensation rate for CEO talent, the strategic nature of the CEO position as the senior executive leading the organization, the extent and scope of his responsibilities, his performance and his additional role as Chairman of the Board of Directors.

Recommendations

The Committee also considers recommendations from our CEO and our Executive Vice President, Chief Administration Office & Chief Human Resources Officer when establishing compensation levels for named executives other than the CEO.  The CEO and management do not participate in any Committee discussions about CEO compensation.

2016 Executive Compensation Program Details

Base Salaries for 2016

We attempt to set base salaries at a level competitive with our peer group.  This helps us attract and retain top quality executive talent, while keeping our overall fixed costs at a reasonable level.

For 2016, the Committee approved these base salaries for our named executives:

Summary of 2016 Base Salary Actions
Named Executive	Effective Date of Most Recent Base Salary Action		Base Salary on December 31, 2016	Rationale for Base Salary Actions
William Nuti	August 8, 2005		$1,000,000	No Change – Protect tax deduction under Internal Revenue Code Section 162(m)
Robert Fishman	March 26, 2016		$625,000	Competitive position, individual performance, and promotion to Executive Vice President
Mark Benjamin	October 17, 2016	(1)	$750,000	Newly Hired – Competitive
Frederick Marquardt	March 26, 2016		$625,000	Competitive position and individual performance
Paul Langenbahn	March 26, 2016		$475,000	Competitive position and individual performance

(1) Mark Benjamin joined NCR on October 17, 2016 in the role of President and Chief Operating Officer.

Annual Incentives for 2016

Annual Incentive Plan Opportunity for 2016

The 2016 Annual Incentive Plan opportunity for our named executives was comprised of our:

Management Incentive Plan Bonus	+	Customer Success Bonus

Setting Annual Incentive Targets

At the beginning of the performance year, the Committee establishes a total target bonus for each named executive as a percentage of their base salary for purposes of both the Management Incentive Plan (“MIP”) and the Customer Success Bonus. This total target bonus percentage has three components:

•

MIP—Core Financial Objectives Target Bonus, which is a target bonus percentage that is then multiplied by a Company-wide performance factor generated by achieving a Non-GAAP Operating Income (NGOI) core financial goal with an Adjusted Free Cash Flow (FCF) modifier (the “Core Financial Objectives”);

•	MIP—Individual Performance Modifier, which is a MIP percentage modifier based on the particular named executive’s achievement of individual performance goals (“MBOs”); and

•	Customer Success Target Bonus, which is a target bonus percentage linked to the Company’s overall customer success survey results.

Calculating Annual Incentive Awards

The calculation of Annual Incentive Plan awards includes our MIP and Customer Success Bonus components as follows:

Total Annual Bonus Opportunity – 2016

		Management Incentive Plan (MIP)				Customer Success Bonus

MIP Target Bonus (%)	x	Core Financial Objectives	x	Individual Performance Modifier	+	Payout Linked to Our Customer Success Survey Results	=	Actual Bonus (%)

		(Range: 0% - 200%)		(Range: 0% - 150%)		(Range: 0% or 10%)

MIP Core Financial Objectives for 2016

The Committee established the MIP Financial Objectives for 2016 based on:

Non-GAAP Operating Income (NGOI)	and	Adjusted Free Cash Flow

NGOI Objective

For 2016, the Committee established NGOI as the primary core Financial Objective. NGOI replaced Non-Pension Operating Income (NPOI), which was used in prior years when ongoing pension expense had more of a significant impact on NCR’s annual financial results.  The Company’s aggressive pension de-risking strategy has reduced the Company’s exposure to pension expense as it relates to our financial performance and operational success.

We use NGOI as the primary MIP bonus funding mechanism because it:

•	represents one of our key business imperatives – driving profitable growth by increasing revenue and controlling operating costs;

•	is balanced with driving a strong focus on asset utilization, working capital and cash flow;
•	is simple to calculate and easily understood by both employees and stockholders;

•	is a measure we can track throughout the year; and

•	is a critical measure investors use to assess our annual performance.

Adjusted Free Cash Flow Objective

The Committee retained Adjusted Free Cash Flow as the other Core Financial Objective, which is used as a modifier to the MIP bonus funding mechanism once a threshold level of NGOI is achieved. We use Adjusted Free Cash Flow because it:

•	represents another one of our key business imperatives and critical performance measures;

•	is a measure that tracks the resources available for the Company to invest in new technology and innovation that fuels future growth;
•	rewards the leadership team for maximizing our cash flow from operations; and

•	encourages management to focus on working capital.

MIP Core Financial Objectives – Definitions and Impacts

The 2016 MIP core financial objectives, including the definitions and impact of each, are shown in this chart:

MIP – Core Financial Objectives for 2016
Financial Objective	Definition	Impact on Our Financials	Impact on Our Behavior

NGOI*

Our income (loss) from operations as reported under generally accepted accounting principles, excluding certain special items as described in our annual financial report (see reconciliation on page 94 of Form 10-K – referred to as “segment operating income”).

		Profit (Loss) on our Income Statement (non-GAAP).	Forces decision-making to produce results aligned to achieving our long-term strategic objectives. Management can only be rewarded financially each year when they drive profitable growth.

Adjusted Free Cash Flow*

Our net cash provided by operating activities and discontinued operations, less capital expenditures for property, plant and equipment, less additions to capitalized software, discretionary pension contributions and pension settlements (see reconciliation on page 32 of Form 10-K).

		Income Statement and Statement of Cash Flows (non-GAAP).	Forces decision-making to provide available cash for investment in our existing businesses, strategic acquisitions and investments, repurchase of NCR stock, and repayment of debt obligations.

* NGOI and Adjusted Free Cash Flow are non-GAAP measures. Income from operations and net cash provided by operating activities, respectively, are the most directly comparable GAAP measures.

MIP Core Financial Objectives –2016 Performance Hurdles and Payout Cap

New for 2016, the Committee established a 40% minimum MIP funding for 2016, coupled with a success sharing mechanism that provides additional bonus funding for Company performance achieved above an aggressive performance hurdle.  Additional MIP funding above the 40% minimum is earned when the Company achieves results above the 2016 NGOI Performance Hurdle, where 50% of every dollar of NGOI earned above the NGOI Hurdle will be added to the 2016 MIP funding, and further, where 60% of every dollar of NGOI earned above the NGOI Hurdle will be added to the 2016 MIP funding if the Adjusted Free Cash Flow Hurdle is also achieved; but in no event can the 2016 MIP funding exceed 200%.

On February 22, 2016, the Committee decided when establishing our 2016 MIP that performance results would be determined on a constant currency basis to eliminate the impact of foreign currency fluctuations during the performance period, based on the same foreign exchange rates used to establish the Company’s 2016 financial plan.

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NGOI Performance Hurdle: The Committee established an NGOI Performance Hurdle of $865 million for 2016 (before constant currency adjustment) which represents a +5.5% increase over the Company’s NGOI results of $820 million for 2015.

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Adjusted Free Cash Flow Hurdle: The Committee established an Adjusted Free Cash Flow Threshold Performance Hurdle of $450 million for 2016, which represents a +10% increase over the Company’s Adjusted Free Cash Flow results of $409 million for 2015.

The Committee’s establishment of challenging MIP performance thresholds requires our named executives to achieve significant annualized NGOI and Adjusted Free Cash Flow growth in order to receive any payout above minimum funding for the MIP portion of their annual bonus.

Absolute Limit on MIP Payouts and Committee Discretion.  The annual bonus otherwise payable under the MIP is also subject to an absolute limit based on the Company’s performance.  For 2016, the maximum annual bonus payout opportunity is 1.5% of Non-Pension Operating Income (NPOI) for our CEO, and 0.75% of NPOI for our other named executives.  Consistent with Section 162(m) of the Internal Revenue Code (the “Code”), the Committee retains the discretion to decrease, but not increase, the final Annual Incentive Plan payout earned. For the definition of NPOI, see Proposal 4, page 87 below.

MIP – Management By Objectives (MBOs)

In addition to the Core Financial Objectives, we establish multiple individual objectives, called MBOs, for each of our named executives.  These individual objectives are assigned to our named executives based on their areas of influence, and on objectives that are critical for the Company’s achievement of its overall financial goals and stretch internal objectives.  Based on the extent to which a named executive satisfies his MBOs, the Committee determines an “individual performance modifier” that increases or decreases the preliminary MIP bonus determined by the Core Financial Objectives.  The individual performance modifier can range from 0% for poor performance to 150% for exceptional performance.

The Committee established multiple MBOs for our CEO, and in conjunction with the CEO, for each named executive.  The MBOs selected directly complement our 2016 corporate strategic goals to:

•	Continue to shift focus towards software/cloud solutions and services as our primary source annual revenue and margin;

•	Deliver revenue growth, margin expansion and our software plan;

•	Introduce product and solution innovation that continues to delight our customers’ experience;
•	Build enterprise platforms that enable development of disruptive, industry-aligned, omni-channel solutions, and offerings for our customers;

•	Forecast accuracy and operational excellence; and

•	Drive talent, culture and employee engagement.

Customer Success Bonus for 2016

Because of the critical importance of customer retention, customer referrals and customer relationships, we retain our Customer Success Bonus as a separate component of our Annual Incentive Plan, with its own separate reward structure.  We link our Customer Success objective to a semi-annual survey of customers conducted by an independent third party.  The actual payout for this component is determined at the discretion of the Committee for our CEO, and at the discretion of the CEO for our other named executives.

Annual Incentive Plan – Total Bonus Opportunity for 2016

For 2016, the Committee established MIP annual incentive targets for our named executives based on peer group data and positioning within the senior leadership team.  The 2016 target MIP and Customer Success annual incentive opportunities for our named executives were:

2016 Annual Incentive Plan – Targets and Total Bonus Opportunity (% of Base Salary)
Named Executive	MIP Target	Customer Success Target	Total Annual Bonus Target (MIP Target + Customer Success Target)	Total Annual Bonus Opportunity
William Nuti	140%	10%	150%	0% to 430%
Robert Fishman	100%	10%	110%	0% to 310%
Mark Benjamin	115%	10%	125%	0% to 355%
Frederick Marquardt	100%	10%	110%	0% to 310%
Paul Langenbahn	100%	10%	110%	0% to 310%

By way of illustration, in the case of our CEO, if the Core Financial Objectives were achieved at the maximum level, this could generate a preliminary MIP bonus funding of 280% (200% of his 140% target bonus).  Further, if he were to achieve the maximum individual performance modifier of 150%, his bonus payout could increase to 420% (150% of his preliminary MIP bonus funding of 280%).  If the Customer Success objective (10%) were also met, his total Annual Incentive Plan bonus payout could be as high as 430% of his base salary.

Annual Incentive Plan – Objectives, Results and Payouts for 2016

MIP Core Financial Objective and Customer Success Results and Payout Funding

The Committee established the 2016 Core Financial Objectives to align with our corporate goals as shown in the Chart below.  The Chart below shows the NGOI Core Financial Objective on a constant currency basis as determined appropriate by the Committee when the 2016 MIP was established.  Also shown are the MIP performance results, annual incentive payouts earned, and funding approved for our named executives for the 2016 performance year.

NGOI for 2016 was $840 million which did not exceed the NGOI Performance Hurdle of $871 million on a constant currency basis.  However, Adjusted Free Cash Flow for the year was $628 million which far exceeded the Adjusted Free Cash Flow Hurdle of $450 million.  These financial performance achievements resulted in the 40% minimum MIP funding being earned for 2016.  However, given the significant over achievement of Adjusted Free Cash Flow, the Committee approved an additional 20% MIP funding for a total funded payout of 60% of target under our 2016 Annual Incentive Plan.

The 2016 Annual Incentive Plan objectives, results, earned payout and funded payout are shown in this Chart:

2016 Annual Incentive Plan – Performance Hurdles, Results and Funding
	Performance Hurdles & Results ($M)(1)
Discretionary Objectives	NGOI Below Hurdle (% Funded)	NGOI Above Hurdle (% Funded)	NGOI Above Hurdle (Maximum %)	Performance Results	Final Payouts
Adjusted Free Cash Flow Results “Below” Hurdle?	40%	50% of NGOI Results above $871	200%	NGOI = $840 (“below” hurdle) AFCF = $628 (“above” hurdle)	Payout “Earned” = 40% Payout “Funded” = 60%(2)
Adjusted Free Cash Flow Results “Above” Hurdle?	40%	60% of NGOI Results above $871
Customer Success Objective	Payout Linked to Overall Satisfaction of Our Customers			At or Above Expectations	10%

(1) The NGOI Hurdles is shown on a constant currency basis as determined appropriate by the Committee.

(2) While NGOI Results did not exceed the NGOI Hurdle, the Committee exercised its discretion and increased MIP funding by 20% for a “funded” payout of 60%.

Annual Incentive Plan “Earned” vs. “Funded” Payout History

While the Committee exercised discretion to increase the “funded” payout by an additional 20% over the amount “earned” for 2016, at the recommendation of the CEO the Committee previously exercised its discretion to reduce “funded” payouts in several prior years where the Company’s financial results were in line with external guidance, but the CEO and the Committee determined that the Company fell short or executed poorly against other key strategic goals for the performance year. A summary of the Committee’s discretion on the bonus payout “funding” in prior years is shown in this chart:

Annual Incentive Plan “Earned” vs. “Funded” Payout History
Performance Year	Bonus Payout “Earned”	Committee Discretion Applied	Bonus Payout “Funded”
2015	114.1%	(114.1%)	0%
2014	0%	0%	0%
2013	103.3%	(58.3%)	45%
2012	132.8%	(57.8%)	75%

This demonstrates that the CEO and the Committee set aggressive annual financial goals and set very high internal performance expectations. It also demonstrates the Committee’s willingness to utilize its discretion to ensure that both design and execution of the Company’s incentive plans have good alignment with our pay-for-performance philosophy.

Individual Performance Modifier Assessment

The following is a summary of the MBOs established by the Committee and the 2016 MIP payouts approved for each participating named executive for the 2016 performance year.

William Nuti’s 2016 Objectives:

Mr. Nuti’s objectives for 2016 included successful execution on the next phase of the Vision 2020 strategy including delivering significant growth on software and cloud revenue necessary to achieve 2016 financial plan goals, delivering core financial results at or above the top end of the Company’s guidance provided to investors throughout the year, and continued performance above guidance on capital efficiency and return of capital to stockholders through the Company’s ongoing share repurchase program.    Mr. Nuti’s 2016 MBO’s are outlined in more detail below:

•	Software & Cloud Revenue growth

•	Financial Performance at or above guidance

•	Strong Free Cash Flow performance

•	Successful Margin Expansion
•	Return of Capital to Stockholders through the ongoing share repurchase program

•	Omni-Channel Platform Development Road Map

•	Executive Talent Development

The Committee determined that Mr. Nuti’s 2016 individual performance modifier is 110% to reflect his individual performance relative to the achievement of the stated 2016 MBOs. This determination was based on the strong growth in software & cloud orders and revenue, exceptional Free Cash Flow results above guidance, core financial results at the top of the investor guidance range, and key executive talent acquisition and organizational re-alignment to put the Company in position for delivering the stated Vision 2020 strategy over the performance years subsequent to 2016.

Robert Fishman’s 2016 Objectives:

Mr. Fishman’s 2016 MBO’s are outlined below:

•	Financial Performance at or above guidance

•	Strong Free Cash Flow performance

•	Forecast Accuracy

•	Zero-Based Budgeting (ZBB) Implementation
•	Return of Capital to Stockholders through the ongoing share repurchase program

•	Risk Management

•	Executive Talent Development

The Committee determined that Mr. Fishman’s 2016 individual performance modifier is 105% to reflect his individual performance relative to the achievement of his stated 2016 MBOs. This determination was based on the exceptional Free Cash Flow results above guidance, successful implementation of the ZBB platform to help drive the efficient deployment and execution of the 2017 financial plan across the enterprise and strong forecast accuracy for the CFO organization.

Mr. Benjamin’s 2016 Objectives:

Mr. Benjamin’s 2016 MIP payout reflects the minimum payout to be made under the terms of his offer to join NCR in October 2016. As such, no individual performance modifier was determined for the 2016 performance year.

Mr. Marquardt’s 2016 Objectives:

Mr. Marquardt’s 2016 MBO’s are outlined below:

•	Services Revenue growth & Margin Expansion

•	Operating Income Forecast Accuracy

•	Services Delivery Execution

•	Services Customer Loyalty Improvement
•	Managed Services growth

•	Enterprise Quality Improvements

•	Continuous Cost Reduction Improvements

•	Executive Talent Development

The Committee determined that Mr. Marquardt’s 2016 individual performance modifier is 105% to reflect his individual performance relative to the achievement of his stated 2016 MBOs. This determination was based on the strong Services revenue growth, exceptional operating income forecast accuracy, improvements in Services customer loyalty scores and continuous cost reduction improvements.

Mr. Langenbahn’s 2016 Objectives:

Mr. Langenbahn’s 2016 MBO’s are outlined below:

•	Hospitality Revenue growth & Margin Expansion

•	Operating Income Forecast Accuracy

•	Hospitality Software & Cloud Revenue Growth
•	Hospitality Customer Loyalty Improvement

•	Continuous Cost Reduction Improvements

•	Executive Talent Development

The Committee determined that Mr. Langenbahn’s 2016 individual performance modifier is 110% to reflect his individual performance relative to his MBO’s based on the strong Hospitality software and cloud revenue growth and strong operating income forecast accuracy. However, Mr. Langenbahn did not receive the Customer Success payout as a result of the weakness in our customer loyalty scores during 2016 for the Hospitality business.

Annual Incentive Plan – Final 2016 Payouts

The total annual bonus payments approved for each named executive for the 2016 performance year were:

2016 Annual Incentive Plan – Final Payout Calculation
Named Executive	MIP Target (1)	Funded MIP Payout (% of Target)	Funded MIP Payout (Before IPM)	Individual Performance Modifier	MIP Payout (After IPM)	Customer Success Payout (10% of Target)	Total Bonus Payout
William Nuti	$1,400,000	60%	$840,000	110%	$924,000	10%	$1,024,000
Robert Fishman	$613,388	60%	$368,033	105%	$386,435	10%	$447,774
Mark Benjamin(1)	$215,625	—	$215,625	—	$215,625	10%	$234,375
Frederick Marquardt	$613,388	60%	$368,033	105%	$386,435	10%	$447,774
Paul Langenbahn	$462,227	60%	$277,336	110%	$305,070	0%	$305,070

(1) Reflects proration for mid-year salary and/or target bonus changes, and for Mr. Benjamin, reflects a pro-rated amount given his start date of 10/17/2016.  Pursuant to his employment offer, Mr. Benjamin will receive a guaranteed minimum bonus award of $215,625 for his period of employment with the Company during 2016.

2016 Long-Term Incentives

Our Long-Term Incentive Program directly aligns a large portion of the total compensation of our named executives with Company performance and changes in stockholder value.  In 2016, the Committee granted all long-term incentives to our named executives in the form of equity awards under our Stock Plan.  Unlike in prior years, no new Bonus Credit awards were made under the NCR Corporation Economic Profit Plan in 2016.

2016 Equity Award Mix

The use of equity for our LTI Program links our executives and stockholders to a common goal: sustainable stockholder value creation.  In February 2016 the Committee approved the 2016 annual equity awards under our Stock Plan in the form of a special grant of multi-year Vision 2020 Awards together with traditional performance-based and time-based RSUs.

We generally use equity awards in our LTI Program to create commonality of interests with stockholders and help manage our ability to retain our key executives.  These awards also provide a good balance to our executives and protection to our stockholders, because wealth creation can be “realizable” by an executive only when both long-term performance goals and service-based milestones are achieved.  The special grant of Vision 2020 Awards was approved by the Committee in 2016 for the additional reasons described below.

2016 LTI Program with Multi-Year Vision 2020 Awards

After an extensive review with its independent compensation consultant, in 2016 the Committee approved a unique, multi-year award for certain executives who are focused on delivering our transformation as part of our annual long-term incentive program.  Under the multi-year program, in February 2016 the Committee approved the grant of a portion of 2016 and 2017 long-term award value for certain key members of our executive team, including our named executives, in the form of “Vision 2020 LTI Awards.” These Vision 2020 LTI Awards consisted of certain price-contingent RSUs for our named executives and other eligible executives as described below.  These stock units vest only if certain aggressive NCR stock price targets are achieved within a five-year performance period and executive service continues through the vesting date (with certain limited exceptions). The Committee approved the remaining portion of 2016 long-term award value in a mix of our traditional performance-based and time-based RSUs, with the performance-based units being subject to new performance goals tied to critical strategic measures as described below.

The Vision 2020 LTI Awards signal a new direction for the Company in pursuit of its Vision 2020 strategy.  The awards are designed to accelerate our transformation efforts, reinforce a sense of urgency among our key executives for delivering significant software revenue and margin growth to unlock the valuation appropriate for NCR as the global market leader in consumer transaction technology, and align with expectations set for NCR’s Vision 2020 strategy.  The awards also recognize the unique challenges faced by the Company in its continued transformation, and the critical need to incentivize and retain a core executive team to realize this strategy for the Company and our stockholders.  The value ultimately realized from the awards is based on the growth in our share price following the grant date and achievement of the new business performance objectives noted below.

The price-contingent RSUs comprising the Vision 2020 LTI Awards are partially “front-loaded,” that is, they represent half of the 2016 target annual long-term incentive compensation value for each executive, plus half of the target 2017 value that the Committee anticipated it would have granted to each executive in 2017.  The target amount for each executive for 2016 and 2017 remained the same, except the timing of half of the anticipated 2017 grants was accelerated.

The Committee determined that partially front-loading the Vision 2020 LTI Awards provides the following benefits to the Company and our stockholders:

•	Creates significant stockholder alignment by emphasizing increased and sustainable stock price performance;

•	Strongly incentivizes our key executive team to deliver a high level of Company performance over the performance period, and beyond, by tying the realizable value of awards to stock price performance;

•	Focuses our key executive team on sustainable and successful performance; and

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Provides enhanced retention in an environment where there is heightened competition for talent with industry peers, because the amount subject to forfeiture for departure is increased, without increasing the value of compensation paid by the Company over the front-loading period.

The traditional equity awards approved by the Committee for our named executives in 2016 were not front-loaded.  These traditional awards represent the remaining portion of the 2016 total target annual long-term incentive value for our named executives.

Vision 2020 LTI Awards in 2016

Price-Contingent RSUs: In a special grant, all named executives were awarded price-contingent RSUs with these terms:

•	50% would be earned if NCR’s stock price closes at or above $35 per share for any twenty consecutive trading days at any time during the five-year period after the grant date.

•	50% would be earned if NCR’s stock price closes at or above $40 per share for any twenty consecutive trading days at any time during the five-year period after the grant date.

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Vesting is also conditioned on continued service with the Company, where no more than 50% of the award “earned” will vest on the three-year anniversary of the grant date, and up to 100% of the award “earned” can vest on the four-year anniversary of the grant date, and finally, if not previously vested, up to 100% of the award “earned” can vest on the five-year anniversary of the grant date conditioned entirely on NCR achieving the $35 and $40 stock price hurdles prior to these potential vesting dates.

The five-year performance period for the Vision 2020 LTI Awards was intended to provide a longer-term focus on sustained share price growth.  Unless earned based on the stock price hurdles outlined above, all unvested Vision 2020 LTI Awards are forfeited in the event of employment termination, except in the event of death, disability or other limited circumstances as described in the award agreements.

On December 8, 2016, the Committee certified that the $35 per share price hurdle for our Vision 2020 LTI Awards had been satisfied, based on NCR’s stock price closing above $35 per share for twenty consecutive trading days (November 8, 2016 through December 6, 2016).  On January 24, 2017, the Committee certified that the $40 per share price hurdle for our Vision 2020 LTI Awards had been satisfied, based on NCR’s stock price closing above $40 per share for twenty consecutive trading days (December 7, 2016 through January 5, 2017).  These awards are not currently vested and are subject to continued employment with the Company where 50% of these awards will vest on the three-year anniversary of the grant date and the remaining 50% of the award will vest on the four-year anniversary of the grant date.

Traditional Performance-Based and Time-Based Equity

The remaining portion of the 2016 equity award mix for our named executives consisted of 75% performance-based RSUs, and 25% time-based RSUs.

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Performance-based RSUs awarded in 2016 have a two-year performance period (2016-2017) with secondary performance metrics consisting of Non-GAAP Diluted Earnings Per Share (NGDEPS) with a 60% weighting, and Software-Related Margin Dollars (SRMD) with a 40% weighting as described below.  However, no units are earned unless we also achieve a two-year average ROC (the primary performance metric) performance threshold for the 2016-2017 period as described below.  Any units earned from achievement of these performance goals vest 42 months after granted (on August 24, 2019), so long as the executive continues Company service through the vesting date. The maximum share payout for these performance-based units is 150% of target.

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Time-based RSUs awarded in 2016 have a three-year restriction period and vest 1/3 on each anniversary of the grant date, so long as the executive continues Company service through the applicable vesting date.

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Special vesting rules provide that early vesting can occur only if employment ends because of death, disability or other limited reasons described in the Potential Payments Upon Termination or Change in Control section (starting on page 77).

For our 2016 equity awards, the number of shares subject to restricted stock units was determined by converting the dollar value approved by the Committee into a specific number of shares, based on the grant date closing price of our common stock as provided under our Stock Plan.

Performance-Based Equity – Performance Metrics

ROC – Primary Performance Metric

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ROC Performance Threshold: No performance-based RSUs are earned unless the Company achieves a two-year average ROC performance threshold of 20% over the 2016-2017 performance period.  At the time the awards were granted, the Committee decided that ROC performance results would be determined on a constant currency basis to eliminate the impact of foreign currency fluctuations during the performance period, based on the same foreign exchange rates used to establish the Company’s 2016 financial plan.

•	ROC Defined: We calculate ROC by dividing NGOI by Controllable Capital, which represents the working capital that our management team has deployed at any given time.

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Why We Use ROC: This ROC threshold is a significant hurdle that ensures restricted stock units can be earned only if the Company generates enough ROC during the performance period to sustain and grow the business.  Using this ROC performance hurdle mitigates risk in a challenging year and protects the interests of our stockholders.

Non-GAAP Diluted EPS – Secondary Performance Metric with 60% Weighting

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Non-GAAP Diluted EPS Performance Threshold – 60% Weighting: If the ROC performance threshold is met, the number of shares earned for each performance-based unit depends on our NGDEPS results over the two-year performance period.  The Committee established a NGDEPS performance target of $2.85 with a 60% weighting for 2016 awards.

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Non-GAAP Diluted EPS Defined: We calculate NGDEPS by excluding pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles, from GAAP earnings per share.

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Why We Use This Metric: NGDEPS is a good external measure of the Company’s annual performance that investors can compare against our quarterly/annual guidance on this metric.  This is also a common financial metric that investors use to evaluate company performance against peer groups and other performance benchmarks.

Software-Related Margin Dollars – Secondary Performance Metric with 40% Weighting

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Software-Related Margin Dollars Performance Threshold – 40% Weighting: If the ROC performance threshold is met, the number of shares earned for each performance-based unit depends on our SRMD results over the two-year performance period.  The Committee established a SRMD performance target of $950.0 million for 2016 awards, with a 40% weighting.

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Software-Related Margin Dollars Defined: SRMD is determined by taking gross margin for software licenses, software maintenance, cloud and professional services excluding pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles.

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Why We Use This Metric: SRMD is a good internal measure of the Company’s annual performance against one of our core strategic financial goals, the growth for which is essential to achieving our Vision 2020 strategy.  Also, this is another metric where investors can compare our performance against our quarterly/annual guidance.

2016 Financial Objective Results

•	2016 NGDEPS Achieved: NGDEPS achieved for 2016 was $3.02.

•	2016 SRMD Achieved: SRMD achieved for 2016 was $996 million.

Impact of 2016 Financial Results on 2016 Awards

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Impact on 2016 Performance-Based Equity Awards: The 2016 NGDEPS of $3.02 exceeded the target NGDEPS of $2.85, resulting in a preliminary award of 90% with respect to 60% of the target number of units granted on February 24, 2016.  The 2016 SRMD of $996 million exceeded the target SRMD of $950 million, resulting in a preliminary award of 58.2% with respect to 40% of the target number of units granted on February 24, 2016.  These results and weightings resulted in a final award of 148.2% of the total target number of units granted.  This RSU payout of 148.2% is now subject to

NCR achieving at least $2.85 of NGDEPS and $950 million of SRMD for the 2017 performance year (and if not, the payout will be reduced to 100%), achieving a two-year average ROC of at least 20%, and continued employment with the Company through August 24, 2019.

History of Annual LTI Equity Awards

This Chart shows our three-year payout history for annual performance-based equity awards:

Annual LTI Equity Awards: Historical Goals, Results and Payouts
Award Year	Performance Period	Performance Metric / Weighting	Performance Range ($M)			Return on Capital Results		Performance Metric Results ($M)	Final Calculated Payout
			Threshold	Target	Max
2016	2016 – 2017	NGDEPS – 60%	$2.72	$2.85	$3.00	67.1	%(1)	$3.02	148.2%
		SRMD – 40%	$855	$950	$1,000			$996
2015	2015 – 2016	NPOICC(2) – 100%	$631	$709	$750	70.1%		$721	114.5%
2014	2014 – 2015	NPOICC(2) – 100%	$665	$785	$865	67.9%		$695	43.6%

(1) Our Return on Capital (ROC) for the 2016 performance year was 67.1% (NGOI of $840 million ÷ Controllable Capital of $1,252 million). However, this will be adjusted after the 2017 performance period is completed since the ROC goal of 20% is measured over the two-year performance period.

(2) In 2014 and 2015, our discretionary Performance Metric was Non-Pension Operating Income Minus Capital Charge (NPOICC).

2016 Total Annual LTI Equity Award Values

This Chart shows the 2016 total annual LTI equity award values for our named executives:

2016 Total Annual LTI Equity Awards and Value(1)
Named Executive	Vision 2020 LTI Awards: Price-Contingent RSUs(2)	Traditional Performance- Based RSUs	Traditional Time-Based RSUs	Total 2016 LTI Award Value(3)
William Nuti	$9,999,995	$3,749,988	$1,250,012	$14,999,995
Robert Fishman	$3,000,004	$1,124,999	$374,992	$4,499,995
Mark Benjamin(4)	$0	$0	$0	$0
Frederick Marquardt	$2,199,995	$825,010	$274,996	$3,300,001
Paul Langenbahn	$1,999,993	$750,007	$250,002	$3,000,002

(1) Represents the “grant date fair value” of RSUs, as shown in the Grants of Plan-Based Awards—2016 Table on page 72.

(2) Includes half of the total target long-term incentive program value approved by the Committee for our named executives in 2016, plus the “front-loaded” half of the total target long-term incentive program value that the Committee anticipated that it would grant to our named executives in 2017.

(3) Represents the 2016 total target long-term incentive program value approved by the Committee for our named executives, plus the front-loaded half of the total target long-term incentive program value that the Committee anticipated it would grant to our named executives in 2017.

(4) Mr. Benjamin was not employed by the Company at the time we granted our 2016 annual LTI awards.

2016 Ad Hoc LTI Awards

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2016 Ad Hoc Awards: The Committee approved an Ad Hoc LTI award during 2016 for Mr. Benjamin in the amount of $8,500,000 which was granted at the time of his hire.  Mr. Benjamin’s new hire award was in the form of single-metric performance-based RSUs with Committee-approved SRMD goals, in compliance with our policy that retention awards to executive officers will include performance-based vesting conditions.  The award may be earned based on the Company’s achievement of such SRMD goals during the performance periods from January 1, 2017 through

June 30, 2017, and January 1, 2017 through December 31, 2017.  If earned, this award vests over a three-year period, with 25% vesting on the first anniversary of the grant date, 35% vesting on the second anniversary of the grant date, and 40% vesting on the third anniversary of the grant date, subject to Mr. Benjamin’s continued service with the Company through the applicable vesting dates.  The Committee believes that the SRMD performance thresholds established for this award will be difficult to achieve, but attainable.

No other named executives received Ad Hoc LTI awards during 2016.

Update on 2014 and 2015 LTI Equity Awards

2014 LTI Awards

In 2014, we made an annual grant of performance-based RSUs to our named executives, other than Mr. Benjamin who joined the Company in October of 2016.  These awards had a two-year performance period that began January 1, 2014 and ended December 31, 2015.  The number of shares earned, based on performance achieved, could range from a threshold of 25% to a maximum of 125% of units granted.  In February 2015 the Committee certified that performance for these awards was achieved at 43.6% of target.  Because this performance was below target, the Committee determined that these awards would not be increased based on 2015 performance.  The awards had a threshold performance target of 20% ROC, which was achieved.  These awards will vest 100% on October 24, 2017, subject to the executive’s continued service with the Company through the vesting date.  Earlier vesting can occur because of death, disability or for other limited reasons described in the Potential Payments Upon Termination or Change in Control section (starting on page 77).

In 2014, the Committee approved an Ad Hoc single-metric performance-based RSU award for Mr. Marquardt.  Mr. Marquardt’s award was made in recognition of his promotion to his current position, becoming a Section 16 Officer, to increase the retention value of his unvested equity, and to create strong alignment with stockholder interests.  Vesting of this award was contingent on the Company achieving a Committee-approved NPOI performance target of $800 million for the performance period that began January 1, 2015 and ended December 31, 2015.  In February 2016, the Committee certified that NPOI achieved for the performance period was $830 million, which exceeded the performance target for this award.  As a result, this award will vest 100% on the third anniversary of the grant date (May 1, 2017), as long as Mr. Marquardt continues Company service through that date.  Earlier vesting can occur because of death, disability or for other limited reasons described in the Potential Payments Upon Termination or Change in Control section (starting on page 77).

2015 LTI Awards

In 2015, we made an annual grant of performance-based RSUs to our named executives, other than Mr. Benjamin who joined the Company in October of 2016.  These awards had a two-year performance period that began January 1, 2015 and ended December 31, 2016.  The number of shares earned, based on performance achieved, could range from a threshold of 25% to a maximum of 150% of units granted.  In February 2017 the Committee certified that performance for these awards was achieved at 114.5% of target.  These awards vest 100% on October 23, 2018, subject to the executive’s continued service with the Company through the vesting date.  Earlier vesting can occur because of death, disability or for other limited reasons described in the Potential Payments Upon Termination or Change in Control section (starting on page 77).

None of our named executives received Ad Hoc LTI awards in 2015.

Economic Profit Plan Awards Before 2016

In 2016, no new awards were made to any participants under the NCR Corporation Economic Profit Plan, which is a long-term incentive plan that allows participants to share in a portion of the “Economic Profit” that they helped to create.  However, previously earned EPP amounts are payable pro rata from participant “Bonus Bank” balances in August of the following 3 years, so long as the Company passes the EPP cash flow test in the payout year.  Bonus Banks are bookkeeping accounts holding prior year EPP awards.  As described below, the Committee authorized Bonus Bank payments attributable to pre-2016 EPP awards for all named executives, except for Mr. Benjamin who joined the Company in October 2016.

Cash Flow Test.  The EPP cash flow test requires that our “Cash Flow from Operations” equal or exceed 1% of total revenue.  Under the EPP, Cash

Flow from Operations means net cash provided by (used in) operating activities (in 2016, $894 million), adjusted to exclude any extraordinary cash payments made to or under the Company’s global defined benefit pension and retirement plans in connection with the Company’s strategy to reduce pension liability or increase pension funding.  Cash Flow from Operations, as defined by the EPP, is a non-GAAP measure.  Net cash provided by operating activities is the most directly comparable GAAP measure.

Payout of Amounts Attributable to Prior Year Awards.  In February 2017, the Committee certified that the Company passed the 2016 EPP cash flow test, because in 2016 our total revenues were $6,543 million, and our Cash Flow from Operations of $894 million exceeded 1% of such total revenues (or $65 million).  Accordingly, the Committee authorized pro rata Bonus Bank payments to be made in August 2017 for these named executives, which payments are entirely attributable to EPP awards made and earned before 2016:

EPP – Payout of Amounts Earned in Prior Years
Named Executive	2016 Bonus Credit Award(1)	Bank Balance (Earned Before 2016 under Prior Year Awards)(2)	2016 Cash Payout from Bank Balance(3)	2016 Ending Bank Balance (After 2016 Payout)
William Nuti	$0	$5,250,944	$1,732,812	$3,518,132
Mark Benjamin(4)	$0	$0	$0	$0
Robert Fishman	$0	$1,456,181	$480,540	$975,641
Frederick Marquardt	$0	$1,500,230	$495,076	$1,005,154
Paul Langenbahn	$0	$488,189	$161,102	$327,087

(1) As noted above, no new EPP Bonus Credit Awards were made to any participants for the 2016 performance year.

(2) 33% of the Bank Balance (before 2016 payout) is the 2016 EPP Cash Payout.

(3) The EPP provides that the 2016 Cash Payout will be made in August 2017.

(4) Mr. Benjamin joined the Company in October 2016, and therefore did not participate in the EPP.

2017 LTI Program – Return to Our Traditional RSU Awards

For 2017, we returned to our more traditional approach on equity award mix for our named executives, but also established that all annual LTI awards for executive officers will now require a performance condition for vesting. The LTI awards for 2017 consisted of a mix of 75% traditional performance-based RSUs, with a performance period that has been extended to three years for 2017 awards. In addition, 25% consisted of a new performance-vesting RSU award that replaces the traditional time-based RSUs. These changes for 2017 reflect the Committee’s efforts to have a significant portion of the long-term incentive awards “at risk” based on achievement of performance goals that reward our named executive officers for creating sustainable value creation that further aligns management’s compensation with stockholder interests.

The 2017 LTI program is described as follows;

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Traditional Performance-Based RSUs awarded in 2017 have a three year performance period (2017-2019) with secondary performance metrics consisting of Non-GAAP Diluted Earnings Per Share with a 60% weighting, and Software-Related Margin Dollars (SRMD) with a 40% weighting.  However, no units are earned unless we also achieve a three year average ROC (the primary performance metric) performance threshold for the 2017-2019 period.  Any units earned from achievement of these performance goals vest 42 months after granted (on August 27, 2020), so long as the executive continues Company service through the vesting date.  The maximum share payout for these performance-based units is 150% of target.

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Performance-Vesting RSUs awarded in 2017 will have a three year restriction period and will vest 1/3 on each anniversary of the grant date, provided that NCR achieves a predetermined level of SRMD for the period of January 1, 2017 through December 31, 2017, and the executive continues Company service through the applicable vesting date.

•

Special vesting rules provide that early vesting can occur only if employment ends because of death, disability or other limited reasons described in the Potential Payments Upon Termination or Change in Control section (starting on page 77).

For our 2017 LTI equity awards, the number of shares subject to RSUs was determined by converting the dollar value approved by the Committee into a specific number of shares, based on the grant date closing price of our common stock as provided under our Stock Plan.

This Chart shows the 2017 total annual LTI equity award values for our named executives:

2017 Total Annual LTI Equity Award Values
Named Executives	Traditional Performance Vesting RSUs (25% of value)	Traditional Performance-Based RSUs (75% of value)	Total LTI Award Value(1)
William Nuti	$2,500,000	$7,500,000	$10,000,000
Robert Fishman	$375,000	$1,125,000	$1,500,000
Mark Benjamin(2)	$875,000	$2,625,000	$3,500,000
Frederick Marquardt	$300,000	$900,000	$1,200,000
Paul Langenbahn	$625,000	$1,875,000	$2,500,000

(1) Represents the 2017 total target long-term incentive program value approved by the Committee for our named executives, which considers the LTI award values planned for 2017 as part of the Vision 2020 LTI Award granted in 2016 to our named executives, plus any discretionary additional LTI award value to recognize individual performance and expected critical contribution towards the achievement of our Vision 2020 strategy.

(2) Reflects the 2017 Annual LTI award value committed to Mark Benjamin as part of his offer to join NCR.

Other Employee Benefits

Like our other full-time, salaried U.S. employees, the named executives participate in a variety of 401(k) and health and welfare benefits designed to attract, retain, and motivate our workforce and keep us competitive with other employers.  Our 401(k) plan encourages employees to save and prepare financially for retirement.  Health and welfare and paid time-off benefits help our workforce stay healthy, focused and productive.

Of our named executives, only Mr. Fishman had a benefit as of December 31, 2016 under our frozen, broad-based U.S. pension plans (the “U.S. Pension Plan”) that we closed over a decade ago.  Mr. Fishman’s benefit is shown in and described in more detail with our Pension Benefits Table below.

The named executives are eligible for other limited benefits that the Committee considers reasonable and appropriate under our executive compensation philosophy.  These benefits, which do not comprise a significant portion of our named executives’ compensation, are intended to attract and retain highly qualified talent, minimize distractions from critical Company business and ensure the safety and security of our key executives.  These benefits are shown in our Perquisites Table and reported as “All Other Compensation” in our Summary Compensation Table.  They include financial counseling, executive medical exam, relocation benefits, and also with respect to our CEO occasional hotel accommodation, limited personal use of corporate aircraft and security expenses.  The Committee prohibits all tax reimbursements (or tax gross-ups) with the exception of those provided in connection with relocations required by the Company, which are generally also provided to non-executive employees, and those that may be provided in the event of a qualifying termination following a change in control of the Company to grandfathered Change in Control Severance Plan participants who entered the plan before January 28, 2010 (as discussed below).  In addition, pursuant to Mr. Benjamin’s new hire employment offer to join the Company, the Company agreed to reimburse him for up to $15,000 of legal fees incurred in connection with his review and acceptance of our terms and conditions of employment.

Change in Control and Post-Termination Benefits

Change in Control Severance Benefits

If the Company considers potential change in control transactions, we want to ensure that key executives are incentivized to remain with us during this process and evaluate the transactions in an objective and undistracted way that may maximize stockholder value.  For these reasons we have the Amended and Restated NCR Change in Control Severance Plan (the “Change in Control Severance Plan”) for our senior executive team.  Under this plan, we pay only “double-trigger” separation benefits, that is, benefits pay out only if both a change in control occurs and employment ends in a qualifying termination.

Our Change in Control Severance Plan has two benefit levels.  The CEO’s and the President and COO’s cash severance benefit is 300% of base salary plus target bonus.  For other named executives, the cash severance benefit is 200% of base salary plus target bonus.  There are no tax gross-ups under the plan, except for grandfathered participants who joined the plan before January 28, 2010.  A grandfathered participant gets no gross-up unless the value of all severance and change in control payments exceeds 110% of the maximum amount that could be paid to the participant under Code

Section 280G without imposing an excise tax.  If this value does not exceed the 110% threshold, we reduce payments to the extent needed to avoid the excise tax.  For more about double-trigger benefits, see the Potential Payments Upon Termination or Change in Control section (starting on page 77).

Severance Benefits

We provide our key executives reasonable severance benefits to ensure that we remain competitive with other employers, and to help us attract and retain top talent.  When our CEO was hired, he was offered severance benefits under a negotiated employment agreement in order to attract him to join our Company.  We also have our Executive Severance Plan, which provides certain severance benefits for eligible executives in the event employment ends in a qualifying termination not connected to a change in control.  For more about these severance benefits, see the Agreements with Our Named Executives section (starting on page 71), and the Potential Payments Upon Termination or Change In Control section (starting on page 77).

Significantly Increased Stock Ownership Requirements

In 2016, the Committee significantly increased our stock ownership requirements for all of our named executives, other than the CEO whose ownership requirement continued at a robust six times (6x) base salary.  The Committee recognizes that executive stock ownership plays a critical role in aligning the interests of management with those of stockholders.  We also believe that our most senior executives should maintain a significant personal financial stake in NCR to promote a long-term perspective in managing our business.  For these reasons, we have a formal policy requiring our named executives to own NCR common stock worth a guideline multiple of base salary.  Shares that count toward the guideline include shares owned personally, restricted stock and RSUs, and stock acquired through our Employee Stock Purchase Plan.  Stock options do not count toward the guideline.  Newly hired or promoted executives have five years to reach their guideline.  The table below shows our increased guidelines.

This Table shows that all of our named executives exceed our increased stock ownership policy requirements, with the exception of Mr. Benjamin who joined the Company in October 2016:

Stock Ownership as a Multiple of Base Salary as of February 27, 2017
Named Executive	Increased Guideline	Actual
William Nuti	6	67.3 times
Robert Fishman	4	29.8 times
Mark Benjamin	5	20.7 times
Frederick Marquardt	3	26.8 times
Paul Langenbahn	3	21.1 times

Compensation Clawback Policy

We have a policy generally providing that short-term and long-term incentive awards to our executive officers are subject to clawback (forfeiture or repayment), as directed by the Committee, if:

•	the payment, grant, or vesting of the award was based on achieving financial results that were the subject of a restatement of the Company’s financial statements within three years; and

•	the Committee determines in its sole discretion that the executive officer’s negligence, fraud or misconduct caused or contributed to the need for the restatement, and that forfeiture or repayment is in the best interests of the Company and our stockholders.

If it is determined that the above conditions are met, then to the full extent permitted by law and as directed by the Committee, the executive officer must also forfeit any outstanding equity awards and repay amounts received from time-based equity award vesting and gains from stock option exercises.

Hedging and Pledging Policy

We have a policy that prohibits our employees from trading in derivative securities related to Company stock or debt, including publicly traded options, short sales, puts, calls, strips or similar derivative securities.  This policy also generally prohibits pledging NCR securities as collateral for a loan.

Tax Considerations in Setting Compensation

Under Federal tax rules, compensation over $1 million annually for certain named executives cannot be deducted unless paid under a performance-based plan satisfying Internal Revenue Code standards (or otherwise meeting certain IRS requirements).  While we generally pay compensation intended to be deductible, the Committee has not adopted a policy requiring all pay to be deductible, so as to preserve the ability to award non-deductible compensation if determined to be in the best interests of our stockholders.  In addition, these tax rules are complex and may change (including with retroactive effect), thus even compensation that is intended to be deductible may not qualify.

Board and Compensation and Human Resource Committee Report on Executive Compensation

The Compensation and Human Resource Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion & Analysis with management.  Based on that review and those discussions, the Committee recommended to our Board of Directors that the Compensation Discussion & Analysis be included in these proxy materials.

The Compensation and Human Resource Committee:

Linda Fayne Levinson (Chair)

Edward “Pete” Boykin

Chinh E. Chu

Gary J. Daichendt

Executive Compensation Tables

Summary Compensation Table

Our Summary Compensation Table below shows the total compensation paid to or earned by each of our named executive officers with respect to the fiscal years ending December 31, 2016, 2015 and 2014.

Summary Compensation Table ($)
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)(1)	Non-Equity Incentive Plan Compensation (f)(2)	Change in Pension Value (g)(3)	All Other Compensation (h)(4)	Total (i)
William Nuti Chairman of the Board and Chief Executive Officer	2016	1,000,000	—	14,999,995	2,756,812	—	433,460	19,190,267
	2015	1,000,000	—	8,000,014	2,586,286	—	360,391	11,946,691
	2014	1,000,000	—	4,999,999	2,888,154	—	396,744	9,284,897
Robert Fishman Executive Vice President and Chief Financial Officer	2016	611,539		4,499,995	928,314	21,666	26,645	6,088,159
	2015	575,000	100,000	1,099,991	717,224	(13,008)	23,593	2,502,800
	2014	538,502	—	750,011	352,719	42,507	24,242	1,707,981
Mark Benjamin(5) President and Chief Operating Officer
	2016	129,808	215,625	8,500,010	18,750	—	32,194	8,896,387

Frederick Marquardt Executive Vice President, Services, Enterprise Quality and Telecom & Technology	2016	611,539		3,300,001	942,850	—	26,645	4,881,035
	2015	575,000	136,500	1,499,993	738,919	—	23,490	2,973,902
	2014	499,038	100,000	899,994	130,891	—	23,425	1,653,348
Paul Langenbahn(6) Executive Vice President, Software
	2016	460,193		3,000,002	466,172	—	26,490	3,952,857

(1) This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the stock awards granted to each named executive in the applicable year.  See Note 8 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (our “2016 Annual Report”) for an explanation of the assumptions we make in the valuation of our equity awards.  Assuming achievement of the highest level of performance, the aggregate grant date fair values of the performance-based restricted stock units granted in 2016 are as follows: Nuti: $15,624,989; Fishman: $4,687,503; Benjamin: $8,500,010; Marquardt: $3,437,522; and Langenbahn; $3,125,015.  For additional information about awards made in 2016, see the Grants of Plan-Based Awards—2016 Table on page 73 of this proxy statement.

(2) The amounts reported for 2016 are comprised of amounts earned under our 2016 Annual Incentive Plan: Nuti: $1,024,000; Fishman: $447,774; Benjamin: $18,750; Marquardt: $447,774; and Langenbahn $305,070, plus amounts for performance under the 2016 EPP to be paid in August 2017: Nuti: $1,732,812; Fishman: $480,540; Marquardt: $495,076; and Langenbahn $161,102.  The entire amounts reported in 2015 and 2014 are for EPP.  Mr. Benjamin joined the Company in October 2016, and is not a participant in the EPP.

(3) The aggregate change in actuarial values of the accumulated pension benefit under the Company’s qualified pension benefit plans is applicable only to Mr.  Fishman and was $21,666.  For more information regarding pension benefits, see the 2016 Pension Benefits Table on page 75 of this proxy statement.

(4) The amounts in this column consist of the aggregate incremental cost to the Company of the perquisites provided to the named executives, any insurance premiums paid by the Company with respect to life insurance for the benefit of the named executives, and contributions made by the Company to the Savings Plan on behalf of the named executives.  Additional details regarding these amounts are included in the All Other Compensation Table and Perquisites Table, both of which can be found below.

(5) Mr. Benjamin became President and Chief Operating Officer on October 17, 2016.

(6) Mr. Langenbahn became Executive Vice President, Software, on January 1, 2017. Before that he served as Senior Vice President & President, Hospitality.

All Other Compensation Table

This Table shows the value of Company-paid perquisites and life insurance premiums, and Company matching contributions to the NCR Savings Plan, our 401(k) plan, on behalf of our named executives in 2016:

All Other Compensation – 2016 ($)
Named Executive	Perquisites and Other Personal Benefits (1)	Insurance Premiums (2)		Company Contributions to Retirement / 401(k) Plans (3)	Total
William Nuti	423,428	1,032		9,000	433,460
Robert Fishman	17,000	645		9,000	26,645
Mark Benjamin	32,000	194	(4)	0	32,194
Frederick Marquardt	17,000	645		9,000	26,645
Paul Langenbahn	17,000	490		9,000	26,490

(1) This column shows the Company’s aggregate incremental cost for the perquisites and other personal benefits described in the Perquisites Table below.

(2) This column shows the value of Company-paid premiums for life insurance for the benefit of our named executives.

(3) The column shows Company matching contributions to our 401(k) plan, which the Company also makes for our non-executive employee participants in that plan.

(4) Mr. Benjamin joined the Company in October 2016.  This amount represents three months of Company-paid life insurance premiums.

Perquisites Table

This Table shows the aggregate incremental cost to the Company for perquisites for our named executives in 2016.

Perquisites – 2016 ($)
Named Executive	Corporate Aircraft Usage (1)	Lodging (2)	Vehicle and Security (3)	Legal Expenses (4)	Executive Medical Program (5)	Financial Planning Allowance (6)	Total
William Nuti	324,581	778	81,069	—	5,000	12,000	423,428
Robert Fishman	—	—	—	—	5,000	12,000	17,000
Mark Benjamin	—	—	—	15,000	5,000	12,000	32,000
Frederick Marquardt	—	—	—	—	5,000	12,000	17,000
Paul Langenbahn	—	—	—	—	5,000	12,000	17,000

(1) This column shows the Company’s incremental cost for personal usage of the corporate aircraft.  We calculated this incremental cost by determining the variable operating cost to the Company, including items such as fuel, landing and terminal fees, crew travel expenses and operational maintenance.  Expenses determined to be less variable in nature, such as general administration, depreciation, and pilot compensation, were not included in this incremental cost.  On occasion, other individuals traveled with our CEO on corporate aircraft; however, the Company incurred de minimis incremental costs as a result of such travel and no amounts for such travel are included in the Table.

(2) This column shows the Company’s cost of providing Mr. Nuti occasional overnight hotel accommodations near our New York City office not in connection with Board meetings or monthly executive team meetings.

(3) This column shows Company payments for the Company-provided car and driver that the Company requires Mr. Nuti to use for security purposes.

(4) This column shows reimbursement, provided under Mr. Benjamin’s new hire employment offer to join the Company, for legal fees he incurred in connection with review and acceptance of the Company’s employment terms and conditions.

(5) This column shows the Company-paid maximum amount available to named executives for medical diagnostic services under our Executive Medical Exam Program.  Though some executives may not use the maximum, for privacy reasons we choose to disclose the maximum benefit (rather than the amount actually used).

(6) This column shows the Company-paid amounts for financial planning assistance under our Executive Financial Planning Allowance Program, which were earned by named executives in 2016.

Agreements with Our Named Executives

Our named executives have agreements with the Company that describe, among other things, their initial base salaries, bonus opportunities and equity awards, as well as benefit plan participation.  Changes to named executive compensation may be made from time to time, as noted in the Compensation Discussion & Analysis.  The agreements generally are not updated to reflect these changes.

Agreements with Our CEO

We entered into an agreement with Mr. Nuti on July 29, 2005 when he became our President and Chief Executive Officer.  This agreement, which was amended on July 26, 2006 and December 18, 2008, describes (among other things) his initial base salary, bonus opportunity and equity award, as well as benefit plan participation.  The agreement also provides that in the event his employment terminates for any reason, Mr. Nuti is subject to an eighteen-month non-competition and non-solicitation provision, plus a confidentiality provision.  The terms of the arrangement, which were determined through negotiation, provide that in the event we terminate his employment (other than for cause) or if he voluntarily terminates employment for good reason, he would receive the severance-related payments and benefits listed below.  These amounts are conditioned upon Mr. Nuti signing a release of claims against us and compliance with the restrictive covenants described above:

•	A payment equal to 150 percent of his annual base salary;

•	A payment equal to 150 percent of his target bonus opportunity under our MIP;

•	A payment equal to a pro rata portion of the applicable award payout under our MIP for the year in which the severance occurs; and

•	Medical benefits for him and his dependents, equal to the level he received during his employment, for a period of 18 months.

Mr. Nuti’s agreement defines “cause” and “good reason” by reference to our Change in Control Severance Plan (see page 77), except the following additional reasons qualify as “good reason” for him to terminate employment: (i) a reduction in his job title, (ii) a material adverse change in his position, office or duties (including removal or non-re-election to the Board), or (iii) a material breach of his agreement by the Company.  In the event Mr. Nuti’s employment terminates in connection with a change in control, he would receive payments and benefits under our Change in Control Severance Plan described on page 77, and not under the agreement.  Further, if the Executive Severance Plan described on page 79 provides greater benefits to Mr. Nuti in the event of his termination without cause not connected to a change of control, he would receive benefits under the Executive Severance Plan, and not under the agreement.

On March 5, 2015, the Committee approved an Agreement for Mr. Nuti providing for continued participation in certain of the Company’s medical benefit plans at such time in the future as he ceases to be employed by the Company.  The Committee made this decision in recognition of his leadership of the Company’s transformation to a software and solutions leader in consumer transaction technologies.  Under this Agreement, Mr. Nuti will be eligible to participate in the Company’s active employee medical plan until age 65 (on the same basis as the Company’s active employees), and thereafter he will be eligible to participate in the Company’s post-65 retiree Medicare supplement plan which provides a fixed annual subsidy for qualified Medicare supplement or other qualified medical expenses through a retiree reimbursement account.

Agreements With Other Named Executives

We entered into an agreement with Mark D. Benjamin on September 16, 2016, pursuant to which he was offered employment as President and Chief Operating Officer of the Company.  The agreement provided for an initial base salary for Mr. Benjamin of $750,000, and a 2016 target bonus opportunity of 125% of base salary (115% MIP plus 10% Customer Success opportunity).  The Company also agreed to provide Mr. Benjamin a guaranteed 2016 bonus payment of $215,625 for his period of employment with the Company during 2016.  The agreement also provides for a new hire equity award of single-metric performance-based RSUs for Mr. Benjamin as described in these proxy materials, plus eligibility for future annual equity grants under the Company’s LTI Program.  For 2017, the Company agreed that Mr. Benjamin’s LTI award would include performance-based and time-based restricted stock units with an aggregate value of no less than $3,500,000.  With respect to severance, the agreement provides that Mr. Benjamin would participate in the NCR Executive Severance Plan with a separation benefit equal to one and one-half times (1.5x) his annual base salary and target bonus (as defined in the plan) in the event of a qualifying termination, with termination for “cause” being defined for Mr. Benjamin thereunder as a termination of employment by the Company in connection with: (a) conviction (as defined under the plan) for committing a felony under U.S.  federal law or the law of the state or country in which such action occurred, (b) dishonesty in the course of fulfilling employment duties, (c) failure to perform substantially employment duties in any material respect, (d) a material violation of the Company’s Code of Conduct, or (e) such other events as shall be determined by the plan administrator and communicated in writing.  The agreement further provides for Mr. Benjamin’s participation in the

Amended and Restated NCR Change in Control Severance Plan with a “Tier I” benefit level equal to three times (3x) his annual base salary and target bonus (as defined in the plan) in the event of a qualifying termination.  He will also be entitled to immediate vesting of his new hire equity award and 2017 annual equity award in the event of a qualifying termination, provided applicable performance goals are met.  With respect to perquisites, the agreement provides for certain standard executive relocation benefits and medical and financial planning allowances, as well as reimbursement of limited `reasonable legal expenses incurred by Mr. Benjamin in connection with his review and acceptance of the Company’s employment terms and conditions (see the “All Other Compensation” column of the Summary Compensation Table above).

We entered into an agreement with Mr. Fishman on March 17, 2010 when we offered him employment as Senior Vice President and Chief Financial Officer.  The agreement describes (among other things) his initial base salary, bonus opportunity and equity award, as well as benefit plan participation.  The agreement also provides that in the event his employment terminates for any reason, Mr. Fishman is subject to a twelve-month non-competition and non-solicitation provision, and a confidentiality provision.

We entered into an agreement with Mr. Marquardt on May 1, 2014 when he was promoted to his prior position of Executive Vice President, Services, Hardware Solutions & Enterprise Quality.  The agreement describes (among other things) his base salary, bonus opportunity, and promotional equity award, as well as benefit plan participation.

We have not entered into any separate employment agreement with Mr. Langenbahn.

Grants of Plan-Based Awards Table

The Table below shows the Committee’s equity and non-equity incentive plan awards to our named executives in 2016.  Equity awards were made under our Stock Plan.  Non-equity awards were made under our Annual Incentive Plan (MIP and Customer Success Bonus) and EPP.  These plans and related awards are described in the Compensation Discussion & Analysis.

	Grants of Plan-Based Awards – 2016 ($)
				Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Named Executive	Award Type	Grant Date		Threshold	Target	Max	Threshold	Target	Max	All Other Stock Awards: Number of Units(3)	Grant Date Fair Value of Stock Awards(4)
William Nuti	Management Incentive Plan			560,000	1,400,000	4,200,000	—	—	—	—	—
	Customer Success			—	100,000	100,000	—	—	—	—	—
	Economic Profit Plan			—	1,732,812	—	—	—	—	—	—
	Vision 2020 Awards-$35	02/24/16		—	—	—	—	334,896	—	—	4,999,998
	Vision 2020 Awards-$40	02/24/16		—	—	—	—	334,896	—	—	4,999,997
	Performance-Based RSU	02/24/16		—	—	—	40,098	160,393	240,590	—	3,749,988
	Time-Based RSU	02/24/16		—		—	—	—	—	53,465	1,250,012
Robert Fishman	Management Incentive Plan			245,355	613,388	1,840,164	—	—	—	—	—
	Customer Success			—	61,339	61,339	—	—	—	—	—
	Economic Profit Plan			—	480,540	—	—	—	—	—	—
	Vision 2020 Awards-$35	02/24/16		—	—	—	—	100,469	—	—	1,500,002
	Vision 2020 Awards-$40	02/24/16		—	—	—	—	100,469	—	—	1,500,002
	Performance-Based RSU	02/24/16		—	—	—	12,030	48,118	72,177	—	1,124,999
	Time-Based RSU	02/24/16		—	—	—	—	—	—	16,039	374,992
Mark Benjamin	Management Incentive Plan			—	—	—	—	—	—	—	—
	Customer Success			—	18,750	18,750	—	—	—	—	—
	Economic Profit Plan			—	—	—	—	—	—	—	—
	Performance-Based RSU	11/01/16	(5)	—	—	—	—	244,183	—	—	8,500,010
	Time-Based RSU			—	—	—	—	—	—	—	—
Frederick Marquardt	Management Incentive Plan			245,355	613,388	1,840,164	—	—	—	—	—
	Customer Success			—	61,339	61,339	—	—	—	—	—
	Economic Profit Plan			—	495,076	—	—	—	—	—	—
	Vision 2020 Awards-$35	02/24/16		—	—	—	—	73,677	—	—	1,099,998
	Vision 2020 Awards-$40	02/24/16		—	—	—	—	73,677	—	—	1,099,997
	Performance-Based RSU	02/24/16		—	—	—	8,822	35,287	52,931	—	825,010
	Time-Based RSU	02/24/16		—	—	—	—	—	—	11,762	274,996
Paul Langenbahn	Management Incentive Plan			184,891	462,227	1,386,681	—	—	—	—	—
	Customer Success			—	46,223	46,223	—	—	—	—	—
	Economic Profit Plan			—	161,102	—	—	—	—	—	—
	Vision 2020 Awards-$35	02/24/16		—	—	—	—	66,979	—	—	999,997
	Vision 2020 Awards-$40	02/24/16		—	—	—	—	66,979	—	—	999,996
	Performance-Based RSU	02/24/16		—	—	—	8,020	32,079	48,119	—	750,007
	Time-Based RSU	02/24/16		—	—	—	—	—	—	10,693	250,002

(1) This column shows potential award levels based on performance under our 2016 Annual Incentive Plan, which includes our Management Incentive Plan and our Customer Success bonus, plus our EPP.  The Customer Success metric is “make or miss.” No new EPP awards were made in 2016, and no additional amounts were credited to participant accounts (Bonus Banks) under the EPP in 2016.  However, a portion of EPP Bonus Banks accumulated in prior years is paid out each year to the extent required by the EPP.  Because awards are determined under a formula and the Committee does not set a target amount under the EPP, in accordance with SEC guidelines the target amounts shown in the Table are the Bonus Bank amounts that are expected to be paid in August 2017.  For more information about our EPP, see the 2016 Long-Term Incentives section above (starting on page 56).

(2) This column shows the threshold, target, and maximum shares that could be received for performance-based RSUs and the performance-based Vision 2020 Awards that were awarded in 2016.  The Vision 2020 Awards were partially “front-loaded,” representing 50% of the 2016 target long-term value, and 50% of the expected 2017 target long-term incentive value.  On December 8, 2016, the Committee certified that the $35 per share price hurdle for the 2016 portion of our Vision 2020 Awards had been satisfied, based on NCR’s stock price closing above $35 per share for twenty consecutive trading days (November 8, 2016 through December 6, 2016). The Vision 2020 Awards are not currently vested and are subject to continued employment with the Company as described in the 2016 Long-Term Incentives section above.

(3) This column shows time-based RSUs granted to our named executives in 2016 under our Stock Plan.

(4) This column shows the grant date fair value of equity awards, as determined in accordance with FASB ASC Topic 718.  The grant date fair values of performance-based RSU awards are based on the probable outcome of applicable performance conditions as of the grant date.  These awards are subject to a two-year performance period and an additional time-based vesting condition.

(5) This award may be earned based on the achievement of Committee-approved SRMD targets during the performance periods from January 1, 2017 through June 30, 2017, and January 1, 2017 through December 31, 2017.  If earned, this award vests over three years, with 25% vesting on the first anniversary of the grant date, 35% vesting on the second anniversary of the grant date, and the remaining 40% vesting on the third anniversary of the grant date, subject to Mr. Benjamin’s continued service with the Company through the applicable vesting dates.

Outstanding Equity Awards at Fiscal Year-End 2016 Table

Outstanding Equity Awards at Fiscal Year-End – 2016
		Option Awards(1)			Restricted Stock Unit Awards
Named Executive	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Stock Units That Have Not Vested ($)(2)
William Nuti	02/24/2016(3)				53,465	2,168,540
	02/24/2016(4)						240,590	9,758,330
	02/24/2016(5)				334,896	13,583,382
	02/24/2016(6)						334,896	13,583,382
	02/23/2015(3)				44,594	1,808,733
	02/23/2015(7)				229,766	9,319,309
	02/24/2014(8)				37,403	1,517,066
	02/24/2014(9)				48,923	1,984,317
	02/23/2010	63,552	12.81	02/22/2020
Robert Fishman	02/24/2016(3)				16,039	650,542
	02/24/2016(4)						72,177	2,927,499
	02/24/2016(5)				100,469	4,075,023
	02/24/2016(6)						100,469	4,075,023
	02/23/2015(3)				6,132	248,714
	02/23/2015(7)				31,593	1,281,412
	02/24/2014(8)				5,610	227,542
	02/24/2014(9)				7,339	297,670

Mark Benjamin	11/01/2016(10)						244,183	9,904,062

Frederick Marquardt	02/24/2016(3)				11,762	477,067
	02/24/2016(4)						52,931	2,146,881
	02/24/2016(5)				73,677	2,988,339
	02/24/2016(6)						73,677	2,988,339
	02/23/2015(3)				8,362	339,163
	02/23/2015(7)				43,081	1,747,365
	05/01/2014(11)				8,197	332,470
	02/24/2014(8)				4,862	197,203
	02/24/2014(9)				6,360	257,962
	02/23/2010	2,311	12.81	02/22/2020
	03/01/2008	14,096	22.16	02/28/2018
	10/01/2007	3,905	23.93	09/30/2017
Paul Langenbahn	02/24/2016(3)				10,693	433,708
	02/24/2016(4)						48,119	1,951,707
	02/24/2016(5)				66,979	2,716,668
	02/24/2016(6)						66,979	2,716,668
	02/23/2015(3)				3,624	146,989
	02/23/2015(7)				18,668	757,174
	05/01/2014(8)				8,197	332,470
	02/24/2014(8)				2,618	106,186
	02/24/2014(9)				3,425	138,918

(1) These awards, having vested 25% on each anniversary of the grant date, are all now fully vested.

(2) The market value was calculated by multiplying the number of shares shown in the table by $40.56, which was the closing market price of NCR common stock on December 30, 2016, the last trading day of our fiscal year.

(3) For the 2016 awards, pro rata vesting, one-third on each anniversary of the grant date.  For 2015 awards, pro rata vesting, one-half on each of the next two anniversaries of the grant date.

(4) Performance-based award with one year of a two-year performance period satisfied.  Shown at maximum, or 150% of target.  If performance goal achieved, vests on August 24, 2019.

(5) The performance-based Vision 2020 Awards were awarded in 2016.  These awards were partially “front-loaded”, representing 50% of the 2016 target long-term value, and 50% of the expected 2017 target long-term incentive value.  The performance criteria for the portion of the Vision 2020 Awards that relates to the 2016 long-term value have been met, and 100% of the award will vest on February 24, 2019, subject to the executive’s continued employment with the Company as described in the 2016 Long-Term Incentives section above.

(6) The performance-based Vision 2020 Awards were awarded in 2016.  These awards were partially “front-loaded”, representing 50% of the 2016 long-term value, and 50% of the expected 2017 target long-term incentive value.  The performance criteria for this portion of the Vision 2020 Awards that relates to the 2017 long-term value were unsatisfied as of December 31, 2016.  Subsequently, on January 5, 2017, the performance criteria for the 2017 portion of the Vision 2020 Awards were satisfied, and 100% of this 2017 portion will vest on February 24, 2020.

(7) Performance-based award where the performance period is satisfied.  Award vests 100% on October 23, 2018.

(8) Cliff vesting on third anniversary of grant date.

(9) Performance-based award where the performance period is satisfied.  Award vests on October 24, 2017.

(10) Performance-based award with six month and one-year performance periods.  If performance goals achieved, vests 25% on first anniversary, 35% on second anniversary, and 40% on third anniversary of grant date.

(11) Performance-based award where the performance period is satisfied.  Award vests 100% on May 1, 2017.

2016 Option Exercises and Stock Vested Table

This table shows 2016 vesting for performance-based and time-based restricted stock unit awards made to our named executives.  No named executives exercised stock options in 2016.

Option Exercises and Stock Vested – 2016
Named Executive	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
William Nuti	—	—	209,982	$5,861,686
Robert Fishman	—	—	27,465	$765,882
Mark Benjamin	—	—	—	—
Frederick Marquardt	—	—	24,825	$684,559
Paul Langenbahn	—	—	14,011	$389,351

2016 Pension Benefits Table

The table below shows present value of Mr. Fishman’s accrued benefit under the U.S. Pension Plan, in which Mr. Fishman participated as of December 31, 2016 as described below.  Because Messrs.  Nuti, Benjamin, Marquardt and Langenbahn joined the Company after the U.S. Pension Plan closed to new entrants, they are not eligible for benefits under the U.S. Pension Plan.

U.S. Pension Plan – Mr. Fishman Only

Our U.S. Pension Plan is a non-contributory, tax-qualified and broad-based pension plan that was frozen effective December 31, 2006.  When this Plan was frozen, participants retained the pension benefits they already had accrued. However, no additional benefits were earned after the effective date of the freeze.  This plan pays a basic monthly pension benefit and a cash balance benefit.  The basic monthly benefit is a percentage of a participant’s average plan compensation, determined based on years of benefit service through December 31, 2006 (when basic monthly benefit accruals were frozen).  The cash balance benefit is 1.50% of pay per month through December 31, 2006, when cash balance benefit accruals were frozen.  The cash balance account is credited with interest until a participant commences payment of pension benefits.  Mr. Fishman is the only named executive who participates in this Plan.  As of December 31, 2016, Mr. Fishman was not eligible for payment of any benefits under this Plan.

Pension Benefits – 2016
Named Executive	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)
Robert Fishman	U.S. Pension Plan	13.6	$270,603

(1) For more on the assumptions used to quantify benefits under our U.S. Pension Plan, see Note 9 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

Potential Payments Upon Termination or Change in Control

The compensation and benefits that would have been provided to our named executives, in the event of various types of employment terminations on December 31, 2016, are described below and shown in the tables below.  For more on these items, see the Retirement Benefits, Change in Control Arrangements and Severance Benefits sections in our Compensation Discussion & Analysis.

Termination Connected With Change in Control

Change in Control Severance Plan

Our Amended and Restated NCR Change in Control Severance Plan (the “Change in Control Severance Plan”) provides separation benefits to our named executives only if both a Change in Control occurs and employment ends in a qualifying termination.  Amounts payable are based on executive “Tier” level, and payment is conditioned on the executive signing a restrictive covenant and release agreement with confidentiality and eighteen-month non-competition and non-solicitation provisions.  Under this plan, if the Company terminates the executive’s employment for reasons other than “cause”, death or disability, or if the executive resigns for “good reason” within two years after a Change in Control (or within six months before a Change in Control, if the executive can show that the termination occurred in connection with a Change in Control), then the Company or its successor must provide these benefits:

•

A lump sum equal to 300 percent of annual base salary and target bonus under the Annual Incentive Plan for Tier I (Mr. Nuti and Mr. Benjamin), and 200 percent of annual base salary and target bonus under the Annual Incentive Plan for Tier II (all other named executives);

•	A lump sum equal to a pro rata portion of the current year target bonus under the Annual Incentive Plan, based on the number of days in the year prior to the date of termination;

•

Three years of medical, dental and life insurance benefits for the executive and dependents at the level in effect at termination for Tier I (Mr. Nuti and Mr. Benjamin), and two years of these benefits for Tier II (all other named executives);

•	One year of outplacement assistance; and

•	An excise tax gross-up, if applicable, only for individuals who were covered by the Change in Control Severance Plan before January 28, 2010.

“Cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the Company.

“Good reason” generally means: (i) reduction in duties or reporting requirements; (ii) reduction in base salary; (iii) failure to pay incentive compensation when due; (iv) reduction in target or maximum incentive opportunities; (v) failure to continue the equity award or other employee benefit programs; (vi) relocation of an executive’s office over forty miles; or (vii) successor’s failure to assume the Change in Control Severance Plan.

“Change in Control” generally means any of the following: (i) third party acquisition of 30% or more of our stock; (ii) a change in our Board members such that the current incumbents and approved successors no longer make up a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any of the following is true—the stockholders of NCR immediately before the change in control do not hold at least 50% of the combined enterprise, there is a 30%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or our Board members (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

Treatment of Equity

Stock Options and Time-Based RSUs.  Under our Stock Plan and award agreements, the timing of any accelerated vesting for unvested stock options and time-based RSUs awarded to our named executives depends upon whether the acquirer assumes the awards in the change in control.  If the acquirer does not assume the awards, they immediately vest and options become exercisable.  If the acquirer does assume the awards, they vest and become exercisable if the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24 months.  Such options generally remain exercisable until the earlier of the first anniversary of employment termination or the option expiration date.

Traditional Performance-Based RSUs.  Under our Stock Plan and award agreements, the timing for vesting of unvested traditional performance-based RSUs depends upon whether the acquirer assumes the awards in the change in control.  If the acquirer does not assume the awards, they vest immediately, based on:

•	target performance, if less than half of the performance period is complete; or

•	actual results, if at least half of the performance period is complete.

If the acquirer does assume these awards, they vest at the end of the original vesting period based on:

•	target performance, if less than half of the performance period is complete; and

•	actual results, if at least half of the performance period is complete.

If the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, traditional performance-based RSU awards will vest immediately based on:

•	target performance, if less than half of the performance period is complete; or

•	actual results, if at least half of the performance period is complete.

Vision 2020 LTI Awards.  Under our Stock Plan and award agreements, the timing for vesting of unvested Vision 2020 LTI Awards depends upon whether the acquirer assumes the awards in the change of control.

If the acquirer does not assume the awards, and the change in control price is less than the stock price target of the Vision 2020 LTI Awards, then the RSUs not previously vested will be forfeited. If the change in control price is greater than or equal to the stock price target, then the RSUs not previously vested will vest immediately.

If the acquirer does assume the awards in the change in control, and the change in control price is less than the stock price target of the Vision 2020 LTI Awards, then the RSUs not previously vested will be forfeited. If the change in control price is greater than or equal to the stock price target of the RSUs, then the RSUs not previously vested will remain eligible to continue to vest.

Treatment of Economic Profit Plan Bonus Bank

Upon a change in control, named executives will be credited with a Bonus Credit, if any, for any performance period (or portion thereof) during which they participated in the EPP, but for which a Bonus Credit has not yet been received through the date of the change in control.  Named executives generally will be paid, within 30 days after the change in control, a lump sum cash payment equal to their entire Bonus Banks without regard to the Cash

Flow Test limitation described in the Economic Profit Plan Awards Before 2016 section (starting on page 63).

Medical Benefits Agreement

An Agreement with Mr. Nuti provides for continued participation in certain of the Company’s medical benefit plans at such time in the future as he ceases to be employed by the Company.  Under this Agreement, Mr. Nuti will be eligible to participate in the Company’s active employee medical plan until age 65 (on the same basis as the Company’s active employees), and thereafter he will be eligible to participate in the Company’s post-65 retiree Medicare supplement plan which provides a fixed annual subsidy for qualified Medicare supplement or other qualified medical expenses through a retiree reimbursement account.  For more details on this Agreement, see the Agreements with Our CEO section (starting on page 71).

Termination Not Connected With Change in Control

Severance Agreements and Severance Plan

Each named executive, with the exception of the CEO who has an individual severance agreement with the Company, is eligible for our Executive Severance Plan.  Under this plan, if a named executive’s employment is terminated by the Company without cause (other than death or disability as defined in the plan), we provide the executive a lump sum equal to one times base salary, up to eighteen months of “COBRA” medical, dental and vision coverage, and outplacement services under the Company’s outplacement program in effect on the termination date.

Treatment of Equity

Under our Stock Plan, the treatment of outstanding equity awards when employment ends differs based on the form of equity award, the grant agreement in use at a given time, and the reason for the termination, as summarized below.

•

Traditional Performance-Based RSUs.  In general, unvested traditional performance-based RSUs held by a named executive will vest pro rata at a specified date (depending upon the year of issuance of the grant) if employment ends because of death, disability, retirement (with respect to retirement, only in the case of awards granted before 2012 and after 2014) or Company termination without cause.  The pro rata portion is determined based on the length of service during the applicable vesting period and our achievement of performance objectives.  All unvested performance-based RSUs are forfeited if a named executive resigns or is terminated for cause.

•

Vision 2020 LTI Awards.  In general, unvested Vision 2020 LTI Awards held by our named executives will vest pro rata if employment ends because of death, disability, or company termination without cause, based upon the length of service during the applicable vesting period, provided the stock price target has been achieved. Any portion of the unvested RSUs that do not vest will be forfeited. In addition, if the stock price target is not achieved, there will be no pro-rata vesting upon death, disability, or company termination without cause. All unvested Vision 2020 LTI Awards are forfeited if a named executive resigns or is terminated for cause. In addition to the provisions listed above, Mr. Nuti’s award agreement provides for pro rata vesting upon death or disability, provided the stock price target is achieved before the end of the performance period. The agreement provides for pro-rata vesting upon approved resignation or company termination without cause if the stock price target has been met, and also if the stock price target is met before the first anniversary of the involuntary termination or approved resignation.

•	Time-Based Restricted Stock Units. The treatment of unvested time-based RSUs held by our named executives if employment ends because of death,

disability, retirement or Company termination without cause varies depending on the year of the grant.  Our most recent agreements provide for pro rata vesting of unvested time-based RSUs upon such termination, and for awards granted before 2012 and after 2014, unvested RSUs will vest pro rata in the event of retirement.  The pro rata portions are determined based on the length of service during the applicable vesting period.  All unvested time-based RSUs are immediately forfeited if a named executive resigns or is terminated for cause.

•

Stock Options.  In general, any unvested stock options held by our named executives vest and become exercisable if employment ends because of death or long-term disability.  These options remain exercisable for specified periods tied to age at termination.  Unvested options are forfeited if employment ends because of executive retirement or resignation, or Company termination without cause.  All unexercised stock options, whether vested or unvested, are forfeited if employment terminates for cause.

In addition, all unvested equity awards are forfeited and deemed canceled, and the fair market value of previously vested awards is subject to a repayment obligation, if, during employment or the twelve months after employment, a named executive competes with the Company, induces or attempts to induce any of our employees to resign, or solicits business from firms or companies (including customers) with which the executive worked during the two years before termination.  Equity awards are also forfeited if a named executive fails to keep the terms of the award agreement confidential, or engages, as determined by the Committee, in misconduct in connection with employment.

Treatment of Economic Profit Plan Bonus Bank

•	Resignation or Termination for Cause. A named executive’s resignation or termination for cause results in immediate forfeiture of the entire Bonus Bank.

•

Termination without Cause, Resignation for Good Reason or Retirement.  Subject to certain “grandfathering” rules specified in the EPP to comply with applicable tax rules under Section 409A of the Code, if a named executive’s employment is terminated by the Company without “cause” or a named executive resigns for “good reason” or terminates employment by reason of retirement, the named executive will be credited with a Bonus Credit, if any, for any performance period during which the named executive participated in the EPP but for which the named executive has not yet received a credit.  To the extent not already received, the named executive will receive a payment under the normal EPP rules on August 1 of the year of the named executive’s termination.

In addition, on August 1 of the year following the year of termination, the named executive will receive a payment equal to the product of: (i) the amount that would have been paid had the named executive remained employed through such August 1, multiplied by (ii) a fraction representing the portion of the year of termination during which the named executive was employed by the Company, provided that such payment will remain subject to the Cash Flow Test described above under the Economic Profit Plan Awards Before 2016 section (starting on page 63).  These modified rules with respect to pro rata payments following termination are effective for Bonus Credits in 2015 and later.  After the “grandfathering” period ends (which the Company anticipates to be by 2017 for most participants), the termination-related payments should be substantially less than in similar scenarios prior to the stockholder-approved 2015 amendment and restatement of the EPP.

•

Termination Due to Death or Disability.  Upon a termination by reason of the named executive’s death or disability, the named executive will be credited with a Bonus Credit, if any, for any performance period or portion thereof during which the named executive participated in the EPP but for which the named executive has not yet received a Bonus Credit through the end of the quarter in which the termination by reason of death or disability occurs.  The named executive will be paid in a lump sum as soon as reasonably practicable following the end of the calendar quarter in which the named executive’s death or disability occurs, without regard to the Cash Flow Test limitation (described in the Economic Profit Plan Awards Before 2016 section).

Medical Benefits Agreement

An Agreement with Mr. Nuti provides for continued participation in certain of the Company’s medical benefit plans at such time in the future as he ceases to be employed by the Company.  For more details on this Agreement, see the Agreements with Our CEO section (starting on page 71).

Potential Payments Upon Termination or Change in Control Table

This Table shows the estimated amounts each named executive would have received upon the occurrence of the events listed in the table as of December 31, 2016:

Potential Payments Upon Termination or Change in Control ($)
Named Executive	Termination upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause
William Nuti
Cash Severance	7,500,000	3,750,000	—	—	—
Pro rata Bonus(3)	1,500,000	—	940,000	—	—
Restricted Stock Units(4),(5),(6)	53,605,921	13,845,359	14,522,994	—	—
Welfare Benefits(7)	299,438	263,496	230,650
Economic Profit Plan(8)	5,250,944	3,518,132	5,250,944	—	—
Excise Tax Gross-Up(9),(10)	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	68,166,303	21,386,987	20,944,588

Named Executive	Termination upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause
Robert Fishman
Cash Severance	2,625,000	1,312,500	—	—	—
Pro rata Bonus(3)	687,500	—	429,372	—	—
Restricted Stock Units(4),(5),(6)	13,748,299	2,802,452	2,796,652		—
Welfare Benefits	45,773	33,362	—	—	—
Economic Profit Plan(8)	1,456,181	975,641	1,456,181	—	—
Excise Tax Gross-Up(9)	—	—	—	—	—
Outplacement	10,000	10,000			—
Total Benefits Payable upon Termination	18,572,753	5,133,955	4,682,205	—	—

Named Executive	Termination upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause
Mark Benjamin
Cash Severance	5,062,500	2,531,250	—	—	—
Pro rata Bonus(3)	192,637	—	234,375	—	—
Restricted Stock Units(4),(5),(6)	9,904,062	9,904,062	551,738	—	—
Welfare Benefits	69,046	33,362	—	—	—
Economic Profit Plan(8)	—	—	—	—	—
Excise Tax Gross-Up(9)	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	15,238,245	12,478,674	786,113	—	—

Named Executive	Termination upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause
Frederick Marquardt
Cash Severance	2,625,000	1,312,500	—	—	—
Pro rata Bonus(3)	687,500	—	429,372	—	—
Restricted Stock Units(4),(5),(6)	11,448,993	2,888,075	2,872,825	—	—
Welfare Benefits	32,105	23,111	—	—	—
Economic Profit Plan(8)	1,500,230	1,005,154	1,500,230	—	—
Excise Tax Gross-Up(9)	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	16,303,828	5,238,840	4,802,427	—	—

Named Executive	Termination upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause
Paul Langenbahn
Cash Severance	1,995,000	997,500	—	—	—
Pro rata Bonus(3)	522,500	—	277,336	—	—
Restricted Stock Units(4),(5),(6)	9,277,045	2,014,980	1,956,128	—	—
Welfare Benefits	40,442	29,596	—	—	—
Economic Profit Plan(8)	488,189	327,087	488,189	—	—
Excise Tax Gross-Up(9)	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	12,333,176	3,379,163	2,721,653	—	—

(1) This column shows payments based on a “double trigger” event occurring (a qualifying change in control followed by a qualifying termination), together with assumption of applicable equity awards in the change in control. In the event that such awards are not assumed, then the equity awards would vest in full immediately before the change in control. In either case, the performance-based RSU awards would vest either at target or based on actual performance, depending on when the change in control occurs. For annual performance-based RSU awards, this column reflects that performance was achieved at 43.6% for the 2014 awards, 114.5% for the 2015 awards, and presumes that performance was achieved at 148.2% for the 2016 awards.

(2) For Mr. Nuti and Mr. Benjamin, the amount in this column equals the amount they would receive upon a termination without cause or for good reason under the terms of their agreements described in the Agreements with our Named Executives section on starting page 71 of this proxy statement. For our other named executives, the amount in this column equals the amount they would receive upon an involuntary termination without cause under the terms of our Severance Plan.

(3) This row shows payments based on the MIP 2016 target bonus for Change in Control and actual 2016 bonus for other termination reasons. Assumes a pro-rata bonus as of December 31, 2016 for death and disability.

(4) Equity valuations reflect a closing price of NCR common stock on December 31, 2016 of $40.56.

(5) The payments in this row include only unvested awards.

(6) The payments in this row reflect annual performance-based RSU awards in Change in Control and Termination Without Cause scenarios; performance was achieved at 43.6% for 2014 awards, 114.5% for 2015 awards, and is presumed achieved at 148.2% for 2016 awards. For death and disability scenarios, performance is reflected at target (100%) for all performance-based RSU awards.

(7) Includes $230,650 representing the estimated present value of the current accrued benefit, as provided under an Agreement with Mr. Nuti, of continued participation in certain of the Company’s medical benefit plans at such time in the future as he ceases to be employed by the Company. This estimated value is based on Company COBRA rates, assumed premiums and usage, assumed demographic adjustments and/or other relevant factors. For more details about this benefit, see Exhibit 10.5 to our Quarterly Report on Form 10-Q for the period ended March 31, 2015.

(8) For payout of the Bonus Bank, this row shows a 67% payout upon involuntary termination without cause, and a 100% payout in the event of death or disability.

(9) Under our Change in Control Severance Plan, the excise tax gross-up does not apply to any participant who enters the plan after January 27, 2010.

(10) Discount rates to determine the present values of the accelerated benefit of restricted shares for the parachute calculation were: (i) Short-Term – 0.89%, (ii) Mid-Term – 1.75%, and (iii) Long-Term – 2.70%.

Equity Compensation Plan Information Table

This Table shows details about awards outstanding and shares available for issuance as of December 31, 2016 under our Management Stock Plan that was in effect through April 25, 2006, our NCR Corporation 2011 Amended and Restated Stock Incentive Plan that was in effect through April 24, 2013 (referred to below as the “2011 Stock Incentive Plan”), and our NCR Corporation 2013 Stock Incentive Plan, which is our most recently adopted equity compensation plan (referred to in these proxy materials as our “Stock Plan”):

Equity Compensation Plan Information – 2016
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in column a)
Equity compensation plans approved by stockholders:	(a)		(b)	(c)
Management Stock Plan(2)	46,061	(3)	—	—
2011 Stock Incentive Plan(4)	724,457	(5)	$17.36	—
Stock Plan(6)	8,675,261	(7)	$21.54	4,621,822
Equity compensation plans not approved by stockholders	—		—	—
Total	9,445,779		$17.69	4,621,822

(1) The weighted average exercise price does not take into account outstanding time-based and performance-based restricted stock unit awards.

(2) We adopted the NCR Management Stock Plan with stockholder approval effective January 1, 1997.  We terminated the NCR Management Stock Plan as of April 26, 2006, upon stockholder approval of the 2006 Stock Incentive Plan, which we subsequently amended and restated as the 2011 Stock Incentive Plan.  However, termination of the NCR Management Stock Plan did not affect awards previously granted and outstanding under its terms.

(3) Outstanding awards consist of 46,061 restricted stock unit awards.

(4) We adopted the 2006 Stock Incentive Plan with stockholder approval effective April 26, 2006.  On April 27, 2011, we amended and restated the 2006 Stock Incentive Plan as the 2011 Stock Incentive Plan.  We froze the 2011 Stock Incentive Plan effective April 24, 2013, when stockholders approved our Stock Plan.  Awards granted before the date that we froze the 2011 Stock Incentive Plan remain outstanding under its terms.

(5) Outstanding awards consist of 579,406 stock options, 145,051 restricted stock unit awards.

(6) Stockholders approved our 2013 Stock Incentive Plan on April 24, 2013.

(7) Outstanding awards consist of 7,607,375 restricted stock unit awards, 49,194 stock options, and additional shares that would be issued if outstanding performance-based restricted stock unit awards earned the maximum payout possible under the applicable award terms as determined by the Committee.

Proposal 3 – Say on Frequency

FOR	The Board of Directors recommends that you vote 1 YEAR on the frequency of future advisory votes on the compensation of the named executives.	✓	Gives stockholders the most frequent opportunity to vote on our executive compensation program.
		✓	Provides the most frequent stockholder feedback on our compensation program.
		✓	Promotes more frequent Company and stockholder discussions, and timely implementation of any appropriate program adjustments.

The Proposal: Say On Frequency

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to ask our stockholders, at least once every six years, to cast an advisory vote on the frequency of future advisory “Say On Pay” votes on NCR executive compensation.  Our most recent Say On Frequency vote occurred in 2011, when our stockholders agreed with the Board’s recommendation to hold advisory Say On Pay votes on NCR executive compensation on an annual basis.  Since 2011, in accordance with this recommendation, we have held annual Say On Pay votes.

We are now asking our stockholders to cast an advisory vote to continue holding future advisory Say On Pay votes on NCR executive compensation on an annual basis (instead of every two years, or every three years).

Proposal Details

After careful consideration, the Board unanimously recommends that future advisory Say On Pay votes on NCR executive compensation continue to be held on an annual basis.  The Board believes that an annual Say On Pay vote remains the most appropriate option for NCR and its stockholders, as it will allow the most frequent opportunity for our stockholders to evaluate and assess our executive compensation program.  In addition, an annual Say On Pay vote provides the Board, and the Compensation and Human Resource Committee (the “Committee”), with the most frequent feedback on our executive compensation program.  Annual feedback allows the Board and Committee to have discussions with our stockholders to the extent necessary, and to develop and implement appropriate adjustments to our compensation programs on a yearly basis, as opposed to every two or every three years.

For these reasons, the Board unanimously recommends that you vote “1 Year” on the proposal regarding the frequency of future advisory Say On Pay votes on NCR executive compensation.  Stockholders are not voting to approve or disapprove of the Board’s recommendation.  Instead, the proxy card provides stockholders with four choices for holding future advisory Say On Pay votes on executive compensation under this proposal:

•	Every 1 Year (recommended by our Board);

•	Every 2 Years;
•	Every 3 Years; or

•	Abstain.

Although this advisory vote is not binding on the Company, the Board and the Committee highly value the opinions of our stockholders.  Accordingly, the Board and the Committee will consider the outcome of the Say On Frequency vote when determining the frequency of future Say On Pay votes.  Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct Say On Pay votes on a more or less frequent basis.

How does the Board Recommend that I Vote on the Say On Frequency Proposal?

Board Recommendation

The Board recommends that, on a non-binding and advisory basis, you vote “1 Year” for the frequency of future advisory Say On Pay votes on the compensation of the named executives.  Proxies received by the Board will be voted for conducting future advisory votes on NCR executive compensation on an annual basis unless they specify otherwise.

Vote Required for Approval

The option of one year, two years or three years that receives the highest number of votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy) will be considered our stockholders’ recommendation as to the frequency of future Say On Pay votes.  Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the votes for this proposal.

Proposal 4 – NCR Management Incentive Plan Amendment

FOR	The Board of Directors recommends that you vote FOR the proposal to amend and restate the NCR Management Incentive Plan for purposes of Internal Revenue Code Section 162(m).	✓	Management incentive plan currently providing for executive annual cash incentives.
		✓	Motivates executives to perform at highest levels on key Company-wide financial metrics.
		✓	Aligns management and stockholder interests.

The Amended Management Incentive Plan

At the Company’s 2012 Annual Meeting of Stockholders, our stockholders approved the first Amended and Restated NCR Management Incentive Plan (the “Prior Plan”).  The Prior Plan provides for payment of incentive awards to eligible participants in order to motivate performance at the highest levels on key Company-wide financial metrics.  Subject to stockholder approval, our Board of Directors has approved the Second Amended and Restated NCR Management Incentive Plan (the “Amended MIP”) effective January 1, 2017, in order to revise certain material plan terms as described below.  The Board is recommending that our stockholders approve the revised material terms of the performance goals under the Amended MIP for purposes of Internal Revenue Code Section 162(m), as described below.  If stockholder approval is not obtained, the Amended MIP will not be implemented and the Prior Plan will remain in place.

Reasons for the Proposal

The Board has unanimously approved the Amended MIP to, among other things, update the applicable business criteria for the performance goals and the maximum amount payable thereunder.  These changes were designed to align awards under the Amended MIP with the Company’s current key financial metrics by substituting Non-GAAP Operating Income (NGOI) for Non-Pension Operating Income (NPOI), a metric that is no longer used by the Company.  The Board believes that the ability to make awards based on achievement of NGOI will help to attract and motivate executives to perform at the highest levels on current key Company-wide financial metrics.

The Board also believes that the Amended MIP will permit the Company to continue to grant performance-based annual incentives that meet the requirements for tax deductibility under Section 162(m) as described below.  Stockholder approval of the material terms of the Amended MIP’s performance goals is required in order to continue to allow performance-based incentive awards thereunder to be fully deductible under Internal Revenue Code Section 162(m).

Section 162(m) limits the deduction for certain compensation paid to “covered employees” in excess of $1 million, unless, in relevant part, such compensation qualifies as “performance-based” under that Section.  To qualify, compensation must be paid under a plan for which stockholders have approved these material terms:

•	The eligible employee group;

•	The business criteria for performance goals; and

•	The maximum amount payable to any participant.

The Amended MIP makes no change to the eligible employee group under the Prior Plan, which remains as previously approved by our stockholders.  The business criteria for performance goals and the maximum amount payable are revised by the Amended MIP as further described below.

The Board believes it is in the best interest of the Company and its stockholders to approve the material terms that will allow the Committee, in its discretion, to grant performance-based awards that may be deductible under Section 162(m).  If stockholders approve the proposal, the Amended MIP will be implemented and the Prior Plan terms will no longer apply effective for new awards made under the Amended MIP on or after January 1, 2017.  If stockholder approval is not obtained, the Amended MIP will not be implemented and the Prior Plan will remain in place.

The Amended MIP’s material terms and certain additional principal features are summarized below.  This summary is qualified by reference to the full text of the Amended MIP, which is included as Appendix A to these proxy materials.  Appendix A also includes important tax information relating to this proposal, which should be reviewed together with this proposal.

How does the Board Recommend that I Vote on the NCR Management Incentive Plan Amendment?

Board Recommendation

The Board of Directors recommends that you vote “FOR” the proposal to approve the Amended MIP for purposes of Internal Revenue Code Section 162(m). Proxies received by the Board will be voted FOR this proposal unless they specify otherwise.

Vote Required for Approval

The affirmative vote of a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy) is required for approval of the Amended MIP.  Under Section 162(m), the material terms of a performance goal are approved by stockholders if, in a separate vote, a majority of the votes cast on the issue are cast in favor of approval.  Pursuant to the Company’s charter and bylaws, as given effect under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the votes for this proposal.

Proposal Details – Material Terms of the Amended MIP

Below is a summary of the material terms of the Amended MIP for purposes of Section 162(m):

•

Eligible Employee Group: the group of executives selected by the Compensation and Human Resource Committee (the “Committee”) for participation from among the individuals designated by the Board as NCR “Executive Officers” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Act”), which is the same employee group already approved by stockholders for awards under the Prior Plan;

•	Business Criteria for Performance Goals: Non-GAAP Operating Income (“NGOI”), which replaces the business criteria of Non-Pension Operating Income (“NPOI”) that applied under the Prior Plan; and

•	Maximum Amount Payable:

•	For our Chief Executive Officer, revised to be 1.5% of NGOI (replacing 1.5% of NPOI that applied under the Prior Plan); and

•	For all other participants, revised to be 0.75% of NGOI (replacing 0.75% of NPOI that applied under the Prior Plan).

Each of these material terms is discussed in more detail below.

Eligible Employees – No Change from Prior Plan

The Committee selects participants in the Amended MIP from among the group of executives who are designated by the Board as NCR “Executive Officers” for purposes of Section 16 of the Act.  Participants have the opportunity to earn an annual incentive award under the Amended MIP during a performance period established by the Committee.

Currently, there are nine officers designated by the Board as Section 16 Executive Officers.  Each of these Executive Officers, including all of our Named Executive Officers in the Summary Compensation Table included in these proxy materials, were selected for participation in the Prior Plan for the 2016 performance year.  Each of these Executive Officers has also been selected for participation in the Amended MIP for the 2017 performance year, subject to stockholder approval of this proposal, as disclosed in these proxy materials.

Revised Business Criteria for Performance Goals

This table shows the revised business criteria for performance goals under the Amended MIP:

Revised MIP Business Criteria
New Business Criteria (Amended MIP)	Prior Business Criteria (Prior Plan)

NGOI: Non-GAAP Operating Income	NPOI: Non-Pension Operating Income

Reasons for Revision.  The Board approved this revision in order to align awards with the Company’s current key financial metrics by substituting NGOI for NPOI.  NPOI is a metric that was used by the Company in prior years when ongoing pension expense had a more significant impact on our annual financial results.  However, our aggressive pension de-risking strategy has reduced our exposure to pension expense as it relates to our annual financial performance and operational success.

Under the Amended MIP, NGOI is defined as: the Company’s net revenue, less product and service costs and marketing, selling, general and administrative, research, and development expenses, excluding pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other specified special items, including amortization of acquisition related intangibles, after accrual of any amounts for payment under the Amended MIP for the performance period and any other Company plan to the extent provided by the Committee, adjusted to eliminate the effects of charges for restructurings, discontinued operations, any unusual or infrequently occurring items, and the cumulative effect of accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.

Prior Plan NPOI Business Criteria No Longer Applicable.  With stockholder approval of the Amended MIP, the NPOI business criteria under the Prior Plan will no longer apply as the business criteria for new incentive awards granted on and after January 1, 2017.

•

The Prior Plan defined NPOI as the Company’s net revenue before pension income and expenses, less product and service costs and marketing, selling, general and administrative, research, and development expenses, as reported in our income statement for the applicable performance period, after accrual of any amounts for payment under the Prior Plan for the performance period and any other Company plan where its terms so provide, as further adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.

NPOI is a non-GAAP measure.  Income from operations is the most directly comparable GAAP measure.

Determination of Performance Period.  As was the case under the Prior Plan, the Amended MIP provides that performance goals will be established for each performance period established by the Committee, which may be no longer than five years and no less than six months.

Revised Maximum Amount Payable

This table shows the revised maximum amount payable under the Amended MIP:

Revised Maximum Amount Payable
	New Maximum (Amended MIP)	Prior Maximum (Prior Plan)

Chief Executive Officer	1.5% of NGOI	1.5% of NPOI

All Other Participants	0.75% of NGOI	0.75% of NPOI

Reasons for Revision.  The Board revised the maximum to reflect the new business criteria of NGOI, but otherwise retained the maximum percentages that applied under the Prior Plan.

Prior Plan Maximum Amount No Longer Applicable.  With stockholder approval of the revised material terms of the Amended MIP, the maximum amount payable under the Prior Plan relative to NPOI will no longer apply to new awards granted under the Amended MIP on or after January 1, 2017.

Committee Authority To Decrease Amount Payable.  As under the Prior Plan, the Committee may not increase the amount payable with respect to an award granted under the Amended MIP, but it retains the discretionary authority to reduce the amount payable with respect to any award based on certain factors, which may include corporate or business unit performance against budgeted financial goals (for example, operating income or revenue), achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance, and other factors determined appropriate by the Committee.

Section 162m.  It is currently intended that compensation attributable to awards payable under the Amended MIP will qualify as performance-based compensation under Section 162(m).  However, as more fully described in the Tax Considerations in Setting Compensation section of the Compensation Discussion & Analysis, the Committee has not adopted a policy requiring all pay to be deductible, so as to preserve the ability to award non-deductible compensation if determined to be in the best interests of the Company’s stockholders.

Proposal Details – Additional Principal Features of Amended MIP

The following summarizes certain additional principal features of the Amended MIP, which are substantially the same as the principal features of the Prior Plan.

Administration, Amendment & Termination

The Amended MIP is administered by the Committee, which has broad authority to administer and interpret its provisions as determined appropriate.  The Committee is comprised solely of two or more “outside directors” within the meaning of Section 162(m).  The Board reserves the right to amend or terminate the Amended MIP at any time with respect to future awards to participants.  Amendments to the Amended MIP will require stockholder approval to the extent required to comply with applicable law.

Awards

Under the Prior Plan, each participant was eligible to receive a maximum performance award equal to a percentage of our NPOI, as described above, for a performance period established by the Committee.  The Board has, subject to approval by our stockholders pursuant to this Proposal 4, determined that awards payable under the Amended MIP will funded by our NGOI as described above, effective for new awards and performance periods granted on or after January 1, 2017.

The actual performance award granted to a participant is determined by the Committee, which retains the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate or business unit performance against budgeted financial goals, achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance.  The time period during which the achievement of the performance goals is to be measured will be determined by the Committee, subject to a maximum of five years and a minimum of six months.  Within the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of a performance period, the Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s award.

Each award under the Amended MIP will be paid in cash, provided that the Committee may in its discretion determine that all or a portion of an award will be paid in stock, restricted stock, stock options or other stock-based or stock denominated units that are issued pursuant to our then effective equity compensation plan(s), including our NCR Corporation 2017 Stock Incentive Plan.  An award shall be paid only after the Committee certifies in writing the attainment of the performance goals and the amount of the award.  Participants may defer receipt of awards under certain circumstances in accordance with a deferred compensation plan approved by the Committee.

Termination of Employment

A participant who terminates employment with the Company during a performance period due to disability or death will be eligible to receive an award under the Amended MIP prorated for the portion of the performance period before termination of employment.  Subject to the discretion of the Committee to determine otherwise, if a participant terminates employment for a reason other than disability or death, no award will be payable with respect to the performance period in which such termination occurs.

Award Clawback, Cancellation and Suspension

Subject to the above restrictions, the Committee has full authority to cancel or suspend awards, and the participant may be required to repay any or all amounts previously paid pursuant to any award, such as in the case of awards to participants who render services to, or owns any material interest in, any business that competes with the Company as determined by the Committee or its delegate.

Unless otherwise determined by the Committee, any award will be cancelled, and the Participant may be required to repay any or all amounts previously paid pursuant to any award, if the participant, without the consent of the Company, violates any policy adopted by the Company or applicable affiliate relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to such participant by the Company or affiliate, as such policy is in effect on the date the award is made or paid, or, to the extent necessary to address applicable legal requirements, as may be amended from time to time.  The Company may, to the extent permitted or required by law or regulation (including the Dodd-Frank Act), enforce any repayment obligation pursuant to any such policy by reducing any amounts that may be owing from time to time to a participant, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason, or enforce any other recoupment as prescribed by applicable law or regulation.

New Plan Benefits

If our stockholders approve this Proposal 4, the Amended MIP will be implemented and award amounts for fiscal year 2017 or subsequent years will be determined based upon our NGOI and, in addition, will be subject to the Committee’s right to reduce any participant’s award by any amount in its sole discretion.  As a result, it is not possible to determine the amounts of Amended MIP awards for fiscal year 2017 or subsequent years at this time.  For fiscal year 2016, the maximum award payable under the Prior Plan’s current formula is 1.5% of NPOI for our Chief Executive Officer and 0.75% of NPOI for all other Executive Officer participants.  See the Summary Compensation Table in these proxy materials for the MIP awards that the Committee determined to be payable to our named executives for the 2016 fiscal year.

Proposal 5 – Approval of 2017 Stock Incentive Plan

FOR	The Board of Directors recommends that you vote FOR the proposal to approve the NCR Corporation 2017 Stock Incentive Plan.	✓	Allows NCR to grant employee long-term equity incentives that are critical to our future growth.
		✓	Directly aligns stockholder and employee interests and drives exceptional employee performance.
		✓	Essential for NCR to compete in the market for / attract top talent.

The Proposal: Approve 2017 Stock Incentive Plan

In February 2017, upon recommendation by the Compensation and Human Resource Committee (the “Committee”) and its independent compensation consultant, the Board approved the NCR Corporation 2017 Stock Incentive Plan (the “2017 Stock Plan”), subject to stockholder approval.  The 2017 Stock Plan allows NCR to grant stock-based incentive awards that are critical to our compensation program and the future growth of NCR.  With stockholder approval, the 2017 Stock Plan will replace the current plan (the NCR Corporation 2013 Stock Incentive Plan (the “2013 Plan”), under which no new awards would be granted).

The Board unanimously recommends that stockholders approve the 2017 Stock Plan.

Stockholder approval of the 2017 Stock Plan will also serve as an approval of the material terms of its performance goals for Internal Revenue Code Section 162(m) purposes.  This Section 162(m) approval will permit the Committee to continue to grant awards that qualify as tax deductible “performance-based compensation” (to the extent determined appropriate in its discretion).

Proposal Details

Our ability to grant stock-based incentives to our employees and our non-employee directors is critical to the future of NCR and directly serves the interests of our stockholders.  As a result of the limited number of shares remaining available for issuance under the 2013 Stock Plan, our projections show that that the share reserve will not likely be sufficient to cover anticipated new equity grants needed beyond 2017.

In order to have an appropriate supply of shares available for future equity awards to attract, retain and motivate top talent, the Board unanimously recommends that our stockholders approve the 2017 Stock Plan, including a reserve of 12 million new shares for future stock-based incentives.  We expect that this reserve will be sufficient for approximately four years, covering grants currently anticipated over the period from 2018 through 2021.  As described in the Key Data section below, NCR has a proven track record of prudent equity grant practices, and we believe that approval of this additional share reserve will not likely increase our share usage beyond a responsible level compared to peers.

The 2017 Stock Plan’s material terms and certain additional features are summarized below. This summary is qualified in its entirety by reference to the full text of the 2017 Stock Plan, which is included as Appendix B to these proxy materials.  The 2017 Stock Plan will not become effective until approved by NCR stockholders.  Appendix B also includes important tax information relating to this proposal, which should be reviewed together with this proposal.

The Company’s ability to grant stock-based incentives is critical to:

•	align employee and stockholder interests in the creation of stockholder value,

•	motivate employee behavior that leads to increased stockholder return, and

•	drive employees to achieve short-term and long-term financial and operational goals to realize our Vision 2020 strategy.

Stockholder interests and the future of NCR would be seriously jeopardized if the Company were unable to use equity grants to achieve these outcomes.  Stock-based incentives are fundamental components of the Committee’s pay-for-performance philosophy, as reflected in these proxy materials.

The Company’s ability to make equity grants:

•	is essential to attract, incentivize and retain highly qualified and experienced employees and non-employee directors,

•	is required for NCR to compete for top talent with our competitors, especially in the software space where equity grants are a key and universally recognized component of pay, and

•	aligns our employees with our message that NCR is on a growth path that is focused on improving stockholder value and that has our stockholders’ support.

The Company would be at a distinct disadvantage, to the detriment of our stockholders, if we could not use equity grants to compete successfully in the market for top employee talent.  Our ability to attract, maintain and incentivize highly motivated top performers would also be undermined, which disserves our stockholders’ best interests.

Our proven track record shows that NCR share usage levels are responsible compared to our peers.  When approving the 2017 Stock Plan, the Board considered the potential dilutive impact on our stockholders of our share usage measured by our “shareholder value transfer” and “overhang”:

•

Shareholder Value Transfer:  A measure of annual value shared through equity compensation awards.  It is calculated as the total value of equity grants during the year, expressed as a percent of our market capitalization and our annual revenue.

•

Overhang:  Dilution analysis quantifying the cumulative impact of equity grant practices, by calculating shares subject to outstanding grants plus the shares remaining in the share reserve for new grants, divided by the diluted common stock outstanding at year-end, plus the shares subject to outstanding grants plus the shares remaining in the share reserve.

NCR Historic Equity Grant Shareholder Value Transfer and Overhang.  This Chart shows our shareholder value transfer under the 2013 Stock Plan for the past three fiscal years:

NCR Historic Shareholder Value Transfer (SVT)
	2016	2015	2014	3-Year Average (2014-2016)
Total Value of Shares Granted	$98.4M	$72.7M	$74.5M	$81.9M
Weighted Average Market Capitalization at Grant	$3,675M	$4,986M	$5,348M	$4,670M
Annual Revenue	$6,543M	$6,373M	$6,591M	$6,502M
SVT % of Market Capitalization	2.68%	1.46%	1.39%	1.84%
SVT % of Revenue	1.50%	1.14%	1.13%	1.26%

For purposes of the Chart above,

•	We calculate Shareholder Value Transfer as defined above, and we include our Series A Convertible Preferred Stock on an “as converted basis” in our 2015 and 2016 calculations.

NCR Historic Overhang.  This chart shows our overhang under the 2013 Stock Plan:

NCR Overhang (As of February 28, 2017)

Outstanding Grants (shares)	9,932,985
Shares Available for Grant if 2017 Stock Plan is approved by stockholders	15,121,761
Total Potential Dilution	25,054,746
Common Shares Outstanding	123,030,953
Series A Convertible Preferred Stock Outstanding (as converted basis)	29,245,666
Fully-Diluted Shares Outstanding	177,331,365
Total Potential Dilution	14.13%

For purposes of the Chart above,

•	We calculate Overhang as defined above, and we include our Series A Convertible Preferred Stock on an “as converted basis” in our calculation.

NCR Historic Share Usage and Dilution Rates Compared to Peers.  This Chart shows that our three-year average SVT under the 2013 Stock Plan from 2014 through 2016 and our overhang as of February 28, 2017 are competitively aligned with our compensation peer group.

NCR 3-Year Average* SVT and Overhang are competitively aligned with the NCR Peer Group**

NCR 3-Year Average* SVT is competitively aligned with the NCR Peer Group		SVT % of:
		Market Capitalization	Revenue
	NCR	1.84%	1.26%
	Peer Median	1.34%	3.66%
	Peer 75th Percentile	2.22%	7.36%

NCR Overhang is competitively aligned as compared to the NCR Peer Group Median		Total Overhang
	NCR before 2017 Stock Plan	7.90%
	NCR with 2017 Stock Plan	14.13%
	Peer Median	12.22%
	Peer 75th Percentile	13.12%

* Based on NCR’s shareholder value transfer over the 2014-2016 period.

** See page 45 of these proxy materials for details on our compensation peer group.  Peer group data is based on peer group SVT and overhang results over the 2013-2015 period.

For more details, see Key Data below.

Other Total LTI Equity Spend is less than our peer group.

Our regular annual equity spend is conservative.  The fair value of equity granted to employees is near the lowest among our peers, as shown in the Chart below:

We use equity wisely, focusing on attracting and retaining global talent that has generated a Total Shareholder Return of 65.8% in 2016, which far exceeds our Peer Group, the S&P 500 and the Russell Mid-Cap Medians.

Treatment of Series A Convertible Preferred Stock in Calculating Share Usage and Overhang.  Importantly, in calculating our shareholder value transfer and dilution, we treat the outstanding shares of our Series A Convertible Preferred Stock (the “Series A Shares”) as equivalent to our common stock, and so included these shares in the Company’s common shares outstanding on an “as converted basis.” The Series A Shares were issued at the end of 2015 when affiliates of The Blackstone Group L.P. (“Blackstone”) invested $820 million in NCR. See Related Person Transactions (starting on page 111) for a description of recent transactions involving the Company and Blackstone.

In Our View, Series A Shares Are Equivalent to Common Shares.  We treat the Series A Shares as equivalent to NCR common stock, and so include them as common shares outstanding on an “as converted” basis in determining our SVT and overhang, because:

•	The Series A Shares vote on all matters on an as-converted basis with common stock.

•	The Series A Shares are “in-the-money” and convertible at any time, with enough common shares reserved now for full conversion.

•	The Series A Shares are included on an as-converted basis in our diluted share count metrics – for example, non-GAAP diluted Earnings Per Share:

•	The Company’s stock analysts and our investors focus on our non-GAAP diluted EPS as a key performance measure.

•	The Company uses our diluted share count for its non-GAAP diluted EPS guidance.

•	The Company’s stock analysts’ research uses diluted share count for diluted EPS and price targets.

Proxy Advisory Firm Technical Formulae.  In reviewing our 2017 Stock Plan proposal, proxy advisory firms such as Institutional Shareholder Services (“ISS”) and Glass-Lewis may apply technical formulae that disregard the “convertible” nature of the Series A Shares, and so may exclude them when determining our share usage and dilution rate.  We believe this would be misdirected, because it ignores a material component of our equity capital structure and overstates our SVT and overhang.  We recommend including the Series A shares on an “as-converted basis” to evaluate the economic impact of our 2017 Stock Plan proposal.

Even when excluding the Series A Shares from our outstanding common stock, our three-year average shareholder value transfer from 2014 through 2016 and overhang as of February 28, 2017 would be:

•	Average SVT excluding Series A Shares: 2.05%, which we believe is competitively aligned with our peer group.

•	Average Overhang excluding Series A Shares: 16.92%, which we believe is competitively aligned with our peer group.

Other Indicators used by Proxy Advisory Firms show that our 2017 Stock Plan Cost is Reasonable.

•

Our Long-Term Incentive program is primarily performance-based.  Our Long-Term Incentive program is primarily performance-based for our management team.  We generally stopped granting new options after 2012, and now grant primarily performance-based stock awards to our executives and senior managers.  In 2016, approximately 66% of all equity awards granted to all recipients were performance-based and vest only to the extent that specified performance goals are achieved.

•

Equity grants are broadly distributed among our employees.  Our equity grants are not limited to top management.  In 2016, approximately 48% of grants went to employees below the Senior Vice President level.  We grant equity to high performing Software Engineers and employees down through director level.  Our non-employee directors also receive equity grants.  These equity grant practices strongly incentivize a large portion of our work force to drive shareholder value in furtherance of our Vision 2020 strategy and in direct alignment with stockholder interests.

•	We follow prudent equity award practices. NCR’s prudent equity practices include:

•

Share Buyback Programs.  We have Board-authorized share buyback programs in order to, among other things, offset dilution from our equity compensation.  Over 2014 – 2016, we returned meaningful capital totaling approximately $1,250M to stockholders in the form of stock repurchases (including $1,000M of NCR common stock repurchased in our 2015 tender offer, and $250M in open market repurchases in 2016).

•

Multi-Year Vesting Periods.  Our traditional performance-based RSUs, which historically have served as our primary form of performance-based equity under our long-term incentive plan, generally vest over a period of 42 months (that is, 3 years and 6 months).

•

Robust Stock Ownership Commitment.  NCR is committed to ensuring robust executive stock ownership.  In 2016, we increased our executive stock ownership requirements to be a multiple of five times (5x) base salary for President & Chief Operating Officer, four times (4x) base salary for our Chief Financial Officer, and three times (3x) base salary for our Executive Vice Presidents.  Our Chief Executive Officer’s ownership requirement continued at a robust six times (6x) base salary.  We also increased our non-employee director stock ownership requirements in 2016 to be a multiple of five times (5x) the annual retainer under the NCR Director Compensation Program.

•

Prohibition on Repricing and Buyout of Underwater Options / No History of Repricing or Buyouts.  NCR continues to prohibit option and SAR repricing, buyout of underwater options, and does not have a history of option or SAR repricing or underwater option buyouts (stockholder-approved or otherwise).

The 2017 Stock Plan adds enhanced governance rules protecting stockholders, plus continues prior governance protections:

Key Governance Features – 2017 Stock Plan
✓	NEW – Director Pay Cap: Director pay capped at $1 million annually including cash and NCR equity	✓	No Tax Gross-Ups: The 2017 Stock Plan does not provide for any tax gross-ups
✓	NEW – Stronger Repricing Prohibition: Plan language strengthened with more explicit prohibition on option/SAR repricing	✓	No “Single Trigger” Vesting: No automatic vesting of equity awards upon a change in control
✓	NEW – Stronger Cash Buyout Prohibition: Plan language strengthened with more explicit prohibition on cash buyout of underwater options/SARs without stockholder approval	✓

No Liberal Change in Control Provisions: Our Stock Plan and Change in Control Severance Plan do not provide for a change in control upon announcement or stockholder approval of a transaction (rather than completion)

✓	NEW – Stronger Award Clawback Provisions: Plan language strengthened for awards to be forfeited or clawed back in certain circumstances involving misconduct	✓	Minimum Vesting Period: All award types are subject to a minimum vesting period of 12 months (with limited exceptions)
✓	NEW – 162(m) Deductibility: Plan updates list of business criteria for performance-based awards	✓	Discounted Options/SARs Prohibited: Options and SARs must be granted at Fair Market Value
✓	NEW – Dividend Treatment: Plan provides that no dividends or dividend equivalents will be accrued or paid before the underlying award vests	✓	No “Evergreen” Provision: No automatic increase in shares available for grant under the Plan

Key Data Supporting the Proposal

The table below shows certain key data supporting our 2017 Stock Plan proposal, including certain awards outstanding under the 2013 Stock Plan, the NCR Corporation Amended and Restated 2011 Stock Incentive Plan, the NCR Corporation 2006 Stock Incentive Plan and the NCR Management Stock Plan (collectively, the “Prior Plans”).  Our common stock outstanding is shown with the Series A Shares included on an “as converted” basis as noted above.

Key Data
Prior Plan Share Details:	As of 2/28/17
• Number of outstanding Options	562,075
• Weighted average exercise price	$17.34
• Weighted average remaining contractual term	3.2
• Number of outstanding Time-based Restricted Stock Units	2,960,158
• Number of outstanding Performance-Based Restricted Stock Units*	6,410,752

Total shares remaining available for grant under the 2013 Stock Plan	3,121,761
Additional shares requested for the 2017 Stock Plan under this Proposal	12,000,000
Total number of shares available for issuance under the 2017 Stock Plan**	15,121,761
The closing price of our common stock on the New York Stock Exchange as of February 28, 2017	$48.07
Total shares of NCR common stock outstanding as of February 28, 2017***	152,276,619

* Represents the number of unearned Performance-Based Restricted Stock Units assuming maximum performance and any earned Performance-Based Restricted Stock Units (which remain subject to a holding period) based on actual performance.

** May be increased as a result of share withholding and forfeited awards granted under the 2013 Stock Plan before the effective date of the 2017 Stock Plan.

*** Includes Series A Shares as described in this proposal.

Principal Features of the 2017 Stock Plan

The chart below summarizes the principal features of the 2017 Stock Plan.  Certain additional terms are described in more detail below.  The chart and descriptions do not purport to be a complete description of the 2017 Stock Plan, and each is qualified in its entirety by the complete text of the 2017 Stock Plan included in these proxy materials as Appendix B.

Principal Features of 2017 Stock Plan

Purpose	To allow the Company to award equity incentives to eligible participants that link directly to stockholder value, drive participant exceptional performance and give Company a competitive advantage in attracting, retaining and motivating participants

Effective Date	The Plan’s effective date will be the first day of the month following the date of stockholder approval (the “Effective Date”)

Securities Underlying Awards	NCR Common Stock, $0.01 par value per share

Award Types

Restricted Stock Units (“RSUs”), Restricted Stock, Performance Units, Incentive Stock Options (“ISOs”), Nonqualified Stock Options (“NQSOs”), Stock Appreciation Rights (“SARs”), and Other Stock-Based Awards (each an “Award”)

Eligible Participants

Current and prospective Company employees, officers, non-employee directors and consultants.  As of December 31, 2016, approximately 4,600 individuals would have been eligible to participate in the 2017 Stock Plan

Share Reserve*

•     12,000,000 shares of common stock, plus

•      any shares remaining available for issuance under the 2013 Stock Plan on the Effective Date, which is expected to be approximately 3,121,761 shares (based on grants and forfeitures through February 28, 2017, as may be decreased/increased due to additional grants and forfeitures before the Effective Date) plus any shares with respect to awards granted under the 2013 Stock Plan that are forfeited (or again become available for grant) following the Effective Date

•      Shares subject to any type of Award will be counted against this plan limit as one share for every one share granted

Share Recycling

Shares not issued because an Award expires, cancels, terminates, forfeits, lapses or settles without issuance of common stock (including, but not limited to, shares tendered or withheld upon Option/SAR exercise and shares withheld for taxes on Awards) will be added back to the share reserve*

Minimum Vesting	All award types will generally have a minimum vesting period of at least one year from the grant date.**

Director Compensation Limit

The amount of cash and equity-based compensation to non-employee directors, whether under the 2017 Stock Plan or otherwise, is limited to an aggregate of $1 million in any calendar year, as measured by the grant date value (for equity-based compensation)

Plan Expiration	The earlier of: (i) the tenth anniversary of the Approval Date, or (ii) the date that the Board terminates the Plan

* Subject to adjustment as permitted by the 2017 Stock Plan.

** Subject to certain limited exceptions in the 2017 Stock Plan and described in Appendix B.

Additional Terms of the 2017 Stock Plan

Plan Administration

The Committee will administer the Plan.  The Committee will determine eligible recipients and establish Award terms and conditions for inclusion in an Award agreement (“Award Agreement”).  The Committee is authorized to, among other things, interpret the 2017 Stock Plan and Award Agreements, and amend Awards and Award Agreements as permitted by the Plan.

Approval of Material Terms of Performance Goals for Purposes of Section 162(m)

Code Section 162(m) currently provides that if, in any year, the compensation paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer) exceeds $1 million per person, any amounts that exceed the $1 million threshold will not be deductible by us for U.S. Federal income tax purposes, unless the compensation qualifies in relevant part as “performance-based compensation” under Section 162(m) if stockholders approve the material terms of the performance goals under the 2017 Stock Plan.

For purposes of Section 162(m), the material terms of the performance goals under which compensation may be paid include: (1) the employees eligible to receive compensation; (2) a description of the business criteria on which performance goals may be based; and (3) the maximum amount of compensation that can be paid to an employee under the performance goal.  Each of these is discussed below.  As noted above, stockholder approval of the 2017 Stock Plan will be deemed to constitute approval of each of these material terms.

Certain Awards under the 2017 Stock Plan may be intended to be eligible for deduction as performance-based compensation, as determined in the discretion of the Committee.  As more fully described in the Tax Considerations in Setting Compensation section of the Compensation Discussion & Analysis, the Committee has not adopted a policy requiring all compensation to be deductible, so as to preserve the ability to award non-deductible compensation is determined to be in the best interests of the Company’s stockholders.

Eligible Employees.  Current and prospective Company employees and consultants, as well as officers and non-employee directors, are eligible to receive awards under the 2017 Stock Plan.  However, ISOs may only be granted to employees.

Award Limits and Maximums.  The 2017 Stock Plan contains the below limits that apply to individual and aggregate Awards. In addition, the maximum number of shares of NCR common stock that may be granted pursuant to Options intended to be ISOs is 12,000,000.

•	Options and SARS. No participant may be granted Options and SARs covering more than 3,000,000 common shares during any consecutive 12-month period.

•

Restricted Stock, RSUs, Performance Units or Other Stock-Based Awards.  No participant may be granted either Restricted Stock, RSUs, Performance Units or other Stock-Based awards covering over 2,500,000 common shares during any consecutive 12-month period.

•

Cash-Based Awards.  The maximum value of the property, including cash, which may be paid or distributed to any Plan participant pursuant to a grant of cash-based awards designated as qualified performance-based awards made in any one calendar year is $20,000,000.

•

Non-Employee Director Awards: The maximum aggregate value of equity-based and cash compensation that may be granted to any non-employee director under the 2017 Stock Plan and the NCR Director Compensation Program and otherwise during any calendar year is $1,000,000.

Permissible Performance Goals.  “Performance Goals” means any performance goals established by the Committee in connection with the grant of Restricted Stock, RSUs, Performance Units or Other Stock-Based Awards.  Under the 2017 Stock Plan: (i) such Performance Goals will be based on attaining specified levels of one or more of the following measures and will be limited to one or more of the following measures: revenues; revenue growth; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes or before interest, taxes, depreciation and amortization); earnings or loss per share; operating income and adjusted operating income (before or after taxes) (including non-pension operating income and non-pension operating income less capital charge); net income or loss (before or after taxes); net operating profit (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends) (including operating cash flow and free cash flow); cash flow return on capital; cash flow per share (before or after dividends); gross or net margin; operating margin; bookings; net sales; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; enterprise value; net annual contract value; cash generation; unit volume; appreciation in and/or maintenance of stock price; market share; sales; asset quality; cost saving levels; marketing-spending efficiency; core noninterest income; cash margin; debt reduction; stockholders equity; operating efficiencies; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; financial ratios, including those measuring liquidity, activity, profitability or leverage; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); debt level year-end cash position; book value; competitive market metrics; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, products or projects, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; improvement in or attainment of expense levels; or change in working capital with respect to the Company or any one or more affiliates, subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Code Section 162(m).

Fair Market Value of Awards

Fair Market Value.  Unless otherwise determined by the Committee, the closing price of a share of NCR common stock on the Applicable Exchange (as defined in the 2017 Stock Plan) on the trading date, or if shares were not traded on the Applicable Exchange on the trading date, then on the immediately preceding date on which shares were traded, all as reported by such source as the Committee may select.  If NCR Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

Types of Awards

Options.  Options entitle the participant to buy NCR common stock at a specified exercise price.  Options are granted in the form of either ISOs that are intended to qualify for special tax treatment under Code Section 422, or NQSOs that are not tax-qualified.

Options must be granted with an exercise price at least equal to the Fair Market Value of one share of common stock on the grant date, and generally may not be exercisable for more than 10 years after granted.  Options generally become exercisable in specified increments on the anniversaries of the grant date as determined by the Committee, except that vesting may not occur earlier than the first such anniversary except in limited cases involving participant death or disability.

Except for certain limited permissible adjustments (described below), the Company may not, without stockholder approval, reprice any Option or buyout any underwater Option by: (i) lowering its exercise price after the grant date; (ii) cancelling it (at a time when the applicable exercise price per share exceeds the Fair Market Value of the underlying shares) in exchange for cash, property or another Award; (iii) taking any action that would be treated as a repricing under generally accepted accounting principles; or (iv) taking any other action that has the same effect as clause (i), (ii) or (iii).

SARs.  A SAR is a contractual right granted to the participant to receive, either in cash, common stock or both, an amount equal to the appreciation of one share of common stock from the grant date to the exercise date.  SARs may be granted free-standing or in tandem with other types of Awards.  A free-standing SAR generally will be subject to the same terms and conditions that apply to options under the 2017 Stock Plan.  A Tandem SAR will have the same terms and conditions as the Award to which it relates.  The Committee will set the exercise price for SARs, which will not be less than the fair market value of one share of our common stock on the grant date.

Except for certain limited permissible adjustments (described below), the Company may not, without stockholder approval, reprice any SAR by: (i) lowering its exercise price after the grant date; (ii) cancelling it (at a time when the applicable exercise price per share exceeds the Fair Market Value of the underlying shares) in exchange for cash, property or another Award; (iii) taking any action that would be treated as a repricing under generally accepted accounting principles; or (iv) taking any other action that has the same effect as clause (i), (ii) or (iii).

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.  Shares of Restricted Stock are actual shares of NCR common stock issued to a participant subject to certain transfer and forfeiture restrictions for a specified period of time.  RSUs are unfunded, unsecured rights to receive cash, common stock or both (as determined by the Committee) at the end of a specified period of time, which are also subject to certain transfer and forfeiture restrictions.  Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are unrestricted Awards of common stock will only be granted in lieu of other compensation due and payable to a participant.

The Committee may, before or at the time of grant, designate Restricted Stock or RSUs as “performance-based compensation” (defined above), in which event the grant or vesting will be conditioned upon satisfying the Performance Goals established by the Committee.  The Committee may also generally condition the grant or vesting of Restricted Stock Awards or RSUs upon satisfying Performance Goals and/or upon the continued service with the Company, which need not be the same for each recipient.  Subject to the 2017 Stock Plan and applicable Award Agreement terms, during the period that an Award is subject to continued service and/or Performance Goal requirements, participants may not sell, assign, transfer, pledge or otherwise encumber Restricted Stock or RSUs subject to the Award.

Generally, Restricted Stock, RSUs and Other Stock-Based Awards (excluding Options, SARs and dividend equivalent rights), collectively “Full-Value Awards,” will have vesting periods of at least one year after the grant date.  A 2017 Stock Plan exception permits the grant of five percent (5%) of shares available for grant as any type of Award with a vesting period of at least one year following the grant date.  Full-Value Awards may also vest in part on a pro rata before their applicable vesting dates in circumstances permitted by the Committee.

Generally, a participant granted Restricted Stock will have all of the rights of a holder of Company common stock, including the right to vote and receive dividends.  A participant with RSUs or Other Stock-Based Awards will not have rights as a stockholder.

Unless otherwise determined by the Committee in the applicable Award Agreement, and subject to the provisions of the Plan: (i) cash dividends on common shares subject to an Award of Restricted Stock will be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, (ii) subject to any adjustment, dividends payable in common stock will be paid in the form of Restricted Stock, held subject to the vesting of the underlying Restricted Stock and (iii) in the case of an Award of Restricted Stock subject to Performance Goals, the participant will not be entitled to receive payment for dividends with respect to such Restricted Stock unless, until and except to the extent that the applicable Performance Goals are achieved or are otherwise deemed satisfied.

Performance Units.  Performance Units may be issued for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The Performance Goals to be achieved during any period established by the Committee at the time any Performance Unit is granted (or at any time thereafter) (each, a “Performance Period”) and the length of the Performance Period will be determined by the Committee upon the grant of each Performance Unit, provided that the Performance Period will be no less than one year following the date of grant (subject to the 5% exception noted above).  The conditions for grant or vesting and the other provisions of Performance Units (including any applicable Performance Goals) need not be the same with respect to each recipient.

Performance Units may be paid in cash, common stock, other property or any combination thereof, in the sole discretion of the Committee at the time of payment.  The performance levels to be achieved for each Performance Period, the amount of the Award to be distributed and whether or not the Award will be designated as a Qualified Performance-Based Award will be determined by the Committee.  Performance Units may be paid in a lump sum or in installments following the close of the Performance Period.

Awards to Non-U.S. Participants

The Committee may grant Awards to eligible participants who are foreign nationals and/or persons who are otherwise subject to foreign legal or regulatory provisions on such terms and conditions different from those specified in the Plan as may be necessary or desirable.  The Committee is authorized to make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions.

No Rights as Stockholder; Non-Transferability of Awards

Except as provided under the Plan, no Award holder has any rights as a stockholder with respect to common stock subject to an Award (including rights to vote common stock and receive dividends thereon) until such common stock is distributed to such holder.

Options and SARs will not be transferable by a participant other than: (i) by will or by the laws of descent and distribution; or (ii) in the case of an NQSO or a SAR if expressly permitted by the Committee, pursuant to a transfer to the participant’s family members.

Adjustments for Certain Corporate Events

If certain corporate events occur, such as a change in capitalization, merger, liquidation, spin-off, stock split, extraordinary dividend or similar event affecting the Company or the common stock (each a “Corporate Transaction”), the Committee is authorized to make appropriate and equitable adjustments to: (a) the number and kind of common shares or other securities reserved for issuance and delivery under the 2017 Stock Plan; (b) the Plan’s maximum share limits; (c) the number and kind of common shares or other securities subject to outstanding Awards; and (d) outstanding Option and SAR exercise prices.

Awards may, in the discretion of the Committee, be granted under the 2017 Stock Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its subsidiaries or affiliates or an entity acquired by the Company or any of its subsidiaries or affiliates or with which the Company or any of its subsidiaries or affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs (as described below).  The number of common shares underlying any Substitute Awards will generally be counted against the maximum share limits of the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by or combined with the Company or any of its subsidiaries or affiliates, will not be counted against the maximum share limits of the Plan (with the exception that Substitute Awards that are ISOs will count against the maximum ISO limit of the Plan).

Impact of Change in Control

Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control (as defined below) unless Awards are assumed, converted or replaced, Awards will vest immediately prior to such Change in Control.  Further, unless otherwise provided in the applicable Award Agreement, upon a participant’s Termination of Employment (as defined below), during the 24-month period following a Change in Control, (x) by the Company other than for Cause (as defined below) or disability, or (y) to the extent applicable, by the participant for Good Reason (as defined below):

•	any Options and SARs outstanding as of such Termination of Employment that were outstanding as of the date of such Change in Control will become fully exercisable and vested;

•

the restrictions and deferral limitations applicable to any Restricted Stock will lapse, and such Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control will become free of all restrictions and become fully vested and transferable; and

•

all RSUs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control will be considered to be earned and payable in full, and any deferral or other restriction will lapse.

“Cause” means, unless otherwise provided in an Award Agreement, Cause as defined in any employment, consulting or similar agreement between the Plan participant and the Company or one of its subsidiaries or affiliates, or, if no such agreement exists or if it does not define Cause, Cause will generally mean, with regard to the applicable participant: (A) a felony conviction under Federal, state or foreign law; (B) dishonesty in the course of his or her duties; (C) his or her failure to perform substantially his or her employment duties in any material respect; (D) a material violation of the Company’s ethics and compliance program; or (E) before a Change in Control, such other events as will be determined by the Committee and set forth in the applicable participant’s Award Agreement.

Unless otherwise provided pursuant to an Award Agreement, “Change in Control” is defined to mean any of the following events, generally:

•

the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the then outstanding common shares or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; except any acquisition directly from or by the Company or any acquisition by any Company employee benefit plan (or related trust), or any Non-Qualifying Transaction (as defined below) will generally not be deemed a Change in Control; or

•	a change in the composition of a majority of the Board of Directors which is not supported by the incumbent board of directors; or

•

the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets of another entity, unless, immediately following such transaction (i) more than 50% of the total voting power of the surviving entity or the ultimate parent entity is represented by voting shares that were outstanding immediately before the transaction and are held substantially in the same proportion, (ii) no individual, entity or group (excluding any Company employee benefit plan or related trust) is or becomes the beneficial owner of 30% or more of the outstanding voting shares (except as provided above) and (iii) there has not been a change in the composition of a majority of the Board of Directors, as provided above (each, a “Non-Qualifying Transaction”); or

•	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Good Reason” generally means, if the applicable Plan participant is also a participant in the Company’s Change in Control Severance Plan or is subject to a Company severance plan, policy or guideline that provides the applicable participant with the opportunity to resign for good reason, the definition of Good Reason as set forth in such Company arrangement, as applicable.  If the participant is not a participant in any such Company arrangement, the definition of Good Reason as set forth in any Award Agreement to which the applicable participant is a party or any employment, consulting or similar agreement between the applicable participant and the Company or one of its subsidiaries or affiliates.

“Termination of Employment” generally means, unless otherwise provided in the applicable Award Agreement, the complete termination of the applicable Plan participant’s employment with, and performance of services for, the Company and any of its subsidiaries or affiliates (including in connection with a complete disaffiliation of a subsidiary or an affiliate or a division of the Company).

Plan Amendment and Termination

The Board or its delegate may amend or terminate the 2017 Stock Plan, so long as such amendment or termination will not materially impair rights under outstanding Awards without participant consent (except if required to comply with applicable law or stock exchange or accounting rules).  No amendment will be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or by New York Stock Exchange listing standards.

Award Clawback, Cancellation and Suspension

Subject to the above restrictions, the Committee has full authority to cancel or suspend Awards, and the participant may be required to repay any or all amounts previously paid pursuant to any Award, such as in the case of Awards to participants who render services to, or owns any material interest in, any business that competes with the Company as determined by the Committee or its delegate.

Unless otherwise provided in the applicable Award Agreement, any Award will be cancelled, and the Participant may be required to repay any or all amounts previously paid pursuant to any Award, if the participant, without the consent of the Company, violates any policy adopted by the Company or applicable affiliate relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to such participant by the Company or applicable affiliate, as such policy is in effect on the Award’s grant date, or, to the extent necessary to address applicable legal requirements, as may be amended from time to time.  The Company may, to the extent permitted or required by law or regulation (including the Dodd-Frank Act), enforce any repayment obligation pursuant to any such policy by reducing any amounts that may be owing from time to time to a participant, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason, or enforce any other recoupment as prescribed by applicable law or regulation.

Stock Plan Limits

Subject to the adjustment provisions of the 2017 Stock Plan in the event of Corporate Transactions, the maximum number of shares that may be granted under the 2017 Stock Plan is limited to: (i) 12,000,000 shares of NCR common stock; plus (ii) any shares remaining available for grant under the Company’s 2013 Stock Plan on the Effective Date (as defined below); plus (iii) any shares with respect to awards granted under the Company’s Management, 2006, 2011, and 2013 Stock Plans that are forfeited, cancelled or expire following the Effective Date.  We had 3,121,761 shares remaining available for future issuance under the 2013 Plan as of February 28, 2017.  No shares remained available for future issuance under either the 2011 Plan, the 2006 Plan or the Management Stock Plan as of February 28, 2017.  Shares subject to any type of Award will be counted against this plan limit as one share for every one share granted.

Impact on Prior Plans

Provided our stockholders approve the 2017 Stock Plan, the 2013 Stock Plan automatically will be frozen, replaced and superseded on the first day of the month following the date of such approval (the “Effective Date”).  The 2013 Plan previously replaced and superseded our 2011 Stock Incentive Plan and 2006 Stock Incentive Plan, each as amended from time to time (together with the 2013 Plan and our Management Stock Plan, the “Prior Plans”).  Although the Prior Plans will be frozen, replaced and superseded, awards granted under the Prior Plans will remain in effect according to their terms.  If stockholders do not approve the 2017 Stock Plan, the 2013 Stock Plan will not be frozen, replaced and superseded.  Instead, the 2013 Stock Plan will remain in place according to its current terms.

New Plan Benefits

Because benefits under the 2017 Stock Plan will depend on the Committee’s actions and the fair market value of our common stock at various future dates, it is not possible to determine at this time the benefits that might be received by officers, employees and non-employee directors if the 2017 Stock Plan is approved by stockholders.

How does the Board Recommend that I Vote on the 2017 Stock Plan Proposal?

Board Recommendation

The Board recommends that you vote FOR the Directors’ proposal to approve the 2017 Stock Plan.

Vote Required for Approval

Under applicable New York Stock Exchange listing standards, Maryland law and the Company’s charter and bylaws, a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy) is required to approve the 2017 Stock Plan.  Under Section 162(m), the materials terms of a performance goal are approved by stockholders if, in a separate vote, a majority of the votes cast on the issue by holders of our common stock and Series A Convertible Preferred Stock, voting together as a single class (in person via attendance at the virtual meeting or by proxy), are cast in favor of approval.  Broker “non-votes” will not be counted as votes cast and will have no effect on the votes for this proposal.  Under the rules of the NYSE, abstentions will be counted as votes cast and thus will have the same effect as a vote “against” this proposal.  Proxies received by the Board will be voted FOR this proposal unless they specify otherwise.

Related Person Transactions

Under its charter, the Committee on Directors and Governance is responsible for the review of all related person transactions.  In January 2007 the Board formalized in writing a Related Person Transactions Policy that provides that each related person transaction must be considered for approval or ratification (i) by the Company’s Committee on Directors and Governance, or (ii) by all of the disinterested members of the Board, if the Committee on Directors and Governance so determines.

The policy requires each director and executive officer of the Company to use reasonable efforts to report to the Company’s General Counsel any transaction that could constitute a related person transaction prior to undertaking the transaction.  The General Counsel must advise the Chairman of the Committee on Directors and Governance of any related person transaction of which the General Counsel becomes aware, whether as a result of reporting or otherwise.  The Committee on Directors and Governance then considers each such related person transaction, unless the Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, in which case such disinterested members of the Board will consider the transaction.  Except as set forth below, the Company will not enter into a related person transaction that is not approved in advance unless the effectiveness of the transaction is expressly subject to ratification by the Committee on Directors and Governance or the disinterested members of the Board, as applicable.

If the Company enters into a transaction that it subsequently determines is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter became a related person transaction, then in either case the related person transaction shall be presented to the Committee on Directors and Governance or the disinterested members of the Board, as applicable, for ratification.  If such related person transaction is not ratified, then the Company shall take all reasonable actions to attempt to terminate the Company’s participation in that transaction.

Under the policy, a related person transaction generally means any transaction involving or potentially involving an amount in excess of $120,000 in which the Company or any of its subsidiaries is a participant and in which any of its directors or director nominees, executive officers or 5% stockholders, or any immediate family members of any of the foregoing, or any entity controlled by any of the foregoing or in which any of the foregoing has a 10% or greater ownership interest, has or will have a direct or indirect material interest.

In considering whether to approve or ratify a related person transaction or relationship, the Committee on Directors and Governance or the disinterested members of the Board, as applicable, considers all relevant factors, including:

•	the size of the transaction and the amount payable to a related person or any other benefit received by a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Transactions and relationships that are required to be disclosed under applicable securities laws and regulations are disclosed in the Company’s proxy statement.  Since the beginning of the Company’s 2016 fiscal year, the Committee on Directors and Governance has identified the following related person transactions requiring such disclosure:

In December 2015, the Company issued 820,000 shares of Series A Convertible Preferred Stock to entities affiliated with The Blackstone Group L.P. (collectively, “Blackstone”) for an aggregate purchase price of $820 million, or $1,000 per share, pursuant to the Investment Agreement.

Holders of Series A Convertible Preferred Stock are entitled to a cumulative dividend at the rate of 5.5% per annum, payable quarterly in arrears.  If the Company does not declare and pay that dividend, the dividend rate will increase by 2.5% to 8.0% per annum until all accrued but unpaid dividends have been paid in full.  Dividends are paid in-kind, through the issuance of additional shares of Series A Convertible Preferred Stock, for the first sixteen dividend payment dates, after which dividends are payable in cash or in-kind (or a combination of both) at the option of the Company.

Through the Record Date, the Company paid dividends in-kind to Blackstone of 46,934 shares of Series A Convertible Preferred Stock, and as of the Record Date, Blackstone held 866,934 shares of Series A Preferred Stock, which shares represented approximately 19% of the Company’s common stock on an as-converted basis.

Blackstone was granted certain customary registration rights with respect to the Series A Convertible Preferred Stock and the common stock issuable upon conversion thereof under the terms of a registration rights agreement between Blackstone and the Company.  Pursuant to these rights, on March 29, 2016, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission to register for resale an aggregate of (i) 1,021,314 shares of Series A Convertible Preferred Stock, consisting of the 820,000 shares of Series A Convertible Preferred Stock issued to Blackstone in December 2015, and 201,214 shares of Series A Convertible Preferred Stock to be issued as dividends paid in-kind on such shares over a four-year period from December 2015; and (ii) 34,043,460 shares of the Company’s common stock, which represents the total number of shares of common stock issuable upon conversion of all such shares of Series A Convertible Preferred Stock.  Under the registration statement, Blackstone may offer and sell shares of Series A Convertible Preferred Stock or shares of common stock in public or private transactions, or both.  These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

Under the original terms of the Investment Agreement, Blackstone agreed not to sell or otherwise transfer its shares of Series A Convertible Preferred Stock (or any shares of common stock issued upon conversion thereof) without the Company’s consent until June 4, 2017. As a result of recent discussions with Blackstone, in March 2017, the Company agreed to provide Blackstone with an early release from this lock-up, allowing Blackstone to sell approximately 49% of its shares of Series A Convertible Preferred Stock, which in the aggregate represented approximately 14,400,000 shares of common stock on an as-converted basis. In return, Blackstone agreed to amend the Investment Agreement to extend the lock-up on the remaining 51% of its shares of Series A Convertible Preferred Stock for six months until December 1, 2017.

In connection with the early release of the lock-up, Blackstone offered for sale 342,000 shares of Series A Convertible Preferred Stock in an underwritten offering conducted pursuant to the registration rights described above. In addition, the Company entered into a stock repurchase agreement whereby Blackstone agreed to convert 90,000 shares of Series A Convertible Preferred Stock into approximately 3,000,000 shares of the Company’s common stock and to sell such shares to the Company for $48.47 per share. The underwritten offering and the stock repurchase are expected to be consummated on or about March 17, 2017. In accordance with the registration rights agreement, the Company paid certain expenses incurred by Blackstone in connection with the underwritten offering.

Following the sales described above, Blackstone retained its two seats on the Company’s board of directors.

Except as set forth above, since the beginning of the Company’s 2016 fiscal year, the Committee on Directors and Governance has not identified any related person transactions requiring disclosure.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents the approximate fees for professional audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, for the audit of the Company’s financial statements for the fiscal years ended December 31, 2016 and December 31, 2015, as well as the approximate worldwide fees billed for other services rendered by PricewaterhouseCoopers in such years:

Service	2016	2015
Audit Fees(1)	$6,051,100	$6,582,800
Audit-Related Fees(2)	$367,000	$570,000
Subtotal	$6,418,100	$7,152,800
Tax Fees(3)	$360,000	$842,300
All Other Fees(4)	$3,068,800	$8,600
Subtotal	$3,428,800	$850,900
Total Fees	$9,846,900	$8,003,700

(1) Includes fees required for the review and examination of NCR’s consolidated financial statements, the audit of internal controls over financial reporting, quarterly reviews of interim financial statements, statutory audit, and consultations by management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard-setting bodies.  Also includes attestation services and review services associated with the Company’s filings with the SEC.

(2) Includes fees related to financial audits of employee benefit plans and services related to due diligence and technical accounting assistance.

(3) Generally includes tax compliance, tax advice, tax planning and expatriate services.  In 2016 and 2015, respectively, fees for tax services include:

(a) $96,000 and $195,000 for tax compliance including the preparation, review and filing of tax returns; and

(b) $264,000 and $647,300 for tax audit consultation and assistance.

(4) Includes fees for all other work performed by PricewaterhouseCoopers that does not meet the above category descriptions.  In 2016, of these fees, approximately 67% related to advisory services associated with organizational design related to integrated solutions and product lifecycle management, approximately 31% related to advisory services associated with integrated business planning related to assessment of the Company’s supply chain operations, and approximately 2% related to security advisory services.  In 2015, of these fees, approximately 46% related to an attestation engagement in Spain related to compliance with electronic waste legislation, approximately 42% related to licensing and proprietary software for accounting research and approximately 12% related to an agreed-upon procedure engagement.  These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

The charter of the Audit Committee requires that all auditing and non-auditing services to be provided to the Company by its independent accountants be pre-approved by the Audit Committee.  The Audit Committee has adopted policies and procedures regarding its pre-approval of these services (the “Pre-Approval Policy”).  The Pre-Approval Policy is designed to assure that the provision of such services does not impair the independence of the Company’s independent registered public accounting firm and includes the following principles and restrictions, among others:

•

In no case should NCR or its consolidated subsidiaries retain the Company’s independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

•

Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.  Any other non-audit services and tax consulting services will require specific pre-approval by the Audit

Committee and a determination that such services would not impair the independence of the Company’s independent registered public accounting firm.  Specific pre-approval by the Audit Committee will also be required for any material changes or additions to the pre-approved services.

•

The Audit Committee recommends that the ratio of total fees for tax and all other non-audit services to total fees for audit and audit-related services procured by the Company in a fiscal year be less than 1 to 1.

•

The Audit Committee will not permit the exclusive retention of NCR’s independent registered public accounting firm in connection with a transaction initially recommended by the independent auditors if the purpose may be tax avoidance and the proposed tax treatment is not supported in applicable tax law.

•

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee and updated on a quarterly basis by the Audit Committee at its regularly scheduled meetings.  Any proposed services significantly exceeding these levels will require separate pre-approval by the Audit Committee.

•

The Corporate Controller will report to the Audit Committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries.

•

Back-up documentation will be provided to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by the Company’s independent registered public accounting firm.  At the request of the Audit Committee, additional detailed documentation regarding the specific services will be provided.

•

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or Corporate Controller, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

At the beginning of each fiscal year, management and the Company’s independent registered public accounting firm propose to the Audit Committee the audit and non-audit services to be provided by the firm during that year.  The Audit Committee reviews and pre-approves the proposed services taking into account, among other things, the principles and restrictions set forth in the Pre-Approval Policy.  Under the Pre-Approval Policy, the Audit Committee has delegated to its Chair limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed, and the Chair can further delegate such authority to another Audit Committee member.  The Chair (or his or her delegate) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval.  The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The audit, non-audit, tax and all other non-audit services provided by PricewaterhouseCoopers to the Company, and the fees charged for such services, are actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for NCR.  Part of the Audit Committee’s ongoing monitoring includes a review of any de minimis exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the Audit Committee.  In 2016 and 2015, of those total amounts reported above, all activities were pre-approved by the Audit Committee prior to commencement, and therefore no de minimis activity was reported.

Board Audit Committee Report

The Audit Committee consists of four directors, each of whom is independent as determined by the Board of Directors based on independence standards set forth in the Board’s Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the New York Stock Exchange (“NYSE”) and the applicable rules of the U.S. Securities and Exchange Commission (“SEC”).  In accordance with NYSE rules, all members are “financially literate.” In addition, three of its members are “audit committee financial experts” as defined under applicable SEC rules.  A brief description of the responsibilities of the Audit Committee is set forth in the Proxy Statement for the 2017 Annual Meeting of Stockholders (the “Proxy Statement”) under the caption “Committees of the Board.” The Audit Committee acts under a charter adopted by the Board of Directors, which is periodically reviewed and revised as appropriate.  The Audit Committee charter is available on the Company’s website at http://www.ncr.com/company/corporate-governance/board-of-directors-committee-membership-and-charters.

In general, NCR’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.  PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), NCR’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as an independent audit of the Company’s internal controls over financial reporting.

In the course of fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with NCR’s management the Company’s audited financial statements for fiscal year 2016, as well as its quarterly public earnings releases and its quarterly reports on Form 10-Q, and, together with the Board, has reviewed and discussed the Company’s Annual Report on Form 10-K and the Proxy Statement.  In addition, the Audit Committee discussed with PricewaterhouseCoopers, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with PricewaterhouseCoopers its independence.  In connection with its discussions concerning the independence of its independent registered public accounting firm, the Audit Committee adopted its annual policy requiring that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries.  The Audit Committee also reviewed its procedures for processing and addressing complaints regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.  Finally, the Audit Committee has reviewed NCR’s critical accounting policies and alternative policies with management and the Company’s independent registered public accounting firm to determine that both are in agreement that the policies currently being used are appropriate.

The Audit Committee met in executive session at its regular meetings periodically throughout the year with both PricewaterhouseCoopers and the internal auditors.  It also met privately on occasion with the Chief Financial Officer, who has unrestricted access to the Audit Committee.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Dated: February 21, 2017	The Audit Committee: Kurt P. Kuehn, Chair Gregory R. Blank Richard L. Clemmer Robert P. DeRodes

Proposal 6 – Ratify the Appointment of Independent Registered Public Accounting Firm for 2017

FOR	The Board of Directors recommends that you vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers as our Independent Registered Public Accounting Firm for 2017.

Proposal Details

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017 and the Board has approved this selection.  Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required, the Board is asking that you ratify this appointment as a matter of good corporate governance.

PricewaterhouseCoopers has been the Company’s independent registered public accounting firm for many years and is a leader in providing audit services to companies in the high-technology industry.  The Board believes that PricewaterhouseCoopers is well qualified to serve as NCR’s independent registered public accounting firm due to its experience, global presence with offices or affiliates in or near most locations where NCR does business and quality audit work in serving the Company.  PricewaterhouseCoopers rotates its audit partners assigned to audit NCR at least once every five years and the Audit Committee has placed restrictions on the Company’s ability to hire any employees or former employees of PricewaterhouseCoopers or its affiliates.  Based on its “Pre-Approval Policy” as defined on page 113 of this proxy statement and applicable SEC rules and guidance, the Audit Committee considered whether the provision during 2016 of the tax and other non-audit services described above under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining the independence of PricewaterhouseCoopers and concluded that it was.

PricewaterhouseCoopers representatives will be present at the virtual Annual Meeting where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

How does the Board Recommend that I Vote on this Proposal?

Board Recommendation

The Board of Directors and the Audit Committee recommend that you vote FOR this proposal.  Proxies received by the Board will be voted FOR this proposal unless they specify otherwise.  If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee and the Board will reconsider the appointment, but may elect to maintain it.

Vote Required for Approval

The resolution will be considered approved if it receives the affirmative vote of a majority of the votes cast on the proposal.  Abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the approval of the resolution.  The vote is not binding on the Board and Audit Committee but the Board and Audit Committee will review and consider the voting results when evaluating selection of the Company’s independent registered public accounting firm in the future.

Proposal 7 – Stockholder Proposal to Amend Proxy Access Bylaw

AGAINST	The Board of Directors recommends that you vote AGAINST this Stockholder Proposal

Proposal Details

Ms. Myra K. Young is the beneficial owner of 100 shares of the Company’s common stock and has notified the Company of her intention to have her delegate, John Chevedden, present the following proposal to amend our existing proxy access bylaw at the Annual Meeting.  The Company is not responsible for the accuracy or content of the proposal, which is presented verbatim as received from the proponent in accordance with SEC rules.

* * *

[NCR – Rule 14a-8 proposal, November 7, 2016]

Proposal [7] – Stockholder Proxy Access Amendments

RESOLVED: Stockholders of the NCR Corporation (the “Company”) ask the board of directors (the “Board”) to amend its bylaws on Proxy Access, and any other associated documents, to include essential elements for substantial implementation to make proxy access more attractive and accessible to additional stockholders as follows:

1.

Raise the maximum number of stockholders in a nominating group that can aggregate their shares to achieve the 3% “Required Shares” for an “Eligible Stockowner” from 20 stockholders to 40 stockholders.  Under current provisions, even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% criteria at most companies examined by the Council of Institutional Investors.  Allowing forty stockholders, instead of 20, to aggregate shares would facilitate use of proxy access provisions by more stockholders.

2.

Any Stockholder Nominee who is included in the Company proxy materials for an annual meeting of stockholders but does not receive a number of “for” votes equal to at least 10% of the votes cast, instead of the currently required 25%, shall be ineligible for inclusion in the Company Proxy for the next to years.  Just as it may take proxy proposals several years win a sizable vote, the same may be true of candidates challenging entrenched but widely known current directors.

Supporting Statement:

The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated after a court decision regarding the SEC’s cost-benefit analysis.  Therefore, proxy access rights must be established on a company-by-company basis.  Subsequently, Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion.  Public Versus Private Provision of Governance: The Case of Proxy Access (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

Proxy Access: Best Practices  (http://www.cii.org/files/publications/misc/08_05_15_Best%20- Practices%20-%20Proxy%20Access.pdf) by the Council of Institutional Investors, “highlights the most troublesome provisions” in recently implemented proxy access bylaws.

Although the Company’s Board adopted a proxy access bylaw, it contains troublesome provisions, as addressed above, that significantly impair the ability and attractiveness of stockholders to participate as Eligible Stockowners and the ability of Stockholder Nominees to run again if they receive less than 25% of the vote.  Adoption of the requested amendments would largely remedy these issues and would better ensure proxy assess is attractive to a greater number of stockholders.

Increase Stockholder Value

Vote for Proxy Access Amendments – Proposal 7

* * *

Board Response

The Board and Committee on Directors and Governance have carefully considered this stockholder proposal and, for the reasons described below, the Board recommends that you vote against the proposal.

In 2016, NCR’s Board adopted and implemented a comprehensive, robust and fair proxy access bylaw on terms consistent with market practice; the proposed amendment to that existing bylaw does not enhance that structure nor materially improve it, and its potential detriment to stockholders outweighs any theoretical gains.

Our proxy access bylaw permits a stockholder, or a group of up to twenty stockholders, in either case owning at least three percent of our outstanding common stock continuously for at least three years, to nominate, and include in our annual meeting proxy materials, qualified director nominees constituting up to the greater of two individuals or twenty-five percent of the directors up for election.  Our Board currently consists of nine directors, which would allow stockholders to nominate two proxy access candidates under the bylaw.

We believe that our proxy access bylaw provides meaningful, effective and accessible proxy access rights to our stockholders, and balances those benefits against the risk of misuse or abuse by stockholders with special interests that are not shared by all or a significant percentage of our stockholders.  The changes to our proxy access bylaw requested by the stockholder proposal could disrupt this considered and balanced approach.  The requested modifications are in two areas:

•

Our proxy access bylaw allows a group of up to twenty stockholders to aggregate their shares to reach the required three percent ownership threshold, and counts funds under common management and investment control as one stockholder for these purposes.  This limit is designed, in part, to ensure that confirming and monitoring share ownership within a group does not become an unreasonable administrative burden, and that the use of proxy access will not be driven by a group that does not contain stockholders with a substantial economic stake in NCR.  The twenty stockholder limit is endorsed by many institutional investors, and is broadly common among those companies that have adopted proxy access.  The stockholder proposal would significantly increase, and indeed double, this limit from twenty to forty stockholders, resulting in the prospect of additional administrative burden and the potential for misuse of the bylaw by special interests.

•

Our proxy access bylaw addresses the re-nomination of previous proxy access candidates who failed to receive a meaningful vote in a prior election.  Specifically, it provides that a candidate who stands for election at an annual meeting via proxy access, but who does not receive at least 25% of the votes cast by stockholders at that annual meeting, may not be nominated again as a candidate using proxy access for the following two years.  This limitation is designed to prevent abuse of the proxy access process and to avoid its being burdened by candidates who are unable to command a modest showing in the election (but it does allow those who command substantial minority voting percentages, i.e., 25%, to run again without restriction).  NCR and its stockholders should not be required to again incur the expense, and manage the distraction, of a proxy access nomination for a candidate that our stockholders as a whole did not meaningfully support.  The stockholder proposal would lower this limit to only 10% of votes cast, which we believe does not represent a meaningful level of stockholder support and would foster the burdens discussed above.

The changes requested by the stockholder proposal should also be viewed in the context of our overall commitment to stockholder engagement and responsive corporate governance practices.  We have a demonstrated and strong commitment to corporate governance practices and policies that reinforce the Board’s alignment with, and accountability to, our stockholders.  Only last year we demonstrated our strong and persistent pursuit of good governance practices: we twice adjourned our annual meeting of stockholders to continue soliciting votes so as to obtain the 80% level required to eliminate classification of the Board, a super-majority hurdle that had been difficult to achieve at prior annual meetings.

We successfully obtained that vote, and the classification of our Board is now being phased out.  Our other governance policies and practices include:

•	Active review and refreshment of our Board membership, including the election of five new Board members since 2012;

•	A Board comprised of 90% independent directors based on independence standards that meet, and in some cases exceed, the standards of the NYSE;

•	An independent Lead Director, selected by the independent directors, with clearly defined roles and responsibilities and broad authority;

•	Stockholders’ ability to directly nominate director candidates, as set out in our bylaws and the federal securities laws;

•	Guidelines for Board compensation that require at least 50% of director compensation to be in the form of equity; and

•	Regular strategic reviews by the Board that result in definitive action, including our recent comprehensive strategic alternatives review.

The contours of proxy access are still the subject of an ongoing and evolving dialogue, and we are committed to continuing to monitor and engage in that dialogue.  But we believe that we have implemented a balanced and market-standard proxy access bylaw, and the implementation of the changes requested by the stockholder proposal would take us out of step with the public companies that have adopted proxy access, and cause needless burden and disruption without corresponding gains in efficiency or governance.  And in light of our commitment to stockholder engagement and effective corporate governance, we believe that the requested changes to our proxy access bylaw as outlined by the stockholder proposal are not necessary, and could be detrimental to stockholder value.

How does the Board Recommend that I Vote on this Proposal?

Board Recommendation

The Board of Directors recommends that you vote AGAINST this proposal.  Proxies received by the Board will be voted AGAINST this proposal unless they specify otherwise.

Vote Required for Approval

The stockholder proposal will be considered approved if it receives the affirmative vote of a majority of the votes cast on the proposal.  Abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the approval of the stockholder proposal.  The vote is not binding on the Board, but the Board will review and consider the voting results when evaluating whether to amend the bylaws as described in the stockholder proposal in the future.

Other Matters

The Board of Directors does not know of any matters that will be brought before the Annual Meeting other than those listed in the notice of meeting.  If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed form of proxy will have authority to vote on such matters in their discretion.

Additional Information

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the Annual Meeting.  Proxies may be solicited on our behalf through the mail, in person or by telephone, electronic or facsimile transmission.  We have hired Georgeson Inc. to assist in the solicitation of proxies at an estimated cost of $47,000 plus reimbursement of reasonable out-of-pocket expenses.  In accordance with SEC and NYSE rules, NCR also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR common stock and Series A Convertible Preferred Stock.

Procedures for Nominations Using Proxy Access

Stockholders interested in submitting nominations to the Board of Directors to be included in the Company’s 2018 proxy materials pursuant to the proxy access provisions in Article I, Section 9 of the Company’s bylaws must follow the procedures found in the Company’s bylaws.  Nominations (containing the information specified in the bylaws regarding the stockholders and the proposed nominee) must be received by NCR’s Corporate Secretary no earlier than October 18, 2017, nor later than 5:00 p.m. Eastern Time on November 17, 2017.

Procedures for Stockholder Proposals and Nominations for 2018 Annual Meeting Pursuant to SEC Rule 14a-8

Stockholders interested in presenting a proposal pursuant to SEC Rule 14a-8 for possible inclusion in the proxy materials for NCR’s 2018 Annual Meeting of Stockholders must follow the procedures found in SEC Rule 14a-8 and the Company’s bylaws.  To be eligible for possible inclusion in the Company’s 2018 proxy materials, all qualified proposals must be received by NCR’s Corporate Secretary no later than 5:00 p.m. Eastern Time on November 17, 2017.

Procedures for Stockholder Proposals and Nominations for 2018 Annual Meeting Outside of SEC Rule 14a-8

Under the Company’s current bylaws, nominations for election of directors and proposals for other business to be considered by the stockholders at an annual meeting outside of SEC Rule 14a-8 may be made only: (i) pursuant to the Company’s notice of meeting; (ii) by or at the direction of the Board; or (iii) by any stockholder of the Company who was a stockholder of record, both at the time of giving of notice as provided for in our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has provided the information required by our Bylaws and delivered notice to the Company no earlier than 150 days nor later than 5:00 p.m., Eastern Time, 120 days before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

A copy of the full text of the Company’s bylaws may be obtained upon written request to the Corporate Secretary at the address provided on page 5 of this proxy statement and online at http://www.ncr.com/company/corporate-governance.

Supplementary Non-GAAP Information

While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this proxy statement, NCR also uses certain non-GAAP measures, which are described below.  These measures are reconciled to their most directly comparable GAAP measures in NCR’s Annual Report on Form 10-K on pages 32 (Free Cash Flow) and 94 (Non-GAAP Operating Income — referred to as “segment operating income”).

Free Cash Flow.  NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and pension settlements.  NCR’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations.  In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repayment of the Company’s debt obligations.  Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure.  Free cash flow does not have a uniform definition under GAAP and, therefore, NCR’s definitions may differ from other companies’ definitions of these measures.

Non-GAAP Operating Income.  NCR’s Non-GAAP Operating Income is determined by excluding pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition-related intangibles, from NCR’s GAAP income from operations.  Due to the non-operational nature of these pension and other special items, NCR’s management uses Non-GAAP Operating Income to evaluate year-over-year operating performance.  NCR also uses Non-GAAP Operating Income to manage and determine the effectiveness of its business managers and as a basis for incentive compensation.  NCR believes this measure is useful because it provides a more complete understanding of NCR’s underlying operating performance, as well as consistency and comparability with NCR’s past reports of financial results.

NCR management’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies.  These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

The above notice and proxy statement are sent by order of the Board of Directors.

Edward Gallagher

Senior Vice President, General Counsel and Secretary

Dated: March 17, 2017

Note to Investors This proxy statement and Annual Report contains forward-looking statements.  Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning.  Statements that describe or relate to NCR’s plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements.  The forward-looking statements in this proxy statement and Annual Report include statements regarding NCR’s market position and NCR’s confidence in its market position; NCR’s Vision 2020 strategy and Omni-Channel 2.0 architecture and their expected results; NCR’s strategic offers and their benefits to NCR’s customers; the evolution of NCR’s organizational structure; the anticipated growth and evolution of the omni-channel market; NCR’s strategic plans for 2017, including with respect to investing in innovation, driving Software growth, generating improved Services performance, driving Hardware growth and organizing and recruiting talent; and the alignment of NCR’s strategy with market trends.  Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control.  Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions including, in particular, those resulting from uncertainty in the Chinese economy, economic sanctions against Russia, the determination by Britain to exit the European Union and further potential changes in Eurozone participation, the potential for changes to global or regional trade agreements or the imposition of protectionist trade policies, and the imposition of import or export tariffs or border adjustments; the impact of our indebtedness and its terms on our financial and operating activities; the impact of the terms of our strategic relationship with Blackstone and our Series A Convertible Preferred Stock; the transformation of our business model and our ability to sell higher-margin software and services; the possibility of disruptions in or problems with our data center hosting facilities; cybersecurity risks and compliance with data privacy and protection requirements; foreign currency fluctuations; our ability to successfully introduce new solutions and compete in the information technology industry; our ability to improve execution in our sales and services organizations; defects or errors in our products; manufacturing disruptions; collectability difficulties in subcontracting relationships in Emerging Industries; the historical seasonality of our sales; the availability and success of acquisitions, divestitures and alliances, including the divestiture of our Interactive Printer Solutions business; our pension strategy and underfunded pension obligation; the success of our restructuring plans and cost reduction initiatives; tax rates; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions.  Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K contained in this proxy statement and Annual Report.  Any forward-looking statement speaks only as of the date on which it is made.  NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Appendix A – Amended NCR Management Incentive Plan

This Appendix A includes:

•	a description of the U.S. Federal income tax implications of awards made under the Second Amended and Restated NCR Management Incentive Plan (the “Amended MIP”); and

•	a complete copy of the Amended MIP plan document.

U.S. Federal Income Tax Consequences of Amended MIP Awards

The following is a summary of certain U.S. federal income tax consequences of awards made under the Second Amended and Restated NCR Management Incentive Plan (the “Amended MIP”), based upon the laws in effect on the date hereof.  This summary is provided only as general information and not as tax advice.  It is not intended or written to be used, and cannot be used: (i) by any taxpayer for the purpose of avoiding tax penalties under the Code; or (ii) for promoting, marketing or recommending to another party any transaction or matter addressed herein.  It does not address all of the tax considerations that may be relevant to a particular participant and does not discuss state, local and foreign tax consequences.  Tax consequences may vary depending on each participant’s particular circumstances, and each participant should consult his or her tax advisor regarding his or her personal circumstances.

If an award under the Amended MIP is paid in cash or its equivalent, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the award is paid in an amount equal to the cash or the fair market value of its equivalent, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Internal Revenue Code Section 162(m) apply.  If, in accordance with the exercise of discretion by the Compensation and Human Resource Committee of the Board (the “Committee”), all or a portion of an award is paid to a participant in stock, restricted stock, stock options, or other stock-based or stock-denominated units, pursuant to a Company equity incentive plan, including the NCR Corporation 2017 Stock Incentive Plan, the federal income tax consequences of such payment will be identical to those discussed with respect to Proposal 5 of this proxy statement with respect to such awards.

Section 162(m) limits the deductibility of certain compensation of the Chief Executive Officer and the Company’s three other highest paid executive officers (other than the Chief Financial Officer).  Compensation paid to such an officer during a year in excess of $1 million that is not performance-based, or does not comply with other exceptions under Section 162(m), would not be deductible on our federal income tax return for that year.  It is currently intended that compensation attributable to awards payable under the Amended MIP will qualify as performance-based compensation under Section 162(m).  However, as more fully described in the Tax Considerations in Setting Compensation section of the Compensation Discussion & Analysis, the Committee has not adopted a policy requiring all pay to be deductible, so as to preserve the ability to award non-deductible compensation if determined to be in the best interests of the Company’s stockholders.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended MIP.  Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Amended MIP.

Amended MIP: Complete Copy of Amended MIP Plan Document

APPENDIX A

SECOND AMENDED AND RESTATED

NCR MANAGEMENT INCENTIVE PLAN

Effective January 1, 2017

SECOND AMENDED AND RESTATED

NCR MANAGEMENT INCENTIVE PLAN

Effective January 1, 2017

PREAMBLE

This Second Amended and Restated NCR Management Incentive Plan (“Plan”), originally adopted effective January 1, 2006, is hereby amended and restated as of January 1, 2017 by the Board of Directors of NCR Corporation (“Company”).  The purpose of the Plan is to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers by providing incentives and financial rewards to such executive officers that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.  This Plan is subject to stockholder approval with respect to amounts that may become payable under the Plan for fiscal year 2017 and thereafter and shall be null and void and of no further effect if such stockholder approval is not obtained.

ARTICLE I

Definitions

1.1 Award means an award of incentive compensation pursuant to the Plan.

1.2 Code means the Internal Revenue Code of 1986, as amended.

1.3 Committee means the Compensation and Human Resource Committee of the Board of Directors of the Company, or a subcommittee thereof consisting of members appointed from time to time by the Board of Directors of the Company, and shall comprise not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Code Section 162(m).  The Committee administering the Plan shall be composed solely of “outside directors” within the meaning of Code Section 162(m).

1.4 Company means NCR Corporation, a Maryland corporation.

1.5 Disability means a total and permanent disability that causes a Participant to be eligible to receive long term disability benefits from the NCR Long Term Disability Plan, or any similar plan or program sponsored by a subsidiary or branch of the Company.

1.6 Executive Officers means Board-appointed officers of the Company who are designated by the Board as “Executive Officers” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

1.7 Participant means an Executive Officer who is selected by the Committee to participate in the Plan.

1.8 Performance Period means the time period during which the achievement of the performance goals is to be measured, as determined by the Committee.

1.9 Plan means this Second Amended and Restated NCR Management Incentive Plan.

ARTICLE II

Eligibility and Participation

2.1 Eligibility and Participation.  The Committee shall select Executive Officers of the Company who are eligible to receive Awards under the Plan, and who shall be Participants in the Plan during any Performance Period in which they may earn an Award.

ARTICLE III

Terms of Awards

3.1 Calculation of Awards.  The Award payable under the Plan for a Performance Period is equal to 1.5% of Non-GAAP Operating Income for the Chief Executive Officer for the Performance Period and 0.75% of Non-GAAP Operating Income for each of the other Participants for the Performance Period.

“Non-GAAP Operating Income” means the Company’s net revenue, less product and service costs and marketing, selling, general and administrative, research, and development expenses, excluding pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other specified special items, including amortization of acquisition related intangibles, after accrual of any amounts for payment under the Plan for the Performance Period and any other Company plan to the extent provided by the Committee, adjusted to eliminate the effects of charges for restructurings, discontinued operations, any unusual or infrequently occurring items, and the cumulative effect of accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.

3.2 Discretionary Adjustment.  The Committee may not increase the amount payable under the Plan or with respect to an Award pursuant to Section 3.1, but retains the discretionary authority to reduce the amount.  The Committee may establish factors to take into consideration in implementing its discretion, including, but not limited to, corporate or business unit performance against budgeted financial goals (e.g., operating income or revenue), achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance.

3.3 Form of Payment.  Each Award under the Plan shall be paid in cash or its equivalent.  The Committee in its discretion may determine that all or a portion of an Award shall be paid in stock, restricted stock, stock options, or other stock-based or stock-denominated units, which shall be issued pursuant to the Company’s equity compensation plans in existence at the time of grant of the applicable Award.

3.4 Timing of Payment.  Payment of Awards will be made as soon as practicable following determination of and certification of the Award, but in no event more than two and a half months after the end of the calendar year with respect to which such Award was earned, unless the Participant has, prior to the grant of an Award, submitted an election to defer receipt of the Award in accordance with a deferred compensation plan approved by the Committee.

3.5 Performance Period.  Within 90 days after the commencement of each fiscal year or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and affirm the applicability of the Plan’s formula for determining the Award for each Participant for the Performance Periods.  The time period during which the achievement of the performance goals is to be measured shall be determined by the Committee, but may be no longer than five years and no less than six months.

3.6 Certification.  Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Committee will certify in writing as to the attainment of the performance goals and the amount of the Award.

ARTICLE IV

New Hires, Promotions and Terminations

4.1 New Participants During the Performance Period.  If an individual is newly hired or promoted during a calendar year into a position eligible for participation in the Plan, he or she shall be eligible for an Award under the Plan for the Performance Period, prorated for the portion of the Performance Period following the date of eligibility for the Plan.

4.2 Disability or Death.  A Participant who terminates employment with the Company during a Performance Period due to Disability or death shall be eligible to receive an Award prorated for the portion of the Performance Period prior to termination of employment.  Awards payable in the event of death shall be paid to the Participant’s estate.

4.3 Termination of Employment.  If a Participant terminates employment with the Company for a reason other than Disability or death, unless otherwise determined by the Committee, no Award shall be payable with respect to the Performance Period in which such termination occurs.

ARTICLE V

Miscellaneous

5.1 Withholding Taxes.  The Company shall have the right to make payment of Awards net of any applicable federal, state and local taxes required to be withheld, or to require the Participant to pay such withholding taxes.  If the Participant fails to make such tax payments as required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.2 Nontransferability.  No Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, including assignment pursuant to a domestic relations order, during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved.  Each Award shall be paid during the Participant’s lifetime only to the Participant, or, if permissible under applicable law, to the Participant’s legal representatives.  No Award shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, or torts of the Participant.

5.3 Administration.  The Committee shall administer the Plan, interpret the terms of the Plan, amend and rescind rules relating to the Plan, determine the rights and obligations of Participants under the Plan, and take all other actions determined appropriate by the Committee to administer the Plan.  The Committee may delegate any of its authority as it solely determines.  In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel and other persons to assist or render advice to the Committee, all at the expense of the Company.  All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders, and the Participants.  The provisions of this Plan are intended to ensure that all Awards granted hereunder qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and this Plan shall be interpreted and operated consistent with that intention.

5.4 Severability.  If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, and the remainder of the Plan or Award shall remain in full force and effect.

5.5 No Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

5.6 Employment at Will.  Neither the adoption of the Plan, eligibility of any person to participate, nor payment of an Award to a Participant shall be construed to confer upon any person a right to be continued in the employ of the Company.  The employment of all participants is at will.  The Company expressly reserves the right to discharge any Participant whenever in the sole discretion of the Company it may elect to do so, for any reason or no reason.

5.7 Amendment or Termination of the Plan.  The Board of Directors of the Company reserves the right to amend or terminate the Plan at any time with respect to future Awards to Participants.  Amendments to the Plan will require stockholder approval to the extent required to comply with applicable law, including the exemption under Code Section 162(m).

5.8 Non-Exclusivity of Plan.  Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise.

5.9 Dispute Resolution.  Any controversy or claim arising under or related to the Plan shall be resolved by binding arbitration; the obligation to arbitrate shall extend to and encompass any claims that a Participant may have or assert against the Company, the Committee or any Company employees, officers, directors or agents.  Notwithstanding the foregoing, any dispute or claim that has been expressly excluded from arbitration by statute shall not be subject to this Section 5.9.  If any portion of this Section 5.9 is held unenforceable, it shall be severed and shall not affect the duty to arbitrate nor any other part of this Section 5.9.  Any demand for arbitration shall be filed within two years following accrual of the claim, or when the claimant should have known of accrual of the claim, or the claim shall be barred.  Any arbitration shall be conducted in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (available at www.ADR.org) to the extent not inconsistent with the terms of the Plan.  Issues of arbitrability shall be determined in accordance with the U.S. federal substantive and procedural laws relating to arbitration; in all other respects, the Plan shall be governed by the laws of the State of Georgia in the United States, without regard to its conflict-of-laws principles, and the arbitration shall be held in the metropolitan Atlanta, Georgia area, with the exceptions of employees who primarily reside and work in California, for whom arbitration shall be held in California, and controversies arising in California, to which California law shall apply.  The arbitration shall be held before a single arbitrator who is an attorney having at least five years of experience in employment law.  The arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction.  Nothing in this Section 5.9 relieves any Participant or Company from any obligation he, she or it may have to exhaust certain administrative remedies before arbitrating any claims or disputes hereunder.  Each party shall bear its own attorney fees associated with the arbitration; other costs, and the expenses of the arbitration, shall be borne as provided by the rules of the American Arbitration Association.

5.10 Clawback.  Notwithstanding anything in the Plan to the contrary, any Award granted under the Plan shall be cancelled, and the Participant may be required to repay any or all amounts previously paid pursuant to any Award, if the Participant, without the consent of the Company, violates any policy adopted by the Company or, if applicable, any one of its subsidiaries or affiliates, relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or, if applicable, any one of its subsidiaries or affiliates, as such policy is in effect on the date of grant of the applicable Award or as may be amended from time to time, or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time.  The Company may, to the extent permitted or required by law or regulation (including the foregoing laws), enforce any repayment obligation pursuant to any such policy by reducing any amounts that may be owing from time to time by the Company or its subsidiaries or affiliates to a Participant, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason, or enforce any other recoupment as prescribed by applicable law or regulation.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this                  day of                     , 2017.

FOR NCR CORPORATION

By
Andrea Ledford
Executive Vice President,
Chief Administration Office and Chief Human Resources Officer

Appendix B – 2017 Stock Incentive Plan

This Appendix B includes:

•	a description of the U.S. Federal income tax implications of awards made under the NCR Corporation 2017 Stock Incentive Plan (the “2017 Stock Plan”); and

•	a complete copy of the Plan document.

U.S. Federal Income Tax Implications of Awards

The following is a brief summary of the U.S. Federal income tax consequences applicable to certain awards (“Awards”) granted under the 2017 Stock Plan, based upon current law as of the date of these proxy materials.  This summary is provided only as general information and not as tax advice.  It is not intended or written to be used, and cannot be used: (i) by any taxpayer for the purpose of avoiding tax penalties under the Code; or (ii) for promoting, marketing or recommending to another party any transaction or matter addressed herein.  It does not address all of the tax considerations that may be relevant to a particular participant and does not discuss state, local and foreign tax consequences.  Tax consequences may vary depending on each participant’s particular circumstances, and each participant should consult his or her tax advisor regarding his or her personal circumstances.

No later than the date as of which an amount first becomes includible in the gross income of a participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the 2017 Stock Plan, such participant will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount, at the statutory withholding rate determined applicable by the Company (up to the participant’s maximum required tax withholding rate) that will not trigger a negative accounting impact.  Withholding obligations generally may be settled with NCR common stock, including common stock that is part of the Award that gives rise to the withholding requirement.  The obligations of the Company will be conditional on such payment or arrangements, and the Company and its subsidiaries and affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such participant.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with common stock.  For purposes of calculating compensation income and withholding for transactions that settle in common shares, the Company will use the closing price of a share of Company common stock on the New York Stock Exchange (or such other exchange as may be the principal market for the Company’s common stock) on the trading date immediately preceding the distribution date of the common stock.

RSUs

No income generally will be recognized by a participant in connection with the grant of a restricted stock unit (“RSU”).  A participant is generally subject to withholding of Social Security and Medicare taxes on the value of an RSU at the time that the participant’s rights with respect to the RSU become vested.  Although not free from doubt, under the Internal Revenue Code, if the participant’s employer determines the time at which a vested RSU will be settled, a participant generally should not be subject to income taxes with respect to such RSU until the participant has received shares and/or cash in settlement of the RSU.  The fair market value of those shares at the time of settlement and/or any cash received generally should be taxable to the participant as ordinary income at the time of settlement (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income).  The amount of ordinary income recognized by the participant generally will be deductible to the Company, except to the extent that the limitations on deductibility under Code Section 162(m) apply.

The participant’s aggregate tax basis for resale purposes in any common stock received is the amount taxed as ordinary income upon receipt of the common stock.  Any gain or loss on a sale of common stock will be treated as capital gain or loss and will be long-term capital gain or loss if such common stock is held for more than one year after the date of issuance.

Restricted Stock

No income generally will be recognized by a participant in connection with the grant of Restricted Stock.  The participant generally will be subject to tax at ordinary income rates on the fair market value of the common stock held at the time the Restricted Stock is no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Vesting Date”), reduced by the amount, if any, paid by the participant for the Restricted Stock (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income).  When a participant sells the common stock held upon vesting of the Restricted Stock, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally equal to the amount, if any, paid for the Restricted Stock and any ordinary income recognized on the Vesting Date).  If the participant’s holding period for the shares, which begins on the Vesting Date, exceeds one year, such gain or loss will constitute long-term capital gain or loss.

A participant who so elects, pursuant to the express terms of the applicable Award Agreement or by action of the Committee in writing, under Section 83(b) of the Code within thirty days of the date of transfer of the Restricted Stock to the participant will have taxable ordinary income on the date of transfer of the Restricted Stock (the “Transfer Date”) equal to the excess of the fair market value of the Restricted Stock on the Transfer Date (determined without regard to the risk of forfeiture or restrictions on transfer) over the amount, if any, paid for the Restricted Stock (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income).  If the Vesting Date occurs, the participant will not recognize any additional income on such date, and the gain or loss to the participant on a subsequent sale of the common stock (calculated as the difference between the fair market value of the shares on the date of sale and the participant’s tax basis in the shares, generally equal to the amount, if any, paid for the Restricted Stock and any ordinary income recognized on the Transfer Date) generally will be treated as capital gain or loss to the participant.  If the participant’s holding period for the common stock, which begins on the Transfer Date, exceeds one year, such gain or loss will constitute long-term capital gain or loss.

Incentive Stock Options

Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular U.S. Federal income tax purposes.  However, an amount equal to: (i) the fair market value on the exercise date minus the exercise price at the time of grant; multiplied by (ii) the number of shares with respect to which the ISO is being exercised, will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT.  If the optionee does not dispose of the common stock issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition thereof, then: (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss; and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If common stock acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of: (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares; or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price).  A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee.  Any further gain realized by the optionee would be taxed as short-term or long-term capital gain and would not result in any deduction by the Company.  A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering common stock, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions.  The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment.  The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NQSOs, except that special rules apply in the case of disability or death.  An individual’s Options otherwise qualifying as ISOs will be treated for tax purposes as NQSOs (and not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value in excess of $100,000.

Nonqualified Stock Options

An NQSO (that is, an Option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time that such NQSO is granted.  An optionee exercising an NQSO would, at the time of exercise, realize taxable compensation equal to: (i) the fair market value on the exercise date minus the exercise price at the time of grant, multiplied by (ii) the number of shares with respect to which the Option is being exercised.  If the NQSO were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes.  A corresponding deduction would be available to the Company.  The foregoing summary assumes that the shares acquired upon exercise of an NQSO are not subject to a substantial risk of forfeiture.

SARs

No income generally will be recognized by a participant in connection with the grant of a SAR.  When the SAR is exercised, the participant generally will be required to include as ordinary income in the year of exercise an amount equal to the excess of the fair market value of the common stock subject to the SAR on the date of exercise over the aggregate exercise price of the SAR.  A participant who is an employee will be subject to income tax withholding on ordinary income recognized upon exercise of a SAR.  The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant at the time the SAR is exercised.

A Plan participant’s aggregate tax basis for resale purposes in any common stock received upon exercise of a SAR is the amount taxed as ordinary income upon receipt of such common stock (generally equal to the fair market value of such common stock on the date of receipt).  Any gain or loss on a sale of such common stock will be treated as capital gain or loss and will be long-term capital gain or loss if such common stock is held for more than one year after the date of issuance.

Performance Units and Other Performance-Based Awards

No income generally will be recognized by a participant in connection with the grant of a performance unit or an Award otherwise subject to Performance Goals.  Upon settlement of any such Award, the participant generally will be required to include as ordinary income in the year of payment an amount equal to the amount of any cash, and the fair market value of any non-restricted shares, actually or constructively received (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income).  The amount of ordinary income recognized by the participant generally will be deductible to the Company, except to the extent that the limitations on deductibility under Section 162(m) apply.

Shares

In the event that fully vested common stock is issued to a participant for no cash consideration, an amount equal to the fair market value of the common stock on the date of issuance is taxable to the participant as ordinary income at the time of issuance.  The amount of ordinary income recognized by the participant generally will be deductible to the Company, except to the extent that the limitations on deductibility under Section 162(m) apply.

The participant’s aggregate tax basis in the common stock so received will be equal to the amount taxed as ordinary income upon receipt of the common stock.  Any gain or loss on a sale of the common stock will be treated as capital gain or loss and will be long-term capital gain or loss if such common stock is held for more than one year after the date of issuance.

NCR Corporation 2017 Stock Incentive Plan – Complete Copy of Plan Document

APPENDIX B

NCR CORPORATION 2017 STOCK INCENTIVE PLAN

NCR CORPORATION

2017 STOCK INCENTIVE PLAN

ARTICLE I.

Purpose; Definitions

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide the Company and its Subsidiaries and Affiliates with an equity plan providing incentives directly linked to stockholder value.

Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

(b) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c) “Award” means an Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted pursuant to the terms of the Plan.

(d) “Award Agreement” means a written (including electronic) document or agreement setting forth the terms and conditions of a specific Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under Federal law, the law of the state in which such action occurred or any comparable provision of foreign law, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (D) a material violation of the Company’s ethics and compliance program, or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement.  Notwithstanding the general rule of Section 2.03, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(g) “Change in Control” has the meaning set forth in Section 10.02.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the regulations promulgated thereunder.

(i) “Commission” means the Securities and Exchange Commission or any successor agency.

(j) “Committee” has the meaning set forth in Section 2.01.

(k) “Common Stock” means common stock, par value $0.01 per share, of the Company.

(l) “Company” means NCR Corporation, a Maryland corporation, or any successor entity, as applicable.

(m) “Disability” means, unless otherwise provided in the applicable Award Agreement (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define Disability: (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee.

(n) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(o) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or a Subsidiary or Affiliate.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(q) “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the trading date, or if Shares were not traded on the Applicable Exchange on the trading date, then on the immediately preceding date on which Shares were traded, all as reported by such source as the Committee may select.  If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

(r) “Full-Value Award” means any Award other than an Option or SAR or dividend equivalent right.

(s) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(t) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(u) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(v) “Nonqualified Option” means any Option that is not an Incentive Stock Option.

(w) “Option” means an Award granted under Article V that is not a SAR.

(x) “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including unrestricted stock, dividend equivalents, and convertible debentures.

(y) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(z) “Performance Goals” means any performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Awards.  In the case of Qualified Performance-Based Awards, (i) such Performance Goals shall be based on the attainment of specified levels of one or more of the following measures and, notwithstanding Section 14.14, shall be limited to one or more of the following measures: revenues; revenue growth; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes or before interest, taxes, depreciation and amortization); earnings or loss per share; operating income and adjusted operating income (before or after taxes) (including non-pension operating income and non-pension operating income less capital charge); net income or loss (before or after taxes); net operating profit (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends) (including operating cash flow and free cash flow); cash flow return on capital; cash flow per share (before or after dividends); gross or net margin; operating margin; Bookings; net sales; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; enterprise value; net annual contract value; cash generation; unit volume; appreciation in and/or maintenance of stock price; market share; sales; asset quality; cost saving levels; marketing-spending efficiency; core noninterest income; cash margin; debt reduction; stockholders equity; operating efficiencies; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; financial ratios, including those measuring liquidity, activity, profitability or leverage; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); debt level year-end cash position; book value; competitive market metrics; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, products or projects, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; improvement in or attainment of expense levels; or change in working capital with respect to the Company or any one or more Affiliates, Subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code.

(aa) “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(bb) “Performance Unit” means any Award granted under Article VIII of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(cc) “Plan” means this NCR Corporation 2017 Stock Incentive Plan, which replaced the Prior Plans, as set forth herein and as hereafter amended from time to time.  The Plan is intended to supersede the Company’s 2013 Stock Incentive Plan (the “2013 Plan”), which shall be automatically frozen and replaced and superseded by the Plan on the Effective Date.  The 2013 Plan previously replaced and superseded the Company’s 2011 Stock Incentive Plan, as amended (the “2011 Plan”) and the Company’s 2006 Stock Incentive Plan, as amended (the “2006 Plan”, together with the 2013 Plan and 2011 Plan, the “Prior Plans”).  Notwithstanding the foregoing, any awards granted under the Prior Plans shall remain in effect pursuant to their respective terms.

(dd) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Article XI.

(ee) “Restricted Stock” means an Award granted under Article VI.

(ff) “Restricted Stock Units” means an Award granted under Article VII.

(gg) “SAR” means a stock appreciation right, as described in Section 5.02.

(hh) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, as it applies to a specific Award subject to Article XI.

(ii) “Share” means a share of Common Stock.

(jj) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(kk) “Term” means the maximum period during which an Option or SAR may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(ll) “Termination of Employment” means, unless otherwise provided in the applicable Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates.  Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a nonemployee capacity, such change in status shall not be deemed a Termination of Employment.  A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.  Notwithstanding the foregoing, to the extent that an amount payable pursuant to an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, the applicable Participant shall be deemed to have experienced a Termination of Employment for purposes of the Plan if and only if such termination is also a “separation from service” within the meaning of Section 409A of the Code.

ARTICLE II.

Administration

SECTION 2.01. Committee.  The Plan shall be administered by the Compensation and Human Resource Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board.  The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.  Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted;

(b) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;

(c) to determine the number of Shares to be covered by each Award granted hereunder;

(d) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(e) subject to Article XII, to modify, amend or adjust the terms and conditions of any Award;

(f) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(g) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to define terms not otherwise defined herein or therein;

(h) to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;

(i) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(j) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award granted under the Plan in the manner and to the extent the Committee determines appropriate to reflect the intended provisions of the Plan or that Award or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the award to apply), including any provision of Federal or state law or comparable provision of foreign law; and

(k) to otherwise make such other determinations as the Committee determines appropriate to administer the Plan.

SECTION 2.02. Procedures.

(a) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Article XI, if applicable, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(b) Subject to Section 11.03, if applicable, any authority granted to the Committee may also be exercised by the full Board.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 2.03. Discretion of Committee.  Any determination made by the Committee or its delegate under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter.  Subject to Article I(f), all decisions made by the Committee or its delegate pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

SECTION 2.04. Cancellation or Suspension.  The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be cancelled or suspended.  In particular, but without limitation, all outstanding Awards to any Participant may be cancelled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or its delegate.

SECTION 2.05. Award Agreements.  The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award.  The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement.  Award Agreements may be amended only in accordance with Article XII.

ARTICLE III.

Common Stock Subject to Plan

SECTION 3.01. Plan Maximums.  The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be a total of (i) 12,000,000 Shares, plus (ii) any Shares remaining available for grant under the Prior Plans on the Effective Date, plus (iii) any Shares with respect to awards granted under the Prior Plans that are forfeited, cancelled or expire (or again become available for grant) following the Effective Date, in each case, subject to any future adjustments as may be made pursuant to Section 3.04.  The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 12,000,000 Shares, subject to any future adjustment as may be made pursuant to Section 3.04, and shall not be affected by the provisions of Section 3.03(b).  Shares subject to an Award under the Plan may be authorized and unissued Shares.

SECTION 3.02. Individual Limits.  No participant may be granted Options and SARs covering in excess of 3,000,000 Shares, or either Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Awards covering in excess of 2,500,000 Shares, in either case, during any consecutive 12-month period.  The maximum value of the property, including cash, which may be paid or distributed to any Participant pursuant to a grant of cash-based Awards (as opposed to stock-based awards) that are designated as Qualified Performance-Based Awards made in any one calendar year shall be $20,000,000.  With respect to non-employee directors, the aggregate dollar value of equity-based (based on the grant date Fair Market Value of equity-based Awards) and cash compensation granted pursuant to this Plan and the NCR Director Compensation Program and otherwise during any calendar year to any one non-employee director shall not exceed $1,000,000.

SECTION 3.03. Rules for Calculating Shares Delivered.

(a) To the extent that any Award is forfeited or cancelled, or any Option or SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.

(b) If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award or if any Shares subject to an Award shall otherwise not be delivered in settlement of such Award (including upon the exercise of an SAR), only the net number of Shares received by the Participant shall be deemed to have been issued for purposes of the maximum number of Shares in the first sentence of Section 3.01.

(c) The provisions of Section 3.03(a) and 3.03(b) shall also apply to awards granted under the Prior Plans that are outstanding on the Effective Date such that any Shares subject to such awards that are forfeited or terminated, expire, lapse without being exercised or are settled for cash shall again be available for Awards under the Plan.

SECTION 3.04. Adjustment Provisions.  The Committee may adjust in its sole discretion the Performance Goals applicable to an Award to provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including: (a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3.01 and 3.02 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and SARs.  In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (W) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (X) the various maximum limitations set forth in Sections 3.01 and 3.02 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (Y) the number and kind of Shares or other securities subject to outstanding Awards, and (Z) the exercise price of outstanding Options and SARs.  In the case of Corporate Transactions, such adjustments may include (1) the cancelation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or SAR shall conclusively be deemed valid), provided, that in the event of the cancellation of such Awards pursuant to this clause (1), the Awards shall vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).  The Committee may adjust in its sole discretion the Performance Goals applicable to any Awards to reflect, to the extent applicable to such Performance Goals, any unusual in nature or infrequently occurring corporate item, transaction, event or development, including a Change in Control, or other extraordinary items affecting the Company, or any of its Affiliates, Subsidiaries, division or operating units, or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units, or impact of charges for restructurings, discontinued operations, changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, tax rules and regulations, accounting principles or law or business conditions, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other of the Company’s SEC filings; provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

(a) Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or an entity acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in Section 5.03.  The number of Shares underlying any Substitute Awards shall be counted against the maximum number of Shares in the first sentence of Section 3.01; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines shall not be counted against the maximum number of Shares in the first sentence of Section 3.01; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.

SECTION 3.05. Section 409A.  Notwithstanding anything in the Plan to the contrary: (i) any adjustments made pursuant to Section 3.04 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 3.04 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 3.04 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

ARTICLE IV.

Eligibility

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code); provided further that Options or SARs that are intended to be exempt from Section 409A of the Code may be granted only to Eligible Individuals who are providing services to the Company or any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of Section 409A of the Code).

ARTICLE V.

Options and Stock Appreciation Rights

SECTION 5.01. Types of Options.  Options may be of two types: Incentive Stock Options and Nonqualified Options.  The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

SECTION 5.02. Nature of Stock Appreciation Rights.  A SAR may be granted free-standing, in relation to an Option being granted at the same time as the SAR is granted, or in relation to an Option both which is not an Incentive Stock Option and which has been granted prior to the grant of the SAR.  Upon the exercise of a SAR, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable SAR, multiplied by (ii) the number of Shares in respect of which the SAR has been exercised.  The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the SAR.

SECTION 5.03. Exercise Price.  The exercise price per Share subject to an Option or SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date.  Other than pursuant to Section 3.04 or 3.05, in no event shall the Committee be permitted, without approval by the Company’s stockholders, to reprice Options or SARs or buyout underwater Options or SARs by (i) lowering the exercise price per Share of any outstanding Option or SAR after the date of grant; (ii) cancelling an Option or SAR (at a time when the applicable exercise price per Share exceeds the Fair Market Value of the underlying Shares) in exchange for cash, property or another Award; (iii) taking any action that would be treated as a repricing under generally accepted accounting principles; or (iv) taking any other action that has the same effect as clause (i), (ii) or (iii), unless such amendment, cancellation, or action is approved by the Company’s stockholders.  Unless otherwise determined by the Committee, any Option as to which a SAR is related shall no longer be exercisable to the extent the SAR has been exercised and the exercise of a stock option shall cancel any related SAR to the extent of such exercise.

SECTION 5.04. Term.  The Term of each Option and each SAR shall be fixed by the Committee, but shall not exceed 10 years from the Grant Date, except with regard to any Nonqualified Option or SAR (except any SAR granted in relation to an Incentive Stock Option) in the case of death or Disability, as determined by the Committee and set forth in the applicable Award Agreement.

SECTION 5.05. Vesting and Exercisability.  Except as otherwise provided herein, Options and SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that in no event shall the normal vesting schedule of an Option or SAR provide that such Option or SAR will vest prior to the first anniversary of the date of grant, except in the case of a Change in Control, death or Disability, as determined by the Committee and set forth in the applicable Award Agreement; provided that up to five percent of Shares available for grant as Options or SARs (together with all other Shares available for grant as Awards of any type) may be granted without regard to such minimum vesting period.  If the Committee provides that any Option or SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

SECTION 5.06. Method of Exercise.  The method of exercising Options and SARs shall be set forth in the applicable Award Agreement.

SECTION 5.07. Delivery; Rights of Stockholders.  No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefore has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or SAR (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14.01 and (ii) in the case of an Option, has paid in full for such Shares.

SECTION 5.08. Nontransferability of Options and Stock Appreciation Rights.  No Option or SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or SAR and solely as expressly permitted by the Committee, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of the Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.  Options or SARs shall be exercisable, subject to the terms of the Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or SAR is permissibly transferred pursuant to this Section 5.08, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

ARTICLE VI.

Restricted Stock

SECTION 6.01. Nature of Restricted Stock.   Shares of Restricted Stock are Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or stock certificates with such legends as the Committee shall specify.  Notwithstanding anything in the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

SECTION 6.02. Terms and Conditions.   Shares of Restricted Stock shall be subject to the following terms and conditions:

(a) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of one or more Performance Goals.  If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of one or more Performance Goals.  Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the applicable Participant.  The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including any applicable Performance Goals) need not be the same with respect to each recipient.

(b) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.  Subject to the terms of the Plan, any Award of Restricted Stock shall be subject to vesting during a Restriction Period of at least one year following the date of grant; provided that that up to five percent of Shares available for grant as Restricted Stock (together with all other Shares available for grant as Awards of any type) may be granted without regard to such minimum Restriction Period; and provided further that an Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

(c) Except as provided in this Article VI and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares; provided, however, that subject to Section 409A of the Code and Section 14.05, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3.04, dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.  Furthermore, notwithstanding any provision in the Plan to the contrary, in the case of a Restricted Stock Award the vesting of which is conditioned upon the achievement of Performance Goals, a Participant shall not be entitled to receive payment for dividends with respect to such Restricted Stock Award unless, until and except to the extent that (i) the applicable Performance Goals are achieved or are otherwise deemed satisfied, and (ii) any time-based or service-based vesting conditions are satisfied.

ARTICLE VII.

Restricted Stock Units

SECTION 7.01. Nature of Awards.  Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

SECTION 7.02. Terms and Conditions.  Restricted Stock Units shall be subject to the following terms and conditions:

(a) The Committee may, in connection with the grant of Restricted Stock Units, designate them as Qualified Performance-Based Awards, in which event it shall condition the vesting thereof upon the attainment of one or more Performance Goals.  If the Committee does not designate Restricted Stock Units as Qualified Performance-Based Awards, it may also condition the vesting thereof upon the attainment of one or more Performance Goals.  Regardless of whether Restricted Stock Units are Qualified Performance-Based Awards, the Committee may also condition the vesting thereof upon the continued service of the Participant.  The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including any applicable Performance Goals) need not be the same with respect to each recipient.  An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(b) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.  Subject to the terms of the Plan, any Restricted Stock Unit Awards shall be subject to vesting during a Restriction Period of at least one year following the date of grant; provided that up to five percent of Shares available for grant as Restricted Stock Units (together with all other Shares available for grant as Awards of any type) may be granted without regard to such minimum Restriction Period, and provided further that a Restricted Stock Unit Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

ARTICLE VIII.

Performance Units.

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit; provided that the Performance Period shall be no less than one year following the date of grant; provided that up to five percent of Shares available for grant as Performance Units (together with all other Shares available for grant as Awards of any type) may be granted without regard to such minimum Performance Period; and provided further that a Performance Unit Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards.  The conditions for grant or vesting and the other provisions of Performance Units (including any applicable Performance Goals) need not be the same with respect to each recipient.  Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment.  The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the

Committee.  Performance Units may be paid in a lump sum or in installments following the close of the Performance Period.

ARTICLE IX.

Other Stock-Based Awards

Other Stock-Based Awards may be granted under the Plan; provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant.  Subject to the terms of the Plan, any Other Stock-Based Award that is a Full-Value Award shall be subject to vesting during a Restriction Period of at least one year following the date of grant; provided that up to five percent of Shares available for grant as Other Stock-Based Awards that are Full-Value Awards (together with all other Shares available for grant as Awards of any type) may be granted without regard to such minimum Restriction Period; and provided further that an Other Stock-Based Award that is a Full-Value Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

ARTICLE X.

Change in Control Provisions

SECTION 10.01. Impact of Event.  Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control (as herein defined) unless Awards are assumed, converted or replaced, such Awards shall vest immediately prior to such Change in Control.  Unless otherwise provided in the applicable Award Agreement, upon a Participant’s Termination of Employment during the 24-month period following a Change in Control (x) by the Company other than for Cause or Disability or (y) for Participants who are participants in the NCR Change in Control Severance Plan (the “CIC Severance Plan”), for Participants who are covered by an NCR severance plan, policy or guidelines (“Severance Policy”) at a level that provides the Participant with the opportunity to resign for “good reason,” and for other Participants to the extent set forth in an Award Agreement, by the Participant for Good Reason (as herein defined):

(a) any Options and SARs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (A) the last date on which such Option or SAR would be exercisable in the absence of this Section 10.01 and (B) the first anniversary of such Termination of Employment, provided that in no event shall the Option or SAR be exercisable beyond the expiration of the Term of such Option or SAR;

(b) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(c) all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be deemed to be and treated as earned and vested and payable in full, and any deferral or other restriction shall lapse and be of no force or effect and such Restricted Stock Units shall be settled as promptly as is practicable after such Termination of Employment in (subject to Section 3.04) the form set forth in the applicable Award Agreement.

For purposes of this Article X, “Good Reason” means if the Participant is a participant in the CIC Severance Plan or is subject to the Severance Policy, “Good Reason” as defined in the CIC Severance Plan or the Severance Policy, as applicable, or, if the Participant is not a participant in the CIC Severance Plan or the Severance Policy, as applicable, “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party.

Notwithstanding any provision of this Article X to the contrary, unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, in the event of a Change in Control that does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Award (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control.

SECTION 10.02. Definition of Change in Control.  Unless otherwise provided in the applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) of this Section 10.02; or

(b) Individuals who, as of the date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

ARTICLE XI.

Qualified Performance-Based Awards; Section 16(b)

(a) Notwithstanding anything in the Plan to the contrary, if at the time an Award is granted to a Participant who is, or is likely to be (based on the Committee’s determination), as of the end of the tax year in which the Company would qualify for a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code (each such Participant, a “Covered Employee”), and the Committee determines that it wishes such Award to qualify for the Section 162(m) Exemption, then the Committee may, in its sole and plenary discretion, provide that this Article XI is applicable to such Award.

(b) Any Award granted hereunder that the Committee has determined will be subject to this Article XI in accordance with Section 11(a) above shall be considered a Qualified Performance-Based Award, the terms of any such Award (and of the grant thereof) shall be consistent with such designation and the Plan shall be interpreted and operated consistent with that intention (including to require that such Award be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)).  When granting any Qualified Performance-Based Award other than an Option or SAR, within 90 days after the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

(c) Each Qualified Performance-Based Award, with the exception of Options and SARs, shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

(d) The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under the short-swing recovery rules of Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise or vesting of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

ARTICLE XII.

Term, Amendment and Termination

SECTION 12.01. Effectiveness.  The Plan shall be effective on the first day of the month following the date it is approved by the holders of at least a majority of outstanding shares of the Company at a duly constituted meeting of the stockholders of the Company (the “Effective Date”).

SECTION 12.02. Termination.  The Plan will terminate on the 10th anniversary of the Effective Date.  Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

SECTION 12.03. Amendment of Plan.  The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, stock exchange rules or accounting rules.  In addition, no such amendment shall be made without the approval of the Company’s stockholders that would permit any repricing of Options or SARs or any buyout of underwater Options or SARs without stockholder approval or to the extent such approval is otherwise required by applicable law or the listing standards of the Applicable Exchange.

SECTION 12.04. Amendment of Awards.  Subject to Section 5.03, the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

ARTICLE XIII.

Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

ARTICLE XIV.

General Provisions

SECTION 14.01. Conditions for Issuance.  The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof.  The certificates for such Shares, if applicable, may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  Notwithstanding any other provision of the Plan or any Award Agreement, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan.

SECTION 14.02. Additional Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

SECTION 14.03. No Contract of Employment.  The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time for any reason or no reason. Employment with the Company is at will.

SECTION 14.04. Required Taxes.  No later than the date as of which an amount first becomes includible in the gross income of a Participant or becomes taxable to a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount, at the statutory withholding rate determined applicable in the discretion of the Company (up to the Participant’s maximum required tax withholding rate) that will not result in an adverse accounting consequence or cost.  Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.  For purposes of calculating compensation income and withholding for transactions that settle in Common Stock, the Company shall use the closing price of a Share on the Applicable Exchange on the trading date immediately preceding the distribution date of the Common Stock.

SECTION 14.05. Limitation on Dividends, No Rights as Stockholder.  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient Shares are available under Article III for such reinvestment or payment (taking into account then outstanding Awards).  Subject to the terms of the Plan and the requirements of Section 409A of the Code, in the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14.05.  Except as otherwise expressly provided in the Plan, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder (including, if applicable, the right to vote the applicable Shares and the right to receive dividends) with respect to any Shares to be distributed under the Plan unless and until he or she has become a holder of such Shares.

SECTION 14.06. Designation of Death Beneficiary.  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Eligible Individual, after such Participant’s death, may be exercised.

SECTION 14.07. Subsidiary Employees.  In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.  All Shares underlying Awards that are forfeited or cancelled should revert to the Company.

SECTION 14.08. Governing Law and Interpretation.  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws.  The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

SECTION 14.09. Non-Transferability.  Except as otherwise provided in Section 5.08 or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

SECTION 14.10. Foreign Employees and Foreign Law Considerations.  The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

SECTION 14.11. Deferrals.  Subject to the requirements of Section 409A of the Code, the Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, including, subject to the provisions of the Plan (including Section 14.05) and the provisions of the applicable Award Agreement, any interest or dividends, or interest or dividend equivalents, with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.

SECTION 14.12. Compliance with Section 409A of the Code.  Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant.  Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, and if the Participant holding the Award is a “specified employee” (as defined by Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount shall be made before a date that is six months following the date of such Participant’s “separation from service” (as defined by Section 409A of the Code) or, if earlier, the date of the Participant’s death.  Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law.  Neither the Company, its Subsidiaries or Affiliates, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

SECTION 14.13. Clawback.  Notwithstanding anything in the Plan to the contrary, and in addition to the provisions of Section 2.04, unless otherwise provided in the applicable Award Agreement, any Award granted under the Plan shall be cancelled, and the Participant may be required to repay any or all amounts previously paid pursuant to any Award, if the Participant, without the consent of the Company, violates any policy adopted by the Company or, if applicable, any one of its Subsidiaries or Affiliates, relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or, if applicable, any one of its Subsidiaries or Affiliates, as such policy is in effect on the date of grant of the applicable Award or as may be amended from time to time, or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time.  The Company may, to the extent permitted or required by law or regulation (including the foregoing laws), enforce any repayment obligation pursuant to any such policy by reducing any amounts that may be owing from time to time by the Company or its Subsidiaries or Affiliates to a Participant, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason, or enforce any other recoupment as prescribed by applicable law or regulation.

By accepting the Stock Units, you acknowledge and agree that to the extent the Stock Units constitute “Covered Incentive Compensation” subject to the terms of NCR’s Compensation Recovery Policy, as the same may be in effect from time to time (the “Compensation Recovery Policy”), then, notwithstanding any other provision of this Agreement to the contrary, you may be required to forfeit or repay any or all of the Stock Units pursuant to the terms of the Compensation Recovery Policy.  Further, you acknowledge and agree that NCR may, to the extent permitted or required by law or regulation (including the Dodd-Frank Act), enforce any repayment obligation pursuant to the Compensation Recovery Policy by reducing any amounts that may be owing from time to time by NCR to you, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason, or enforce any other recoupment as prescribed by applicable law or regulation.

SECTION 14.14. Construction.  All references to the Plan to “Section”, “Sections”, or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan.  As used in the Plan, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but shall be deemed to be followed by the words “without limitation”, except as expressly provided, and the word “or” shall not be deemed to be exclusive.

NCR CORPORATION

ISRAELI APPENDIX

TO

2017 STOCK INCENTIVE PLAN

1. Special Provisions for Persons who are Israeli Taxpayers

1.1 This Appendix (the “Appendix”) to NCR Corporation’s 2017 Stock Incentive Plan (the “Plan”) is made and entered effective as of the Effective Date of the Plan.  The provisions specified hereunder shall form an integral part of the Plan.

1.2 The provisions specified hereunder apply only to persons who are subject to taxation by the State of Israel with respect to the Award.

1.3 This Appendix applies with respect to the Award under the Plan.  The purpose of this Appendix is to establish certain rules and limitations applicable to the Award that may be granted under the Plan to Eligible Individuals from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel.  Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan.  This Appendix is applicable only to grants made after the Effective Date.  This Appendix complies with, and is subject to the ITO (as defined below), Section 3(i) (as defined below) and Section 102 (as defined below).

1.4 The Plan and this Appendix shall be read together.  In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.

2. Definitions.

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan.  The following additional definitions will apply to grants made pursuant to this Appendix:

“3(i) Award” means a right to purchase an Award that is subject to taxation pursuant to Section 3(i) of the ITO which has been granted to any person who is NOT an Eligible 102 Participant.

“102 Capital Gains Track” means the tax track set forth in Section 102(b)(2) or Section 102(b)(3) of the ITO, as the case may be.

“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Earned Income Track” means the tax track set forth in Section 102(b)(1) of the ITO.

“102 Earned Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Earned Income Track.

“102 Trustee Grant” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Participant, and includes 102 Capital Gains Track Grants or 102 Earned Income Track Grants.

“Affiliate” in this Appendix means any “Affiliate” as defined in the Plan that is also an “employing company” within the meaning of Section 102(a) of the ITO.

“Controlling Shareholder” as defined under Section 32(9) of the ITO.

“Election” means the Company’s election of the type (i.e., between 102 Capital Gains Track or 102 Earned Income Track) of 102 Trustee Grants that it will make under the Plan, as filed with the ITA.

“Eligible 102 Participant” means an individual employed by an Israeli resident Affiliate or an individual who is serving as a director of an Israeli resident Affiliate, in each case, who is not a Controlling Shareholder.

“ITA” means the Israeli Tax Authority.

“ITO” means the Israeli Income Tax Ordinance (New Version), 5721-1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the ITO Rules, all as may be amended from time to time.

“ITO Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees), 5763-2003.

“Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO.

“Required Holding Period” means the requisite period prescribed by Section 102 and the ITO Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Award granted by the Company and the Share issued upon the exercise or vesting of the Award must be held by the Trustee for the benefit of the person to whom it was granted.  As of the Effective Date, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the date the Award is granted, provided that all the conditions set forth in Section 102 and related regulations have been fulfilled.

“Section 102” means the provisions of Section 102 of the ITO, as amended from time to time.

“Section 3(i)” means Section 3(i) of the ITO, as amended from time to time.

“Trustee” means a person or entity designated by the Board or the Committee to serve as a trustee and/or supervising trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

“Trust Agreement” means the agreement(s) between the Company and the Trustee regarding Award granted under this Appendix, as in effect from time to time.

3. Types of Grants and Section 102 Election.

3.1 Grants of Award made pursuant to Section 102, shall be made pursuant to either (a) Section 102(b)(2) or Section 102(b)(3) of the ITO as the case may be, as 102 Capital Gains Track Grants, or (b) Section 102(b)(1) of the ITO as 102 Earned Income Track Grants.  The Company’s Election regarding the type of 102 Trustee Grant it elects to make shall be filed with the ITA in accordance with Section 102.  Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it elects to make only after the lapse of at least 12 months from the end of the calendar year in which the first grant was made pursuant to the previous Election, in accordance with Section 102.  For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.

3.2 Under this Appendix, eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants and Eligible Individuals who are not Eligible 102 Participants may be granted only 3(i) Awards.

3.3 No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after the requisite filings required by the ITO and the ITO Rules have been filed with the ITA of the Plan, this Appendix and any additional document required by the ITO and the ITO Rules.  Such condition shall be read and is incorporated by reference into any Board or Committee resolutions approving such grants and into any Award Agreement evidencing such grants (whether or not explicitly referring to such condition).

3.4 The Award Agreement or documents evidencing the Award granted or Share issued pursuant to the Plan and this Appendix shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Award; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant.

3.5 Grants of 3(i) Awards made pursuant to Section 3(i) shall be made pursuant to the general terms and conditions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations.

4. Terms And Conditions of 102 Trustee Grants.

4.1 Each 102 Trustee Grant will be deemed granted on the date stated in the applicable Board or Committee resolution (as applicable), in accordance with the provisions of Section 102 and the Trust Agreement, provided that (i) the Eligible 102 Participant has signed all documents required by the Company or pursuant to applicable law, and (ii) the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA.

4.2 Each 102 Trustee Grant granted to an Eligible 102 Participant shall be held by the Trustee and each certificate for Share acquired pursuant to a 102 Trustee Grant shall be issued to and registered in the name of a Trustee and shall be held in trust for the benefit of the Eligible 102 Participant for the Required Holding Period.  After termination of the Required Holding Period, the Trustee may release such Award and any such Share, provided that (i) the Trustee has received an acknowledgment from the ITA that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO; or (ii) the Trustee and/or the Affiliate withhold any applicable tax due pursuant to the ITO.  The Trustee shall not release any 102 Award or Share issued thereunder and held by it prior to the full payment of the Eligible 102 Participant’s tax liabilities.

4.3 Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Appendix or any Award Agreement that is not consistent therewith.  Any provision of the ITO and any approvals by the ITA not expressly specified in this Appendix or any document evidencing a grant that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Eligible 102 Participant.  The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee.  For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the ITO Rules.  Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.

4.4 During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Award or Share and other share received subsequently following any realization of rights derived from Award or Share (including stock dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law.  Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Share to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the Share have been withheld for transfer to the ITA; and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, this Appendix, any applicable agreement and any applicable law.  To avoid doubt, such sale or release during the Required Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the ITO Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant.

4.5 If an Award which is granted as a 102 Trustee Grant is exercised or vests during the Required Holding Period, the Share issued upon such exercise or vesting shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant.  If such Share is issued after the Required Holding Period has lapsed, the Share issued upon such exercise or vesting shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with all applicable provisions of the Plan, this Appendix and Section 102 and pays all taxes which apply on the Share or to such transfer of Share.

4.6 To avoid doubt, notwithstanding anything to the contrary in the Plan, this Appendix and/or any Award agreement, no grant qualifying as a 102 Trustee Grant shall be substituted for payment in cash or any other form of consideration, including Award or Share, in the absence of an explicit approval of the ITA in advance for such substitution.

5. Assignability.

As long as Award or Share are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the Award or Share are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

6. Tax Consequences.

6.1 Any tax consequences arising from the grant or exercise or vesting of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Eligible Individual), hereunder, shall be borne solely by the Eligible Individual.  The Company and/or its Affiliates, and/or the Trustee shall be entitled to withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.  Furthermore, the Eligible Individual shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Individual.  The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Award granted under the Plan and this Appendix and the exercise or vesting or sale thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to an Eligible Individual, and/or (ii) requiring an Eligible Individual to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Share, and/or (iii) by causing the exercise of an Award and/or the sale of Share held by or on behalf of an Eligible Individual to cover such liability, up to the amount required to satisfy minimum statuary withholding requirements.  In addition, the Eligible Individual will be required to pay any amount which exceeds the tax to be withheld and remitted to the tax authorities, pursuant to applicable tax laws, regulations and rules.

6.2 With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Share to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO and the ITO Rules.

7. Governing Law and Jurisdiction.

Notwithstanding any other provision of the Plan, with respect to Eligible Individuals subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein.

8. Securities Laws.

Without derogation from any provisions of the Plan, all grants pursuant to this Appendix shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

* * * * * * *

Detach Here

2017 ANNUAL MEETING OF STOCKHOLDERS

RESERVATION REQUEST FORM

If you wish to view the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) webcast at the offices of Venable LLP (located at 750 E. Pratt Street, Suite 900, Baltimore, MD 21202) please complete the following information and return to Edward Gallagher, Senior Vice President, General Counsel and Secretary, NCR Corporation, 250 Greenwich Street, 35th Floor, New York, NY 10007.  Please note that no members of management or the Board of Directors will be in attendance at Venable LLP’s offices.

Your name and address:

Number of shares of NCR common stock you hold (if applicable):
Number of shares of NCR Series A Convertible Preferred Stock you hold (if applicable):

Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet as well as by mail.  You should follow the instructions you receive from your bank, broker or other nominee to vote these shares.  Also, if you hold your shares in street name, you must obtain a proxy executed in your favor from your bank, broker or nominee to be able to vote in person at the Annual Meeting.  If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Record stockholder:

(name of your bank, broker, or other nominee)

THIS IS NOT A PROXY CARD

3097 SATELLITE BOULEVARD DULUTH, GA 30096

Your Internet or telephone authorization authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

AUTHORIZE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 25, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 25, 2017. Have your proxy card in hand when you call and follow the instructions.

AUTHORIZE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NCR Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE DURING THE MEETING

During The Meeting - Go to www.virtualshareholdermeeting.com/NCR2017

You may attend the Meeting via webcast and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NCR in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to authorize your vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E18683-P88404-Z69557                    KEEP  THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NCR CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
Vote on Directors:			☐	☐	☐
1.	Election of Directors
01) Richard L. Clemmer
02) Kurt P. Kuehn
Vote on Proposals: The board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve, on an advisory basis, executive compensation as more particularly described in the proxy materials.		☐	☐	☐	5.	To approve the proposal to approve the NCR Corporation 2017 Stock Incentive Plan as more particularly described in the proxy materials.	☐	☐	☐
The Board of Directors recommends you vote 1 year on the following proposal:		1 Year	2 Years	3 Years	Abstain	6.	To ratify the appointment of independent registered public accounting firm for 2017 as more particularly described in the proxy materials.	☐	☐	☐
3.	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal submitted by a stockholder:

The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain	7.	To request the Board to amend the Company’s “proxy access” bylaw as more particularly described in the proxy materials.	☐	☐	☐
4.	To approve the proposal to amend and restate the NCR Management Incentive Plan for purposes of Internal Revenue Code Section 162(m) as more particularly described in the proxy materials.		☐	☐	☐
NOTE: This meeting will consider such other business as may properly come before the meeting or any postponement or adjournment thereof.
Please indicate if you plan to attend this meeting in person.			☐ Yes	☐ No

NOTE: If you attend the meeting and decide to vote by ballot, your ballot will supersede this proxy. Please sign exactly as your name appears on the records of the Company and enter the date on which you sign. If the shares are held jointly, each holder should sign. If signing for a corporation or partnership or as an agent, attorney, guardian or fiduciary, indicate the capacity in which you are signing.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.2

Annual Meeting of Stockholders

NCR’s 2017 Annual Meeting of Stockholders will be held at 9:00 a.m. on April 26, 2017 via a virtual meeting that will be webcast and can be accessed at www.virtualshareholdermeeting.com/NCR2017. Please see your proxy statement for instructions should you wish to attend the virtual meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting:

The Notice of 2017 Annual Meeting of Stockholders and Proxy Statement, and 2016 Annual Report

on Form 10-K, are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E18684-P88404-Z69557

NCR CORPORATION

Proxy/Voting Instruction Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NCR

FOR NCR’S 2017 ANNUAL MEETING OF STOCKHOLDERS ON APRIL 26, 2017

The undersigned stockholder of NCR Corporation, a Maryland corporation (“NCR” or the “Company”), hereby appoints William R. Nuti, Edward Gallagher and Robert P. Fishman, and each of them, as proxies, and with full power of substitution, in each of them, with the powers the undersigned would possess if personally present at NCR’s 2017 Annual Meeting of Stockholders to be held via a live webcast on April 26, 2017, and at any postponement or adjournment thereof, to vote all shares of common stock of NCR or shares of Series A Convertible Preferred Stock, as applicable, that the undersigned is entitled to vote upon any matter that may properly come before the meeting that shares of common stock or Series A Convertible Preferred Stock, as applicable, may vote upon, including the matters described in the accompanying proxy statement. This proxy also provides voting instructions to the trustee of the NCR Savings Plan and to the trustees and administrators of other plans, with regard to shares of NCR common stock the undersigned may hold under such plans for which the undersigned is entitled to vote at said meeting to the extent permitted by such plans and their trustees and administrators. The undersigned hereby acknowledges receipt of the Notice of the 2017 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE PROXIES OR THE TRUSTEES AND ADMINISTRATORS OF THE PLANS, AS THE CASE MAY BE, WILL VOTE THE SHARES IN ACCORDANCE WITH THE DIRECTIONS ON THIS PROXY CARD. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE THE SHARES “FOR” EACH NOMINEE FOR DIRECTORS, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THE PROXY MATERIALS, “FOR” THE FREQUENCY OF 1-YEAR ON FUTURE NON-BINDING ADVISORY VOTES ON NCR EXECUTIVE COMPENSATION, “FOR” THE APPROVAL OF THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE NCR MANAGEMENT INCENTIVE PLAN FOR PURPOSES OF CODE SECTION 162(M), “FOR” THE APPROVAL OF THE PROPOSAL TO APPROVE THE NCR CORPORATION 2017 STOCK INCENTIVE PLAN, “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM, AND “AGAINST” THE STOCKHOLDER PROPOSAL. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF THAT THE HOLDER WOULD BE ENTITLED TO VOTE UPON. IF YOU ARE A NCR SAVINGS PLAN PARTICIPANT OR OTHER PLAN PARTICIPANT ENTITLED TO VOTE AT THE 2017 ANNUAL MEETING OF STOCKHOLDERS AND DO NOT INDICATE YOUR CHOICES ON THIS CARD, THOSE SHARES WILL BE SO VOTED BY THE TRUSTEES OF SUCH PLANS.

(Continued and to be signed on reverse side.)

V.1.2

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on April 26, 2017.

NCR CORPORATION	Meeting Information
	Meeting Type:	Virtual Annual Meeting
	For holders as of:	The close of business on February 27, 2017
	Date: April 26, 2017	Time: 9:00 a.m.
Location: Virtual Meeting by webcast at
www.virtualshareholdermeeting.com/NCR2017.

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/NCR2017 and be sure to have the information that is printed in the box marked by the arrow (located on the following page).

3097 SATELLITE BOULEVARD DULUTH, GA 30096	You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT         2016 ANNUAL REPORT ON FORM 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow   (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                               1) BY INTERNET:         www.proxyvote.com

                               2) BY TELEPHONE:     1-800-579-1639

                               3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow     (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 12, 2017 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

During The Meeting:

Go to www.virtualshareholdermeeting.com/NCR2017. You may attend the Annual Meeting via webcast and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
01)	Richard L. Clemmer
02)	Kurt P. Kuehn

The Board of Directors recommends you vote FOR the following proposal:

2.	Advisory vote to approve, on an advisory basis, executive compensation as more particularly described in the proxy materials.

The Board of Directors recommends you vote 1 year on the following proposal:

3.	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.

The Board of Directors recommends you vote FOR the following proposals:

4.	To approve the proposal to amend and restate the NCR Management Incentive Plan for purposes of Internal Revenue Code Section 162(m) as more particularly described in the proxy materials.

5.	To approve the proposal to approve the NCR Corporation 2017 Stock Incentive Plan as more particularly described in the proxy materials.

6.	To ratify the appointment of independent registered public accounting firm for 2017 as more particularly described in the proxy materials.

The Board of Directors recommends you vote AGAINST the following proposal submitted by a stockholder:

7.	To request the Board to amend the Company’s “proxy access” bylaw as more particularly described in the proxy materials.

NOTE: This meeting will consider such other business as may properly come before the meeting or any postponement or adjournment thereof.